As filed with the Securities and Exchange Commission on February 28, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CLEAR CHANNEL WORLDWIDE HOLDINGS, INC.

(as the Issuer)

(Exact name of Registrant as specified in its charter)

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.*

(as the Parent Guarantor)

(Exact name of Registrant as specified in its charter)

Nevada Delaware	7310 7310	20-2232023 88-0318078
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

4830 North Loop 1604W, Suite 111

San Antonio, Texas 78249

(210) 547-8800

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Lynn A. Feldman

Executive Vice President, General Counsel and Secretary

Clear Channel Outdoor Holdings, Inc.

99 Park Ave, 2nd Floor

New York, New York 10016

(212) 812-0000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

James S. Rowe

Elisabeth M. Martin

Kirkland & Ellis LLP

300 North LaSalle

Chicago, Illinois 60654

(312) 862-2000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

*	The companies listed below in the Table of Additional Registrants are also included in this Registration Statement on Form S-4 as additional registrants.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to registered additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
9.25% Senior Notes due 2024	$1,901,525,000	100%	$1,901,525,000	$246,817.95(1)
Guarantees of 9.25% Senior Notes due 2024(2)	N/A	N/A	N/A	N/A(3)

(1)	Estimated pursuant to Rule 457(f) under the Securities act of 1933, as amended, solely for the purpose of calculating the registration fee.
(2)	See the following page for a table setting forth the guarantors, all of which are additional registrants.
(3)	No separate consideration will be received for the guarantees, and no separate fee is payable, pursuant to Rule 457(n) under the Securities Act.

The registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Additional Registrants*	Primary Standard Industrial Classification Number	Jurisdiction of Formation	IRS Employer Identification No.
1567 Media LLC	7310	Delaware	74-2980035
CCOI Holdco III, LLC	7310	Delaware	88-0318078
CCOI Holdco Parent I, LLC	7310	Delaware	88-0318078
CCOI Holdco Parent II, LLC	7310	Delaware	88-0318078
Clear Channel Adshel, Inc.	7310	Delaware	13-3935813
Clear Channel Electrical Services, LLC	7310	Delaware	88-0318078
Clear Channel IP, LLC	7310	Delaware	16-1643708
Clear Channel Metra, LLC	7310	Delaware	88-0318078
Clear Channel Outdoor Holdings Company Canada	7310	Delaware	74-2951063
Clear Channel Outdoor, LLC	7310	Delaware	88-0318078
Clear Channel Spectacolor, LLC	7310	Delaware	88-0318078
Exceptional Outdoor, Inc.	7310	Florida	65-0146008
Get Outdoors Florida, LLC	7310	Florida	88-0318078
IN-TER-SPACE Services, Inc.	7310	Pennsylvania	23-1940160
Outdoor Management Services, Inc.	7310	Nevada	16-1643708
Universal Outdoor, Inc.	7310	Illinois	36-2827496

*	The address and agent for service of process for each of the additional registrants are the same as for Clear Channel Outdoor Holdings, Inc.

The information in this prospectus is not complete and may change. We may not complete the exchange offer and issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 28, 2020

PRELIMINARY PROSPECTUS

CLEAR CHANNEL WORLDWIDE HOLDINGS, INC.

a wholly-owned subsidiary of

Clear Channel Outdoor Holdings, Inc.

Offer to Exchange up to $1,901,525,000 Principal Amount of 9.25%

Senior Notes due 2024

for a Like Principal Amount of 9.25% Senior Notes due 2024

that have been registered under the Securities Act of 1933

Clear Channel Worldwide Holdings, Inc. (“Clear Channel Worldwide Holdings” or the “issuer”) is offering to exchange up to $1,901,525,000 aggregate principal amount of its new 9.25% Senior Notes due 2024, which will be registered under the Securities Act of 1933, as amended (the “Securities Act”), for up to $1,901,525,000 aggregate principal amount of its outstanding 9.25% Senior Notes due 2024 (the “exchange offer”). We refer to the outstanding 9.25% Senior Notes due 2024 as the “original notes.” We refer to the new 9.25% Senior Notes due 2024 as the “exchange notes.” We sometimes refer to the original notes and the exchange notes collectively as the “notes.”

Clear Channel Worldwide Holdings issued the original notes on February 12, 2019 as “9.25% Senior Subordinated Notes due 2024.” On August 23, 2019, upon the satisfaction of certain conditions set forth in the indenture governing the notes and described herein, the original notes and related guarantees ceased to be subordinated indebtedness of Clear Channel Worldwide Holdings and the guarantors, became senior indebtedness ranking pari passu in right of payment with all of Clear Channel Worldwide Holdings’ and the guarantors’ senior indebtedness and became known as the “9.25% Senior Notes due 2024.” See “Summary—Issuance of the Original Notes and Subsequent Refinancing Transactions.”

MATERIAL TERMS OF THE EXCHANGE OFFER

•	The exchange offer expires at 5:00 pm, New York City time, on , 2020 (the “Expiration Date”), unless extended.

•

We will exchange all original notes that are validly tendered and not withdrawn prior to the expiration or termination of the exchange offer. You may withdraw your tender of original notes at any time before the expiration of the exchange offer.

•

The terms of the exchange notes to be issued in the exchange offer are substantially identical to the original notes, except that the transfer restrictions, registration rights and additional interest provisions relating to the original notes will not apply to the exchange notes.

•

The exchange of original notes for exchange notes will not be a taxable event for U.S. federal income tax purposes, but you should see the discussion under “Material United States Federal Income Tax Considerations” for more information.

•	We will not receive any proceeds from the exchange offer.

•

We issued the original notes in a transaction not requiring registration under the Securities Act and, as a result, their transfer is restricted. We are making the exchange offer to satisfy your registration rights as a holder of the original notes.

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal accompanying this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period ending on the earlier of (a) 180 days after the exchange offer has been completed and (b) the date on which a broker-dealer no longer owns original notes, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

See “Risk Factors” beginning on page 11 for a discussion of certain risks that you should consider before participating in the exchange offer.

Neither the SEC nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2020

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information provided in this prospectus is accurate as of any date other than the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the exchange notes.

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WHERE YOU CAN FIND MORE INFORMATION

We are required to comply with the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and accordingly we file annual reports, quarterly reports, current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). The SEC maintains a website that contains registration statements, reports, proxy information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

We have filed with the SEC a registration statement on Form S-4 under the Securities Act to register the exchange notes offered by this prospectus. The term “registration statement” means the original registration statement and any and all amendments thereto, including the schedules and exhibits to the original registration statement or any amendment. This prospectus is part of that registration statement. This prospectus does not contain all of the information set forth in the registration statement or the exhibits to the registration statement. For further information with respect to us and the exchange notes we are offering pursuant to this prospectus, you should refer to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and you should refer to the copy of that contract or other documents filed as an exhibit to the registration statement. You may read or obtain a copy of the registration statement at the SEC’s website referred to above.

INFORMATION INCORPORATED BY REFERENCE

We “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing of the registration statement that contains this prospectus and before the completion of the offering of the exchange notes (in each case, other than any portions of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules):

•	the Annual Report on Form 10-K of Clear Channel Outdoor Holdings, Inc. for the year ended December 31, 2019, filed with the SEC on February 27, 2020; and

•	the Current Reports on Form 8-K of Clear Channel Outdoor Holdings, Inc. filed on February 5, 2020.

You may request a copy of any filings referred to above, at no cost, excluding any exhibits to those filings unless the exhibit is specifically incorporated by reference in those filings, by writing or telephoning us at the following address and telephone number:

4830 North Loop 1604W, Suite 111

San Antonio, Texas 78249

Attn: Investor Relations Department

Telephone No. (726) 900-7339

In order to obtain timely delivery, you must request the information no later than                 , 2020, which is five business days before the Expiration Date.

In reliance on Rule 12h-5 under the Exchange Act, none of Clear Channel Worldwide Holdings or the guarantors, other than Clear Channel Outdoor Holdings, Inc., intends to file annual reports, quarterly reports, current reports or transition reports with the SEC. For so long as Clear Channel Worldwide Holdings or the guarantors, other than Clear Channel Outdoor Holdings, Inc., rely on Rule 12h-5, certain financial information pertaining to them will be included in the financial statements of Clear Channel Outdoor Holdings, Inc. filed with the SEC pursuant to the Exchange Act.

FORWARD-LOOKING STATEMENTS

Certain statements in or incorporated by reference in this prospectus are “forward-looking statements” within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “foresees” or the negative version of those words or other comparable words and phrases are used to identify these forward-looking statements. Examples of forward-looking statements include statements related to our beliefs or expectations regarding future performance, strategic plans, cash flows, restructuring and optimization plans and related cost savings, operational improvements and covenant compliance, as well as any other statement that does not directly relate to any historical or current fact.

Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Important factors that could cause actual results to differ from those in our forward-looking statements include the factors set forth under the heading “Risk Factors” in this prospectus and the following risks, uncertainties and factors:

•	risks associated with weak or uncertain global economic conditions and their impact on the level of expenditures on advertising, including the effects of Brexit and economic uncertainty in China;

•	our ability to service our debt obligations and to fund our operations and capital expenditures;

•	industry conditions, including competition;

•	our ability to obtain key municipal concessions for our street furniture and transit products;

•	fluctuations in operating costs;

•	technological changes and innovations;

•	shifts in population and other demographics;

•

other general economic and political conditions in the U.S. and in other countries in which we currently do business, including those resulting from recessions, political events and acts or threats of terrorism or military conflicts;

•	changes in labor conditions and management;

•	the impact of future dispositions, acquisitions and other strategic transactions;

•	legislative or regulatory requirements;

•	regulations and consumer concerns regarding privacy and data protection;

•	a breach of our information security measures;

•	restrictions on outdoor advertising of certain products;

•	fluctuations in exchange rates and currency values;

•	risks of doing business in foreign countries;

•	the impact of coronavirus on our operations;

•	third-party claims of intellectual property infringement, misappropriation or other violation against us;

•

the risk that the separation (the “Separation”) from iHeartMedia, Inc. (“iHeartMedia”) could result in significant tax liability or other unfavorable tax consequences to us and impair our ability to utilize our federal income tax net operating loss carryforwards in future years;

•	the risk that we may be more susceptible to adverse events following the Separation;

•	the risk that we may be unable to replace the services iHeartCommunications, Inc. (“iHeartCommunications”) provided us in a timely manner or on comparable terms;

•	our dependence on our management team and other key individuals;

•	the risk that indemnities from iHeartMedia will not be sufficient to insure us against the full amount of certain liabilities;

•	volatility of our stock price;

•	the impact of our substantial indebtedness, including the effect of our leverage on our financial position and earnings;

•	the ability of our subsidiaries to dividend or distribute funds to us in order to repay our debts;

•	the restrictions contained in the agreements governing our indebtedness and our preferred stock limiting our flexibility in operating our business;

•	the effect of analyst or credit ratings downgrades; and

•	certain other factors set forth in our other filings with the SEC incorporated by reference herein.

Any forward-looking statement speaks only as of the date on which it is made, and we assume no obligation to update or revise any forward-looking statement whether as a result of new information, future events or otherwise, except as required by law.

SUMMARY

Clear Channel Worldwide Holdings, the issuer of the notes, is an indirect, wholly-owned subsidiary of Clear Channel Outdoor Holdings. The original notes are and the exchange notes will be guaranteed by Clear Channel Outdoor Holdings and certain of its existing and future domestic subsidiaries. The financial statements incorporated by reference in this prospectus are those of Clear Channel Outdoor Holdings, Inc.

Clear Channel Worldwide Holdings is a holding company that owns all of our International segment through the indirect ownership of numerous international subsidiaries. Clear Channel Worldwide Holdings also owns certain other immaterial subsidiaries that are included in our Americas segment. Clear Channel Worldwide Holdings has no direct operations or operating assets.

This summary highlights selected information included or incorporated by reference in this prospectus and is therefore qualified in its entirety by the more detailed information appearing elsewhere, or incorporated by reference, in this prospectus. It may not contain all the information that is important to you. We urge you to read carefully this entire prospectus and the other documents to which it refers to understand fully the terms of the exchange notes and the exchange offer. References in this prospectus to “we,” “our,” “us” and the “Company” refer to Clear Channel Outdoor Holdings, Inc. and its consolidated subsidiaries. References in this prospectus to “Clear Channel Outdoor Holdings” refer to Clear Channel Outdoor Holdings, Inc. without its consolidated subsidiaries. References in this prospectus to “Clear Channel Worldwide Holdings” and the “issuer” refer to Clear Channel Worldwide Holdings, Inc. without its subsidiaries.

Overview

We are one of the world’s largest outdoor advertising companies and the only global outdoor advertising company with scaled presence in the United States (“U.S.”) and Europe. With more than 460,000 advertising displays (including airport structures) spanning 32 countries, we deliver our clients’ marketing campaigns internationally, nationally and locally by providing them with access to billboards, street furniture displays, transit displays and other out-of-home advertising displays in many of the most desirable markets across the globe.

Through our extensive display inventory and technology-based enhancements, we have the ability to deliver innovative, effective marketing campaigns for advertising partners globally, in their target markets. In the U.S., we are present in 43 out of the top 50 designated market areas (“DMAs”), as well as all top 20 DMAs. Internationally, our primary portfolio spans 22 countries across Europe, Asia and Latin America and is focused on densely populated metropolitan areas. Our large, diverse portfolio of assets connects brands with the people they want to reach, with ideas that enlighten, entertain and influence them, and our broad portfolio gives us exposure to a range of macro-economic, regulatory and media environments.

Our business model focuses on building strong customer relationships and leveraging our diverse global assets to provide customized advertising solutions. As part of our long-term strategy, we are transforming the way we do business by applying cutting-edge technology to the outdoor advertising experience, including continuing expansion of digital displays. We believe that with our reach, technology and global asset base, we can provide our clients with a more effective method to reach their audiences and deliver their messages in an impactful manner compared to other traditional advertising mediums. Further, we believe our Separation from iHeartMedia provides us with the flexibility and stability to continue to invest in the transformation of the out-of-home industry and the ability to better focus on maintaining our leading market position in out-of-home.

Our Reportable Business Segments

We have two reportable business segments, Americas outdoor advertising (“Americas”) and International outdoor advertising (“International”), which represented 47% and 53% of our 2019 revenue, respectively. Our Americas segment consists of operations primarily in the U.S., and our International segment consists of operations primarily in Europe, Asia and Latin America.

Americas Outdoor Advertising

We are one of the largest outdoor advertising companies in the U.S., with operations in 43 of the 50 largest U.S. markets, including all of the top 20 DMAs, and reaching more U.S. adults monthly in the top 10 DMAs than any other out-of-home company. Our Americas segment generated 47%, 44% and 45% of our revenue in 2019, 2018 and 2017, respectively.

Americas revenue, which is generated through both local and national sales channels, is derived from the sale of advertising copy placed on our printed and digital displays, consisting primarily of billboards, transit displays, street furniture, and spectaculars and wallscapes. As of December 31, 2019, we had approximately 74,000 advertising displays in the Americas, of which more than 1,700 were digital displays. Our footprint is protected by significant barriers to entry for traditional large format roadside advertising, as well as the strong working relationships required with landlords and local governments. In 2019, the top five client categories in our Americas outdoor segment were business services, retail, media, healthcare/medical and banking/financial services. No single advertising market in the U.S. and no advertising category represented greater than 12% and 9%, respectively, of our Americas revenue during the year ended December 31, 2019.

International Outdoor Advertising

Our International segment spans 22 countries in Europe, Asia and Latin America. International outdoor advertising is an urban medium, and our presence in multiple countries gives us broad exposure to a diverse range of distinct economies and media market trends. Our International segment generated 53%, 56% and 55% of our revenue in 2019, 2018 and 2017, respectively.

International generates the majority of its revenue from the sale of advertising space on street furniture displays, billboards, transit displays and retail displays, and the majority of our clients are advertisers targeting national or regional audiences whose business generally is placed with us through media or advertising agencies. As of December 31, 2019, our portfolio included approximately 390,000 displays, including more than 15,000 digital displays. Our International display count includes display faces, which may include multiple faces on a single structure, as well as small, individual displays. As a result, our International display count is not comparable to our Americas display count, which includes only unique displays. In 2019, the top five client categories in our International segment were retail, food/food products, entertainment, Internet and E-Commerce, and telecommunications.

Issuance of the Original Notes and Subsequent Refinancing Transactions

Clear Channel Worldwide Holdings issued $2,235.0 million in aggregate principal amount of original notes on February 12, 2019, in a private placement to qualified institutional buyers under Rule 144A under the Securities Act and to persons outside the United States pursuant to Regulation S under the Securities Act. The original notes were issued pursuant to an indenture, dated as of February 12, 2019, among Clear Channel Worldwide Holdings, Clear Channel Outdoor Holdings, as guarantor, the subsidiaries of Clear Channel Outdoor Holdings party thereto, as guarantors, and U.S. Bank National Association, as trustee. At issuance, the original notes and related guarantees were subordinated indebtedness of Clear Channel Worldwide Holdings, Clear Channel Outdoor Holdings and the other guarantors and were known as the “9.25% Senior Subordinated Notes due 2024.” On August 22, 2019, Clear Channel Worldwide Holdings redeemed approximately $333.5 million aggregate principal amount of the original notes using proceeds from an equity offering by Clear Channel Outdoor Holdings. Following such redemption and as of the date of this prospectus, there are approximately $1,901.5 million aggregate principal amount of original notes outstanding.

On August 23, 2019, Clear Channel Outdoor Holdings consummated a series of refinancing transactions, including the offering of $1,250.0 million aggregate principal amount of 5.125% Senior Secured Notes due 2027 (the “Senior Secured Notes”), the entry into a senior secured credit agreement governing a $2,000.0 million term loan facility (the “Term Loan Facility”) and a $175.0 million revolving credit facility (the “Revolving Credit Facility” and, together with the Term Loan Facility, the “Senior Secured Credit Facilities”) and the termination of Clear Channel Outdoor, LLC’s existing receivables-based credit facility and its replacement with a new $125.0 million asset-based credit facility (the “ABL Facility”). Clear Channel Outdoor Holdings used the proceeds of the Senior Secured Notes and the Term Loan Facility, together with cash on hand, to redeem in full and satisfy and discharge the 6.50% Series A and Series B Senior Notes due 2022 of Clear Channel Worldwide Holdings and the 8.75% Senior Notes due 2020 of Clear Channel International B.V.

The indenture governing the original notes provided that on the first day that the 6.50% Series A and Series B Senior Notes due 2022 of Clear Channel Worldwide Holdings were no longer outstanding and at least a portion of such notes had been refinanced with senior secured indebtedness, then, beginning on that day and continuing at all times thereafter, the subordination provisions of the indenture would no longer be applicable and the original notes and the guarantees thereof would cease to be subordinated indebtedness. These conditions were satisfied on August 23, 2022, upon the consummation of the refinancing transactions described above, and in accordance with the terms of the indenture governing the original notes, Clear Channel Worldwide Holdings notified the trustee for the original notes that, on such date, the original notes and the related guarantees ceased to be subordinated indebtedness, and on such date and continuing at all times thereafter, the original notes rank pari passu in right of payment with all of Clear Channel Worldwide Holdings’ and the guarantors’ senior indebtedness and are known as the “9.25% Senior Notes due 2024.”

Also on August 23, 2019, the trustee for the original notes and certain subsidiaries of Clear Channel Outdoor Holdings that are acting as guarantors for the Senior Secured Notes, the Senior Secured Credit Facilities and the ABL Facility, but which were not previously guarantors of the original notes, entered into a supplemental indenture to the indenture governing the original notes to become guarantors thereunder.

Corporate Information

We were incorporated in Nevada in April 1994 as Clear Channel Holdings, Inc. and converted into a Delaware corporation in March 2019. On May 1, 2019, in connection with our Separation from our former parent company, iHeartMedia, Clear Channel Outdoor Holdings, Inc. merged with and into the Company (previously known as Clear Channel Holdings, Inc. and previously the parent company of Clear Channel Outdoor Holdings, Inc.) with the Company surviving the merger, becoming the successor to Clear Channel Outdoor Holdings, Inc. and changing its name to Clear Channel Outdoor Holdings, Inc.

Our corporate headquarters are in San Antonio, Texas and we have executive offices in New York, New York. Our headquarters are located at 4830 North Loop 1604W, Suite 111, San Antonio, Texas 78249 (telephone: (210) 547-8800), and our investor relations website is investor.clearchannel.com. Our periodic reports and other information filed with or furnished to the SEC are available, free of charge, through our website as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Information on our website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

Summary of the Exchange Offer

The following is a brief summary of the principal terms of the exchange offer. Certain of the terms and conditions described below are subject to important limitations and exceptions. See the section of this prospectus titled “The Exchange Offer” for more complete information about the exchange offer.

Background of Original Notes	On February 12, 2019, Clear Channel Worldwide Holdings issued $2,235,000,000 in aggregate principal amount of the original notes. The original notes were issued pursuant to an indenture, dated as of February 12, 2019, among Clear Channel Worldwide, Clear Channel Outdoor Holdings, as guarantor, the subsidiaries of Clear Channel Outdoor Holdings parties thereto, as guarantors, and U.S. Bank National Association, as trustee. At issuance, the original notes were known as the “9.25% Senior Subordinated Notes due 2024.” On August 22, 2019, Clear Channel Worldwide Holdings redeemed $333,475,000 aggregate principal amount of the original notes using proceeds from an equity offering by Clear Channel Outdoor Holdings. Following such redemption and as of the date of this prospectus, there are $1,901,525,000 aggregate principal amount of original notes outstanding.

The indenture governing the original notes provided that, upon the satisfaction of certain conditions, the subordination provisions of the indenture would no longer be applicable and the original notes and the guarantees thereof would cease to be subordinated indebtedness. On August 23, 2019, these conditions were satisfied and the original notes and the related guarantees ceased to be subordinated indebtedness and now rank pari passu in right of payment with all of Clear Channel Worldwide Holdings’ and the guarantors’ senior indebtedness and became known as the “9.25% Senior Notes due 2024.”

See “Summary—Issuance of the Original Notes and Subsequent Refinancing Transactions.”

Registration Rights	Simultaneously with the initial sale of the original notes, Clear Channel Worldwide Holdings and the guarantors of the original notes entered into an exchange and registration rights agreement with the initial purchasers of the original notes, pursuant to which they agreed, among other things, to use commercially reasonable efforts to file with the SEC and cause to become effective a registration statement relating to an offer to exchange the original notes and the related guarantees for new notes and new guarantees registered under the Securities Act, with terms substantially identical to those of the original notes and the related guarantees (except for provisions relating to the transfer restrictions, registration rights and payment of additional interest). The exchange offer is intended to satisfy your rights under the exchange and registration rights agreement. After the exchange offer is complete, you will generally no longer be entitled to any exchange or registration rights with respect to your original notes.

The Exchange Offer	We are offering to exchange the exchange notes, which have been registered under the Securities Act, for a like principal amount of the unregistered original notes. Original notes may only be tendered in an amount equal to $2,000 in principal amount or in integral multiples of $1,000 in excess of $2,000. See “The Exchange Offer—Terms of the Exchange.”

The Exchange Notes	The exchange notes are part of the same series under the governing indenture as the original notes. The terms of the exchange notes are identical in all material respects to those of the original notes, except that the exchange notes have been registered under the Securities Act and the transfer restrictions, registration rights and additional interest provisions related to the original notes do not apply to the exchange notes.

Resale of Exchange Notes	Based upon the position the staff of the SEC has taken in previous no-action letters, we believe that exchange notes issued pursuant to the exchange offer in exchange for original notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that you will acknowledge that:

•	you are acquiring the exchange notes in the ordinary course of your business;

•	you have not participated in, do not intend to participate in, and have no arrangement or understanding with any person to participate in a distribution of the exchange notes; and

•	you are not our “affiliate” as defined under Rule 405 of the Securities Act.

We do not intend to apply for listing of the exchange notes on any securities exchange or to seek approval for quotation through an automated quotation system. Accordingly, there can be no assurance that an active market will develop upon completion of the exchange offer or, if developed, that such market will be sustained or as to the liquidity of any market.

Each broker-dealer that receives exchange notes for its own account in exchange for original notes, where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See “Plan of Distribution.”

Consequences of Not Exchanging Your Original Notes	Original notes that are not validly tendered in the exchange offer or are not accepted for exchange will continue to bear legends restricting their transfer. You will not be able to offer or sell such original notes unless:

•	you are able to rely on an exemption from the requirements of the Securities Act; or

•	the original notes are registered under the Securities Act.

After the exchange offer is completed, we will no longer have an obligation to register the original notes, except under limited circumstances. To the extent that original notes are tendered and accepted in the exchange offer, the trading market for any remaining original notes will be adversely affected. See “Risk Factors—Risks Related to the Exchange Offer—If you fail to exchange your original notes, they will continue to be restricted securities and might become less liquid.”

Expiration Date	The exchange offer will expire at 5:00 p.m. New York City time, on , 2020, unless we extend the exchange offer. See “The Exchange Offer—Expiration Date; Extensions; Amendments.”

Issuance of Exchange Notes	We will issue exchange notes in exchange for original notes validly tendered and accepted in the exchange offer promptly following the Expiration Date. See “The Exchange Offer—Terms of the Exchange.”

Certain Conditions to the Exchange Offer	The exchange offer is subject to certain customary conditions, which we may amend or waive. The exchange offer is not conditioned upon any minimum principal amount of original notes being tendered. See “The Exchange Offer—Conditions to the Exchange Offer.”

Special Procedures for Beneficial Holders	If you beneficially own original notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender in the exchange offer, you should contact the registered holder promptly and instruct such person to tender on your behalf. If you wish to tender in the exchange offer on your own behalf, you must, prior to completing and executing the accompanying letter of transmittal and delivering your original notes, either arrange to have the original notes registered in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take a considerable amount of time. See “The Exchange Offer—Procedures for Tendering.”

Withdrawal Rights	You may withdraw your tender of original notes at any time before the exchange offer expires. See “The Exchange Offer—Withdrawal of Tenders.”

United States Federal Income Tax Considerations	An exchange of original notes for exchange notes pursuant to the exchange offer generally will not be a taxable event for U.S. federal income tax purposes. See “Material United States Federal Income Tax Considerations.” You should consult your own tax advisor as to the tax consequences of exchanging your original notes for exchange notes.

Use of Proceeds and Expenses	We will not receive proceeds from the issuance of the exchange notes offered hereby. In consideration for issuing the exchange notes in exchange for original notes as described in this prospectus, we will receive original notes of like principal amount. The original notes surrendered in exchange for the exchange notes will be retired and cancelled. We will pay all of our expenses incident to the exchange offer.

Exchange Agent	U.S. Bank National Association will act as exchange agent in connection with the exchange offer.

Summary of the Exchange Notes

The following is a brief summary of the principal terms of the exchange notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. See the section of this prospectus titled “Description of the Exchange Notes” for more complete information about the exchange notes.

Issuer	Clear Channel Worldwide Holdings, Inc.

Exchange Notes Offered	$1,901,525,000 principal amount of 9.25% Senior Notes due 2024. Other than the restrictions on transfer and provisions related to registration rights and additional interest, the exchange notes will have the same financial terms and covenants as the original notes.

Maturity Date	February 15, 2024.

Interest	The exchange notes will bear interest at the rate of 9.25% per year (calculated using a 360-day year comprised of twelve 30-day months). Interest on the exchange notes will accrue from February 15, 2020, the last interest payment date on which interest was paid on the original notes surrendered in exchange therefor. Interest will be payable, in arrears, on February 15 and August 15 of each year.

No interest will be paid on either the exchange notes or the original notes at the time of the exchange. The holders of original notes that are accepted for exchange will not receive accrued but unpaid interest on such original notes at the time of the exchange. Rather, that interest will be payable on the exchange notes delivered in exchange for the original notes on the first interest payment date after the Expiration Date of the exchange offer, which will be August 15, 2020.

Ranking	The exchange notes:

•	will be the unsecured senior obligations of the issuer;

•	will rank pari passu in right of payment with all existing and future senior indebtedness of the issuer;

•

will be effectively subordinated to all existing and future secured indebtedness of the issuer, including the Senior Secured Notes, the Senior Secured Credit Facilities and the ABL Facility, to the extent of the value of the assets securing such indebtedness;

•	will be senior in right of payment to all existing and future subordinated indebtedness of the issuer; and

•	will be structurally subordinated to all existing and future obligations of any existing or future subsidiaries of the issuer that do not guarantee the exchange notes.

Guarantees	The exchange notes will be guaranteed, jointly and severally, irrevocably and unconditionally, on an unsecured senior basis, by

Clear Channel Outdoor Holdings and certain of Clear Channel Outdoor Holdings’ existing and future subsidiaries. See “Description of the Exchange Notes—Guarantees.” The guarantee of each guarantor:

•	will be an unsecured senior obligation of such guarantor;

•	will rank pari passu in right of payment with all existing and future senior indebtedness of such guarantor;

•

will be effectively subordinated to all existing and future secured indebtedness of such guarantor, including the Senior Secured Notes, the Senior Secured Credit Facilities and the ABL Facility, to the extent of the value of the assets securing such indebtedness;

•	will be senior in right of payment to all existing and future subordinated indebtedness of such guarantor; and

•	will be structurally subordinated to all existing and future obligations of any subsidiary of a guarantor that does not guarantee the exchange notes.

Optional Redemption	The issuer may redeem all or a portion of the exchange notes beginning on February 15, 2021 at the redemption prices set forth in this prospectus. Prior to February 15, 2021, the issuer may redeem all or a portion of the exchange notes at a redemption price equal to 100% of the principal amount of the exchange notes plus a “make-whole” premium described in this prospectus.

The issuer may redeem up to 40% of the aggregate principal amount of the exchange notes at any time prior to February 15, 2021, using the net proceeds from certain equity offerings at 109.25% of the principal amount of the exchange notes being redeemed. In addition, the issuer may redeem up to 20% of the aggregate principal amount of the exchange notes at any time prior to February 15, 2021, using the net proceeds from certain other equity offerings at 103% of the principal amount of the exchange notes. The issuer redeemed approximately 15% of the outstanding aggregate principal amount of the original notes on August 22, 2019 using this feature. The issuer will be permitted to use the two redemption options concurrently but will not be permitted to redeem, in the aggregate, more than 40% of the principal amount of the exchange notes pursuant to these two redemption options.

See “Description of the Exchange Notes—Optional Redemption.”

Change of Control	If a change of control occurs, we will be required to make an offer to purchase the exchange notes at a price equal to 101% of the principal amount of such exchange notes, plus accrued and unpaid interest, if any, to the date of purchase.

The term “Change of Control” is defined under “Description of the Exchange Notes—Change of Control.” This term includes important limitations and exceptions.

Certain Covenants	The indenture governing the exchange notes contains covenants that limit our ability and the ability of our restricted subsidiaries to, among other things:

•	incur or guarantee additional debt or issue certain preferred stock;

•	redeem, repurchase or retire our subordinated debt;

•	make certain investments;

•	create restrictions on the payment of dividends or other amounts to us from our restricted subsidiaries that are not guarantors of the exchange notes;

•	enter into certain transactions with affiliates;

•	merge or consolidate with another person, or sell or otherwise dispose of all or substantially all of our assets;

•	sell certain assets, including capital stock of our subsidiaries;

•	designate our subsidiaries as unrestricted subsidiaries;

•	pay dividends, redeem or repurchase capital stock or make other restricted payments; and

•	incur certain liens.

The covenants in the indenture governing the exchange notes are subject to important exceptions and qualifications that are described under “Description of the Exchange Notes.”

Events of Default	For a discussion of events that will permit acceleration of the payment of the principal of and accrued interest on the exchange notes, see “Description of the Exchange Notes—Events of Default and Remedies.”

Listing	We do not intend to apply for a listing of the exchange notes on any securities exchange or for the inclusion of the exchange notes on any automated dealer quotation system.

Risk Factors	See “Risk Factors” for a discussion of certain factors that you should carefully consider before tendering your original notes in the exchange offer.

RISK FACTORS

You should consider carefully the following risks relating to the exchange offer and the exchange notes, together with the other information included or incorporated by reference in this prospectus, including the information described under the heading “Risk Factors” in the Annual Report on Form 10-K of Clear Channel Outdoor Holdings for the year ended December 31, 2019 which is incorporated by reference into this prospectus, before tendering your original notes in the exchange offer. The following is not intended as, and should not be construed as, an exhaustive list of relevant risk factors. There may be other risks that a holder of original notes should consider that are relevant to its own particular circumstances or generally.

Risks Related to the Exchange Offer

If you fail to exchange your original notes, they will continue to be restricted securities and might become less liquid.

Original notes that you do not validly tender or that we do not accept will, following the exchange offer, continue to be restricted securities, and you may not offer to sell them except pursuant to an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act and applicable state securities law. We will issue exchange notes in exchange for the original notes pursuant to the exchange offer only following the satisfaction of the procedures and conditions set forth in “The Exchange Offer—Procedures for Tendering.” These procedures and conditions include timely receipt by the exchange agent of such original notes (or a confirmation of book-entry transfer) and of a properly completed and duly executed letter of transmittal (or an agent’s message from The Depository Trust Company (“DTC”)).

Because we anticipate that most holders of original notes will elect to exchange their original notes, we expect that the liquidity of the market for any original notes remaining after the completion of the exchange offer will be substantially limited. Any original notes tendered and exchanged in the exchange offer will reduce the aggregate principal amount of the original notes outstanding. Following the exchange offer, if you do not tender original notes you generally will not have any further registration rights, and your original notes will continue to be subject to certain transfer restrictions. Accordingly, the liquidity of the market for the original notes could be adversely affected.

You may not receive exchange notes in the exchange offer if the appropriate procedures are not followed.

We will issue exchange notes in exchange for your original notes only if you deliver to the exchange agent original notes (or a confirmation of book-entry transfer) and a properly completed and duly executed letter of transmittal (or an agent’s message from DTC) before 5:00 p.m., New York City time, on the Expiration Date. You should allow sufficient time to ensure timely delivery of the necessary documents. Neither the exchange agent nor we are under any duty to give notification of defects or irregularities with respect to the tenders of original notes for exchange. If you beneficially own original notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender in the exchange offer, you should promptly contact the person in whose name your original notes are registered and instruct that person to tender your original notes on your behalf.

The exchange offer may be delayed or may not be consummated.

We are not obligated to complete the exchange offer. The exchange offer is subject to the satisfaction of certain conditions, and subject to applicable law, we may extend, amend or terminate the exchange offer at any time before expiration and may, in our sole discretion, waive any of the conditions to the exchange offer. Even if the exchange offer is completed, it may not be completed on the schedule described in this prospectus. Accordingly, you may have to wait longer than expected to receive the exchange notes issuable pursuant to the exchange offer, during which time you will not be able to effect transfers of your original notes tendered in the exchange offer.

Broker-dealers participating in the exchange offer may be deemed to be “underwriters” within the meaning of the Securities Act.

Any broker-dealer who holds original notes that were acquired for its own account as a result of market-making activities or other trading activities may exchange such original notes pursuant to the exchange offer, but such broker-dealer may be deemed to be an “underwriter” within the meaning of the Securities Act and must therefore deliver a prospectus in connection with any resales of the exchange notes it receives in this exchange offer. Our obligations to make this prospectus available to any broker-dealer for use in connection with any such resale are limited. Further, any profit on any such resale of exchange notes and any commission or concessions received by any person deemed to be an underwriter may be deemed to be underwriting compensation under the Securities Act.

Risks Related to the Exchange Notes

We may not be able to generate sufficient cash to service all of our substantial indebtedness, including the exchange notes, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

As of December 31, 2019, we had approximately $5.1 billion of total indebtedness outstanding, including: approximately $2.0 billion of term loans under the Term Loan Facility, which amortizes in equal quarterly installments in an aggregate annual amount of $20.0 million, with the balance being payable in August 2026; $1.25 billion aggregate principal amount of Senior Secured Notes; approximately $1.9 billion of original notes; and approximately $4.2 million of other debt, before giving effect to original issue discounts and long-term debt fees. Our substantial level of indebtedness and other financial obligations increase the possibility that we may be unable to generate cash sufficient to pay, when due, the principal of, interest on or other amounts due, in respect of our indebtedness, including the exchange notes.

This substantial amount of indebtedness and other obligations could have negative consequences for us, including, without limitation:

•

requiring us to dedicate a substantial portion of our cash flow to the payment of principal and interest on our indebtedness, thereby reducing cash available for other purposes, including to fund operations and capital expenditures, invest in new technology and pursue other business opportunities;

•

limiting our liquidity and operational flexibility and limiting our ability to obtain additional financing for working capital, capital expenditures, debt service requirements, acquisitions and general corporate or other purposes;

•	limiting our ability to adjust to changing economic, business and competitive conditions;

•	requiring us to defer planned capital expenditures, reduce discretionary spending, sell assets, restructure existing indebtedness or defer acquisitions or other strategic opportunities;

•	limiting our ability to refinance any of the indebtedness or increasing the cost of any such financing;

•	making us more vulnerable to an increase in interest rates, a downturn in our operating performance, a decline in general economic or industry conditions or a disruption in the credit markets; and

•	making us more susceptible to negative changes in credit ratings, which could impact our ability to obtain financing in the future and increase the cost of such financing.

If compliance with our debt obligations materially hinders our ability to operate our business and adapt to changing industry conditions, we may lose market share, our revenue may decline and our operating results may suffer.

Our ability to make scheduled payments on our debt obligations depends on our financial condition and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business, economic and other factors beyond our control. We may not be able to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness. If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay capital expenditures, sell assets or operations, seek additional capital or refinance our indebtedness. We may not be able to take any of these actions, and these actions may not be successful or permit us to meet our scheduled debt service obligations. Furthermore, these actions may not be permitted under the terms of our existing or future debt agreements.

Our ability to refinance our debt will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and increase our debt service obligations and may require us to comply with more onerous covenants, which could further restrict our business operations. Any failure to make payments of interest and principal on our outstanding indebtedness on a timely basis would likely result in a reduction of our credit rating, which could harm our ability to incur additional indebtedness. Additionally, the terms of existing or future debt instruments restrict us from pursuing some of these alternatives, and these alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. If we cannot make scheduled payments on our indebtedness, we will be in default under one or more of the agreements governing our indebtedness and as a result, we could be forced into bankruptcy or liquidation.

We require a significant amount of cash to service our debt obligations and to fund our operations and our capital expenditures, which depends on many factors beyond our control.

Our ability to service our debt obligations and to fund our operations and our capital expenditures for display construction, renovation or maintenance requires a significant amount of cash. Our primary sources of liquidity are currently cash on hand, cash flow from operations and our credit facilities. Our primary uses of liquidity are for our working capital, capital expenditure, debt service, dividend payments on our mandatorily-redeemable preferred stock and other funding requirements. During 2019, we spent $321.1 million of cash on interest on our debt, excluding cash paid for dividends on mandatorily-redeemable preferred stock, and we anticipate having approximately $347.2 million of cash interest payment obligations in 2020. Our significant interest payment obligations reduce our financial flexibility, make us more vulnerable to changes in operating performance and economic downturns generally, reduce our liquidity over time and could negatively affect our ability to obtain additional financing in the future.

Our ability to fund our working capital, capital expenditures, debt service, dividends on our preferred stock and other obligations depends on our future operating performance and cash from operations and our ability to manage our liquidity, which are in turn subject to prevailing economic conditions and other factors, many of which are beyond our control. Historically, our cash management arrangement with iHeartCommunications was our only committed external source of liquidity; however, the intercompany arrangements with iHeartCommunications were terminated on May 1, 2019 as part of the Separation. Now that our business is separated from iHeartCommunications, we depend solely on our ability to generate cash, borrow under our credit facilities or obtain additional financing to meet our liquidity needs. Subsequent to the Separation, we refinanced substantially all of our indebtedness, resulting in extended maturities and lower cash interest payments, and we obtained additional liquidity through the issuance of preferred stock and a public offering of common stock. However, availability of our credit facilities for working capital and other needs is limited by certain covenants under our existing indebtedness, and if we are unable to generate sufficient cash through our operations, we could face substantial liquidity problems, which could have a material adverse effect on our financial condition, on our ability to meet our obligations and on the value of our company.

The purchase price of possible acquisitions, capital expenditures for deployment of digital billboards, and other strategic initiatives could require additional indebtedness or equity financing from banks or other lenders, or through public offerings or private placements of debt or equity, strategic relationships or other arrangements, or from a combination of these sources. Additional indebtedness could increase our leverage and make us more vulnerable to economic downturns and may limit our ability to withstand competitive pressures. The terms of our existing or future debt agreements may restrict us from securing financing on terms that are available to us at that time or at all. Further, there can be no assurance that financing alternatives will be available to us in sufficient amounts or on terms acceptable to us in the future due to market conditions, our financial condition, our liquidity constraints, our lack of history operating as a company independent from iHeartCommunications or other factors, many of which are beyond our control, and even if financing alternatives are available to us, we may not find them suitable or at reasonable interest rates. The inability to obtain additional financing in such circumstances could have a material adverse effect on our financial condition and on our ability to meet our obligations or pursue strategic initiatives.

Because the issuer derives all of its operating income from its subsidiaries, its ability to repay its debt, including the exchange notes, depends upon the performance of its subsidiaries and their ability to dividend or distribute funds to it.

The issuer derives all of its operating income from its subsidiaries. As a result, its cash flow and the ability to service its indebtedness, including the exchange notes, depends on the performance of its subsidiaries and the ability of those entities to distribute funds to it. The issuer cannot assure you that its subsidiaries will be able to, or be permitted to, pay to it the amounts necessary to service its debt, including the exchange notes.

The exchange notes and the related guarantees are unsecured and are effectively subordinated to the Senior Secured Notes, the Senior Secured Credit Facilities and the ABL Facility and any of our other secured indebtedness to the extent of the value of the property securing such indebtedness.

Even though the original notes and related guarantees ceased to be subordinated indebtedness on August 23, 2019, and now are senior indebtedness of the issuer and the guarantors, the notes and the related guarantees are not secured by any of our or our subsidiaries’ assets and therefore are effectively subordinated to the claims of the holders of our secured indebtedness to the extent of the value of the assets securing such debt. As of December 31, 2019, we had $3,245.0 million in secured indebtedness under the Senior Secured Notes and the Term Loan Facility and $69.1 million of letters of credit outstanding under the Revolving Credit Facility and the ABL Facility, all of which is effectively senior to the exchange notes to the extent of the value of the assets securing such indebtedness. If we become insolvent or are liquidated, or if payment under our secured indebtedness is accelerated, the holders of or lenders under our secured indebtedness will be entitled to exercise the remedies available to a secured holder or lender under applicable law (in addition to any remedies that may be available under documents pertaining to our secured indebtedness). In addition, we and/or the guarantors may incur additional secured indebtedness that will be effectively senior to the exchange notes, the holders of which will also be entitled to the remedies available to a secured lender. See “Description of Other Indebtedness” and “Description of the Exchange Notes.”

The exchange notes are structurally subordinated to the liabilities of our subsidiaries that do not guarantee the exchange notes; your right to receive payments on the exchange notes could be adversely affected if any of our non-guarantor subsidiaries declare bankruptcy, liquidate or reorganize.

Our non-wholly-owned (and certain wholly-owned) domestic subsidiaries and our foreign subsidiaries will not guarantee the exchange notes. As a result, the exchange notes will be structurally subordinated to all existing and future obligations of our subsidiaries that do not guarantee the exchange notes, and the claims of creditors of these subsidiaries, including trade creditors, will have priority as to the assets of these subsidiaries. In the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor subsidiaries, holders of their indebtedness and their trade and other creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us and, in turn, to our creditors.

For the year ended December 31, 2019, the issuer and the guarantors accounted for 47.1% of our consolidated revenue. For the year ended December 31, 2019, the non-guarantor subsidiaries accounted for

52.9% of our consolidated revenue. As of December 31, 2019, our non-guarantor subsidiaries had $30 thousand of outstanding indebtedness and $1,515.2 million of other outstanding liabilities, excluding intercompany obligations.

Restrictive covenants in the indenture governing the exchange notes, the indenture governing the Senior Secured Notes and the credit agreements governing the Senior Secured Credit Facilities and the ABL Facility restrict our ability to pursue our business strategies.

The indenture governing the exchange notes, the indenture governing the Senior Secured Notes and the credit agreements governing the Senior Secured Credit Facilities and the ABL Facility contain a number of restrictive covenants that impose significant operating and financial restrictions on us and may limit our ability to engage in acts that may be in our long-term best interests. These agreements include covenants restricting, among other things, our ability and the ability of our restricted subsidiaries to:

•	incur or guarantee additional debt or issue certain preferred stock;

•	pay dividends, redeem or purchase capital stock or make other restricted payments;

•	redeem, repurchase or retire our subordinated debt;

•	make certain investments;

•	create liens on our or our restricted subsidiaries’ assets to secure debt;

•	create restrictions on the payment of dividends or other amounts to us from our restricted subsidiaries that are not guarantors of the notes;

•	enter into transactions with affiliates;

•	merge or consolidate with another company, or sell or otherwise dispose of all or substantially all of our assets;

•	sell certain assets, including capital stock of our subsidiaries;

•	alter the business that we conduct; and

•	designate our subsidiaries as unrestricted subsidiaries.

In addition, restrictions in the certificate of designation governing our preferred stock restrict our ability to incur debt and make certain restricted payments. These restrictions could affect our ability to operate our business and may limit our ability to react to market conditions or take advantage of potential business opportunities as they arise. For example, these restrictions could adversely affect our ability to finance our operations, make strategic acquisitions, investments or alliances, restructure our organization or finance our capital needs. Additionally, our ability to comply with these covenants and restrictions may be affected by events beyond our control. These include prevailing economic, financial and industry conditions. If we breach any of these covenants or restrictions, we could be in default under the agreements governing our indebtedness and as a result, we could be forced into bankruptcy.

Despite current indebtedness levels, we and our subsidiaries may still be able to incur more debt and this could exacerbate the risks associated with our leverage.

Although the indentures governing the exchange notes and the Senior Secured Notes and the credit agreements governing the Senior Secured Credit Facilities and the ABL Facility contain restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of qualifications and exceptions, and we and our subsidiaries could incur additional indebtedness in the future. For example, if permitted by the documents governing their indebtedness, our subsidiaries that are not guarantors, which include all of our foreign subsidiaries, may be able to incur more indebtedness under the indenture than our subsidiaries that are guarantors. Any indebtedness incurred by our subsidiaries that are not guarantors would be structurally senior to the exchange notes. Moreover, the indentures governing the exchange notes and the Senior Secured Notes and the credit agreements governing the Senior Secured Credit Facilities and the ABL Facility do not impose any limitation on our incurrence of liabilities that are not considered “indebtedness” and do not impose any limitation on liabilities incurred by our immaterial subsidiaries or our subsidiaries that might be designated as “unrestricted subsidiaries.” As of the date of this prospectus, we had no “unrestricted subsidiaries.” If we incur additional debt above current levels, the risks associated with our substantial leverage would increase.

If we default on our obligations to pay our other indebtedness, holders of such indebtedness may declare all the funds borrowed thereunder immediately due and payable, which may cause us to be unable to make payments on the exchange notes.

Any default under the agreements governing our indebtedness that is not waived by the required lenders thereunder, and the remedies sought by the holders of such indebtedness, could substantially decrease the market value of the exchange notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, or interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness, we could be in default under the terms of the agreements governing such indebtedness. In the event of any such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest.

U.S. federal and state fraudulent transfer laws permit a court to void the exchange notes and the guarantees, and, if that occurs, you may not receive any payments on the exchange notes or may be required to return payments made on the exchange notes.

The issuance of the exchange notes and the guarantees may be subject to review under U.S. federal and state fraudulent conveyance and transfer statutes if a bankruptcy, liquidation or reorganization case or a lawsuit, including under circumstances in which bankruptcy is not involved, were commenced at some future date by us, by the guarantors or on behalf of our unpaid creditors or the unpaid creditors of a guarantor. While the relevant laws may vary from state to state, under such laws the payment of consideration in certain transactions could be considered a fraudulent conveyance or transfer if (1) the consideration was paid with the intent of hindering, delaying or defrauding creditors or (2) we or any of our guarantors received less than reasonably equivalent value or fair consideration in return for issuing exchange notes or a guarantee and, in the case of (2) only, one of the following is also true:

•	we or any of our guarantors were or was insolvent or rendered insolvent by reason of issuing the exchange notes or guarantees;

•	payment of the consideration left us or any of our guarantors with an unreasonably small amount of capital to carry on our or its business; or

•	we or any of our guarantors intended to, or believed that we or it would, incur debts beyond our or its ability to pay as they mature.

If a court were to find that the issuance of the exchange notes or a guarantee was a fraudulent conveyance or transfer, the court could void the payment obligations under the exchange notes and the guarantees, further subordinate the exchange notes or the payment obligations under such guarantee to existing and future indebtedness of ours or such guarantor or require the holders of the exchange notes to repay any amounts received with respect to the exchange notes or such guarantee. In the event of a finding that a fraudulent conveyance or transfer occurred, you may not receive any repayment on the exchange notes. Further, the avoidance of the exchange notes could result in an event of default with respect to our other debt and that of our guarantors that could result in acceleration of such debt. The measures of insolvency for purposes of fraudulent conveyance and transfer laws vary depending upon the laws of the jurisdiction that is being applied, such that we cannot be certain as to: the standards a court would use to determine whether or not the issuer or any of our guarantors were solvent at the relevant time, or, regardless of the standard that a court uses, that it would not determine that the issuer or a guarantor was indeed insolvent on that date; that any payments to the holders of the exchange notes (including under the guarantees) did not constitute preferences, fraudulent transfers, or conveyances on other grounds; or that the issuance of the exchange notes and the guarantees would not be subordinated to the issuer’s or any guarantor’s other debt. Generally, an entity would be considered insolvent if, at the time it incurred indebtedness:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts and liabilities, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

If the guarantees were legally challenged, any guarantee could be subject to the finding of a court that, because the guarantee was incurred for our benefit, and only indirectly for the benefit of the guarantor, the obligations of the applicable guarantor were incurred for less than fair consideration or reasonably equivalent value. Therefore, a court could void the obligations under the guarantees or take other action detrimental to the holders of the exchange notes. Each guarantee contains a “savings clause” intended to limit each guarantor’s liability under its guarantee to the maximum amount that it could incur without causing the guarantee to be a fraudulent conveyance or transfer under applicable law. There can be no assurance that this provision will be upheld as intended.

Because each guarantor’s liability under its guarantee may be reduced to zero, voided or released under certain circumstances, you may not receive any payments from some or all of the guarantors.

Holders of exchange notes have the benefit of the guarantees of certain of our subsidiaries. However, the guarantees are limited to the maximum amount that the guarantors are permitted to guarantee under applicable law. As a result, a guarantor’s liability under its guarantee could be materially reduced or eliminated depending upon the amounts of its other obligations and upon applicable laws. In particular, in certain jurisdictions, a guarantee issued by a company that is not in the company’s corporate interests, the burden of which exceeds the benefit to the company or which is entered into within a certain period prior to insolvency or bankruptcy, may not be valid and enforceable. It is possible that a guarantor, a creditor of a guarantor or the insolvency administrator in the case of an insolvency of a guarantor may contest the validity and enforceability of the guarantee and that the applicable court may determine the guarantee should be limited or voided. In the event that any guarantees are deemed invalid or unenforceable, in whole or in part, or to the extent that agreed limitations on the guarantee obligation apply, the exchange notes would be further subordinated to all liabilities of the applicable guarantor, including trade payables of such guarantor. See “—U.S. federal and state fraudulent transfer laws permit a court to void the exchange notes and the guarantees, and, if that occurs, you may not receive any payments on the exchange notes or may be required to return payments made on the exchange notes.”

During any period in which the exchange notes are rated investment grade, certain covenants contained in the indenture will not be applicable and the guarantees may be released; however, there is no assurance that the exchange notes will be rated investment grade.

The indenture provides that certain covenants will be suspended and the guarantees may be released if the exchange notes are rated investment grade by both of S&P and Moody’s and no default or event of default has otherwise occurred and is continuing under the indenture. If the exchange notes are subsequently downgraded below investment grade, such covenants and such guarantees will be reinstated. The covenants that would be suspended include, among others, limitations on our and our restricted subsidiaries’ ability to pay dividends, make restricted payments, incur indebtedness, sell certain assets and enter into certain other transactions. Any actions that we take while these covenants are not in force will be permitted even if the covenants are subsequently reinstated. There can be no assurance that the exchange notes will ever be rated investment grade, or that if they are rated investment grade, the exchange notes will maintain such ratings. See “Description of the Exchange Notes—Certain Covenants in the Indenture—Suspension of Covenants if the Notes Achieve Investment Grade Rating.”

Certain transactions that may result in a change of ownership of Clear Channel Outdoor Holdings may not constitute a change of control. In addition, in the event of a change of control, the issuer may not be able to fulfill its repurchase obligations under the indenture governing the exchange notes.

Under the indenture governing the exchange notes, upon the occurrence of any change of control, the issuer will be required to make a change of control offer to repurchase the exchange notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase.

The definition of change of control in the indenture governing the exchange notes includes a phrase relating to the sale of “all or substantially all” of our assets. There is no precise established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of exchange notes to require the issuer to repurchase its exchange notes as a result of a sale of less than all our assets to another person is uncertain.

In addition, if a change of control occurs, there can be no assurance that the issuer will have available funds sufficient to pay the change of control purchase price for any of the exchange notes that might be delivered by holders of the exchange notes seeking to accept the change of control offer and, accordingly, none of the holders of the exchange notes may receive the change of control purchase price for their exchange notes. The issuer’s failure to make the change of control offer or to pay the change of control purchase price with respect to the exchange notes when due would result in a default under the indenture governing the exchange notes. See “Description of the Exchange Notes—Events of Default and Remedies.”

Your ability to transfer the exchange notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the exchange notes and you may not be able to sell them quickly or at the price you paid.

We do not intend to apply for the exchange notes to be listed on any securities exchange or to arrange for their quotation on any automated dealer quotation system. An active market for the exchange notes may not develop or, if developed, it may not continue. Historically, the markets for non-investment grade debt have been subject to disruptions that have caused substantial volatility in the prices of securities similar to the exchange notes. The market, if any, for the exchange notes may experience similar disruptions and any such disruptions may adversely affect the prices at which you may sell your exchange notes. In addition, the exchange notes will bear a different CUSIP number than the original notes. Subsequent to their initial issuances, the exchange notes may trade at discounts, depending upon prevailing interest rates, the market for similar notes, our financial and operating performance and other factors.

Ratings of the notes may cause their trading price to fall and affect the marketability of the notes.

A rating agency’s rating of the notes is not a recommendation to purchase, sell or hold any particular security, including the notes. Such ratings are limited in scope and do not comment as to material risks relating to an investment in the notes. An explanation of the significance of such rating may be obtained from such rating agency. There is no assurance that the credit ratings of the notes will remain in effect for any given period of time prior to or following the exchange offer. Rating agencies may lower, suspend or withdraw ratings on the notes or our other debt in the future. Holders of the notes will have no recourse against us or any other parties in the event of a change in or suspension or withdrawal of such ratings. Any lowering, suspension or withdrawal of such ratings may have an adverse effect on the market prices or marketability of the notes.

Downgrades in our credit ratings may adversely affect our borrowing costs, limit our financing options, reduce our flexibility under future financings and adversely affect our liquidity or business operations.

Our corporate credit ratings are speculative-grade. Our corporate credit ratings and ratings outlook are subject to review by rating agencies from time to time and, on various occasions, have been downgraded. In the future, our corporate credit rating and rating outlook could be further downgraded. Any further reductions in our credit ratings could increase our borrowing costs, reduce the availability of financing to us or increase the cost of doing business or otherwise negatively impact our business operations.

USE OF PROCEEDS

This exchange offer is intended to satisfy our obligations under the exchange and registration rights agreement entered into in connection with the issuance of the original notes. We will not receive proceeds from the issuance of the exchange notes offered hereby. In consideration for issuing the exchange notes in exchange for the original notes as described in this prospectus, we will receive original notes of like principal amount. The original notes surrendered in exchange for the exchange notes will be retired and canceled. We will pay all of our expenses incident to the exchange offer.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

In connection with the issuance of the original notes, we entered into an exchange and registration rights agreement with the initial purchasers of the original notes, under which we agreed to (i) use commercially reasonable efforts to file with the SEC not later than April 30, 2020 a registration statement with respect to an offer to exchange the original notes and the related guarantees for new notes and new guarantees registered under the Securities Act, with terms substantially identical to those of the original notes and the related guarantees (except for provisions relating to the transfer restrictions, registration rights and payment of additional interest); (ii) use commercially reasonable efforts to cause the registration statement to become effective no later than June 9, 2020; and (iii) use commercially reasonable efforts to commence the exchange offer no later than 10 business days after the effective time of the registration statement. The exchange offer is intended to satisfy your rights under the exchange and registration rights agreement.

Based upon interpretations by the staff of the SEC set forth in no-action letters issued to third parties, we believe that a holder of original notes who exchanges original notes for exchange notes in the exchange offer generally may offer such exchange notes for resale, sell the exchange notes and otherwise transfer the exchange notes without further registration under the Securities Act and without delivery of a prospectus that satisfies the requirements of Section 10 of the Securities Act. This does not apply, however, to a holder who is our “affiliate” within the meaning of Rule 405 of the Securities Act. We also believe that a holder may offer, sell or transfer the exchange notes only if the holder acknowledges that the holder is acquiring the exchange notes in the ordinary course of its business and is not participating, does not intend to participate and has no arrangement or understanding with any person to participate in a distribution of the exchange notes.

Any holder of the original notes using the exchange offer to participate in a distribution of exchange notes cannot rely on the no-action letters referred to above. Any broker-dealer who holds original notes acquired for its own account as a result of market-making activities or other trading activities and who receives exchange notes in exchange for such original notes pursuant to the exchange offer may be a statutory underwriter and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange notes. See “Plan of Distribution.”

Except as described above, this prospectus may not be used for an offer to resell or transfer the exchange notes.

The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of original notes in any jurisdiction in which the exchange offer or the acceptance of it would not be in compliance with the securities or blue sky laws of such jurisdiction.

Terms of the Exchange

Upon the terms and subject to the conditions of the exchange offer, we will accept any and all original notes validly tendered at or prior to 5:00 p.m., New York City time, on the Expiration Date. Promptly after the Expiration Date, we will issue an aggregate principal amount of up to $1,901,525,000 of exchange notes for a like principal amount of outstanding original notes validly tendered and accepted in connection with the exchange offer. The exchange notes issued in connection with the exchange offer will be delivered promptly after the Expiration Date. Holders may tender some or all of their original notes in connection with the exchange offer, but only in principal amounts of $2,000 or in integral multiples of $1,000 in excess of $2,000.

The terms of the exchange notes will be identical in all material respects to the terms of the original notes, except that the exchange notes will have been registered under the Securities Act and will be issued free from any covenant regarding registration, including the payment of additional interest upon a failure to complete the exchange offer within the designated period. The exchange notes will evidence the same debt as the original notes and will be issued under the same indenture and be entitled to the same benefits under that indenture as the original notes being exchanged. As of the date of this prospectus, $1,901,525,000 in aggregate principal amount of the original notes are outstanding.

In connection with the issuance of the original notes, we arranged for the original notes issued to qualified institutional buyers and those issued in reliance on Regulation S under the Securities Act to be issued and transferable in book-entry form through the facilities of DTC, acting as depositary. Except as described under “Book-Entry; Delivery and Form,” exchange notes will be issued in the form of one or more global notes registered in the name of DTC or its nominee and each beneficial owner’s interest therein will be transferable in book-entry form through DTC. See “Book-Entry; Delivery and Form.”

Holders of original notes do not have any appraisal or dissenters’ rights in connection with the exchange offer. Original notes that are not validly tendered for exchange or are tendered but not accepted in connection with the exchange offer will remain outstanding and be entitled to the benefits of the indenture, but certain registration and other rights under the exchange and registration rights agreement will terminate and holders of the original notes will generally not be entitled to any registration rights under the exchange and registration rights agreement. See “—Consequences of Failures to Properly Tender Original Notes in the Exchange Offer.”

We shall be considered to have accepted validly tendered original notes if and when we have given written notice to the exchange agent.

The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us.

If any tendered original notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events described in this prospectus or otherwise, we will return the original notes, without expense, to the tendering holder promptly after the Expiration Date for the exchange offer.

Holders who tender original notes will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes on exchange of original notes in connection with the exchange offer. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. See “—Fees and Expenses.”

Expiration Date; Extensions; Amendments

The Expiration Date for the exchange offer is 5:00 p.m., New York City time, on                 , 2020, unless extended by us in our sole discretion, in which case the term “Expiration Date” shall mean the latest date and time to which the exchange offer is extended.

We reserve the right, in our sole discretion:

•

to delay accepting any original notes, to extend the exchange offer or to terminate the exchange offer if, in our reasonable judgment, any of the conditions described below shall not have been satisfied, by giving written notice of the delay, extension or termination to the exchange agent; or

•	to amend the terms of the exchange offer in any manner.

If we amend the exchange offer in a manner that we consider material, we will disclose such amendment by means of a prospectus supplement, and we will extend the exchange offer for a period of five to ten business days, depending on the significance of the amendment, if the exchange offer would otherwise have expired during such five- to ten-business-day period.

If we determine to extend, amend or terminate the exchange offer, we will publicly announce this determination by making a timely release through an appropriate news agency.

If we delay accepting any original notes or terminate the exchange offer, we promptly will return any original notes deposited pursuant to the exchange offer as required by Rule 14e-1(c) under the Exchange Act.

Conditions to the Exchange Offer

Notwithstanding any other provisions of the exchange offer, and subject to our obligations under the exchange and registration rights agreement, we will not be required to accept for exchange, or to issue exchange notes in exchange for, any original notes and may terminate or amend the exchange offer, if at any time before the acceptance of any original notes for exchange any one of the following events occurs:

•	any injunction, order or decree has been issued by any court or any governmental agency that would prohibit, prevent or otherwise materially impair our ability to complete the exchange offer; or

•	the exchange offer violates any applicable law or any applicable interpretation of the staff of the SEC.

The foregoing conditions are for our sole benefit and may be waived by us, in whole or in part, in our absolute discretion. Any determination made by us concerning an event, development or circumstance described or referred to above will be conclusive and binding.

If any of the foregoing conditions are not satisfied, we may, at any time on or prior to the Expiration Date:

•	terminate the exchange offer and promptly return all tendered original notes to the respective tendering holders;

•	modify, extend or otherwise amend the exchange offer and retain all tendered original notes until the Expiration Date, as extended, subject, however, to the withdrawal rights of holders; or

•	waive the unsatisfied conditions with respect to the exchange offer and accept all original notes validly tendered and not previously validly withdrawn.

In addition, subject to applicable law, we may in our absolute discretion terminate the exchange offer for any other reason or for no reason.

Effect of Tender

Any tender by a holder, and our subsequent acceptance of that tender, of original notes will constitute a binding agreement between that holder and us upon the terms and subject to the conditions of the exchange offer described in this prospectus and in the accompanying letter of transmittal. The participation in the exchange offer by a tendering holder of original notes will constitute the agreement by that holder to deliver good and marketable title to the tendered original notes, free and clear of any and all liens, restrictions, charges, pledges, security interests, encumbrances or rights of any kind of third parties.

Procedures for Tendering

If you wish to participate in the exchange offer and your original notes are held by a custodial entity such as a bank, broker, dealer, trust company or other nominee, you must instruct that custodial entity to tender your original notes on your behalf pursuant to the procedures of that custodial entity. Please ensure you contact your custodial entity as soon as possible to give them sufficient time to meet your requested deadline.

To participate in the exchange offer, you must either:

•

complete, sign and date a letter of transmittal, or a facsimile thereof, in accordance with the instructions in the letter of transmittal, including guaranteeing the signatures to the letter of transmittal, if required, and mail or otherwise deliver the letter of transmittal or a facsimile thereof to the exchange agent at the address listed in the letter of transmittal and deliver the original notes specified in the letter of transmittal to the exchange agent (either by mailing or otherwise delivering certificates representing such notes along with the letter of transmittal or by effecting a book-entry transfer into the exchange agent’s account at DTC) for receipt prior to the Expiration Date; or

•	comply with the Automated Tender Offer Program (“ATOP”) procedures for book-entry transfer described below prior to the Expiration Date.

The exchange offer will be made eligible for ATOP with respect to book-entry notes held through DTC. The letter of transmittal, or a facsimile thereof, with any required signature guarantees, or, in the case of book-entry transfer, an agent’s message in lieu of the letter of transmittal, and any other required documents, must be transmitted to and received by the exchange agent prior to the Expiration Date at its address set forth below under the caption “Exchange Agent.” Original notes will not be deemed to have been tendered until the letter of transmittal and signature guarantees, if any, or agent’s message, is received by the exchange agent. We have not provided guaranteed delivery procedures in conjunction with the exchange offer or under this prospectus.

The tender by a holder of original notes will constitute an agreement between us and the holder in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

The method of delivery of original notes, the letter of transmittal and all other required documents to the exchange agent is at the election and risk of the holders. Instead of delivery by mail, we recommend that holders use an overnight or hand-delivery service, properly insured. In all cases, sufficient time should be allowed to assure delivery to and receipt by the exchange agent prior to the Expiration Date. Do not send the letter of transmittal or any original notes to anyone other than the exchange agent.

If you are tendering your original notes in exchange for exchange notes and anticipate delivering your letter of transmittal and other documents other than through DTC, we urge you to contact promptly a bank, broker or other intermediary that has the capability to hold notes custodially through DTC to arrange for receipt of any original notes to be delivered pursuant to the exchange offer and to obtain the information necessary to provide the required DTC participant with account information in the letter of transmittal.

If you are a beneficial owner that holds original notes through Euroclear (as defined herein) or Clearstream (as defined herein) and wish to tender your original notes, you must instruct Euroclear or Clearstream, as the case may be, to block the account in respect of the tendered original notes in accordance with the procedures established by Euroclear or Clearstream. You are encouraged to contact Euroclear and Clearstream directly to ascertain their procedure for tendering original notes.

Book-Entry Delivery Procedures for Tendering Original Notes Held with DTC

If you wish to tender original notes held on your behalf by a participant with DTC, you must:

•	inform the participant of your interest in tendering your original notes pursuant to the exchange offer; and

•	instruct the participant to tender all original notes you wish to be tendered in the exchange offer into the exchange agent’s account at DTC prior to the Expiration Date.

Any financial institution that is a participant in DTC, including Euroclear and Clearstream, must tender original notes by effecting a book-entry transfer of original notes to be tendered in the exchange offer into the account of the exchange agent at DTC by electronically transmitting its acceptance of the exchange offer through the ATOP procedures for transfer. DTC will then verify the acceptance, execute a book-entry delivery to the exchange agent’s account at DTC and send an agent’s message to the exchange agent. An “agent’s message” is a message, transmitted by DTC to, and received by, the exchange agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgement from an organization that participates in DTC (a “participant”) tendering original notes that the participant has received and agrees to be bound by the terms of the letter of transmittal and that we may enforce the agreement against the participant. A letter of transmittal need not accompany tenders effected through ATOP.

Proper Execution and Delivery of the Letter of Transmittal

Signatures on a letter of transmittal or notice of withdrawal described under “—Withdrawal of Tenders,” as the case may be, must be guaranteed by an eligible guarantor institution unless the original notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal or (ii) for the account of an eligible guarantor institution. An “eligible guarantor institution” is one of the following firms or other entities identified in Rule 17Ad-15 under the Exchange Act (as the terms are used in Rule 17Ad-15):

•	a bank;

•	a broker, dealer, municipal securities dealer, municipal securities broker, government securities dealer or government securities broker;

•	a credit union;

•	a national securities exchange, registered securities association or clearing agency; or

•	a savings association.

If signatures on a letter of transmittal or notice of withdrawal are required to be guaranteed, that guarantee must be made by an eligible guarantor institution.

If the letter of transmittal is signed by the holders of original notes tendered thereby, the signatures must correspond with the names as written on the face of the original notes or on the DTC security position listing without any change whatsoever. If any of the original notes tendered thereby are held by two or more holders, each holder must sign the letter of transmittal. If any of the original notes tendered thereby are registered in different names on different original notes, it will be necessary to complete, sign and submit as many separate letters of transmittal, and any accompanying documents, as there are different registrations of certificates.

If original notes that are not tendered for exchange pursuant to the exchange offer are to be returned to a person other than the tendering holder, certificates for those original notes must be endorsed or accompanied by an appropriate instrument of transfer, signed exactly as the name of the registered owner appears on the certificates, with the signatures on the certificates or instruments of transfer guaranteed by an eligible guarantor institution.

If the letter of transmittal is signed by a person other than the holder of any original notes listed in the letter of transmittal, those original notes must be properly endorsed or accompanied by a properly completed bond power, signed by the holder exactly as the holder’s name appears on those original notes. If the letter of transmittal or any original notes, bond powers or other instruments of transfer are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing, and, unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

No alternative, conditional, irregular or contingent tenders will be accepted. By executing the letter of transmittal, or facsimile thereof, the tendering holders of original notes waive any right to receive any notice of the acceptance for exchange of their original notes. Tendering holders should indicate in the applicable box in the letter of transmittal the name and address to which payments and/or substitute certificates evidencing original notes for amounts not tendered or not exchanged are to be issued or sent, if different from the name and address of the person signing the letter of transmittal. If those instructions are not given, original notes not tendered or exchanged will be returned to the tendering holder.

All questions as to the validity, form, eligibility, including time of receipt, and acceptance and withdrawal of tendered original notes will be determined by us in our absolute discretion, which determination will be final and binding. We reserve the absolute right to reject any and all tendered original notes determined by us not to be in proper form or not to be tendered properly or any tendered original notes our acceptance of which may, in the opinion of our counsel, be unlawful. We also reserve the right to waive, in our absolute discretion, any defects, irregularities or conditions of tender as to particular original notes, whether or not waived in the case of other original notes. Our interpretation of the terms and conditions of the exchange offer, including the terms and instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of original notes must be cured within the time we determine. Although we intend to notify holders of defects or irregularities with respect to tenders of original notes, neither we, the exchange agent nor any other person will be under any duty to give that notification or shall incur any liability for failure to give that notification. Tenders of original notes will not be deemed to have been made until any defects or irregularities therein have been cured or waived.

Any holder whose original notes have been mutilated, lost, stolen or destroyed will be responsible for obtaining replacement securities or for arranging for indemnification with the trustee of the original notes. Holders may contact the exchange agent for assistance with these matters.

In addition, we reserve the right, as set forth above under “—Conditions to the Exchange Offer,” to terminate the exchange offer.

By tendering, each holder represents and acknowledges to us, among other things, that:

•

it has full power and authority to tender, sell, assign and transfer the original notes it is tendering and that we will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim when the same are accepted by us;

•	the exchange notes acquired in connection with the exchange offer are being obtained in the ordinary course of business of the person receiving the exchange notes;

•	at the time of commencement of the exchange offer it had no arrangement or understanding with any person to participate in a distribution of such exchange notes;

•

it is not our “affiliate” (as defined in Rule 405 under the Securities Act), or if it is our affiliate, such holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

•	if the holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the exchange notes; and

•

if the holder is a broker-dealer, that it is not engaged in, and does not intend to engage in, a distribution of the exchange notes; that if it will receive exchange notes for its own account in exchange for original notes, such notes were acquired by such broker-dealer as a result of market-making activities or other trading activities; and that it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See “Plan of Distribution.”

Withdrawal of Tenders

Tenders of original notes in the exchange offer may be validly withdrawn at any time prior to the Expiration Date.

For a withdrawal of a tender to be effective, a written or facsimile transmission notice of withdrawal must be received by the exchange agent prior to the Expiration Date at its address set forth below under the caption “Exchange Agent.” The withdrawal notice must:

•	specify the name of the tendering holder of original notes;

•	bear a description of the original notes to be withdrawn;

•	specify, in the case of original notes tendered by delivery of certificates for those original notes, the certificate numbers shown on the particular certificates evidencing those original notes;

•	specify the aggregate principal amount represented by those original notes;

•

specify, in the case of original notes tendered by delivery of certificates for those original notes, the name of the registered holder, if different from that of the tendering holder, or specify, in the case of original notes tendered by book-entry transfer, the name and number of the account at DTC to be credited with the withdrawn original notes; and

•

be signed by the holder of those original notes in the same manner as the original signature on the letter of transmittal, including any required signature guarantees, or be accompanied by evidence satisfactory to us that the person withdrawing the tender has succeeded to the beneficial ownership of those original notes.

The signature on any notice of withdrawal must be guaranteed by an eligible guarantor institution, unless the original notes have been tendered for the account of an eligible guarantor institution.

Withdrawal of tenders of original notes may not be rescinded, and any original notes validly withdrawn will thereafter be deemed not to have been validly tendered for purposes of the exchange offer. Validly withdrawn original notes may, however, be re-tendered by again following one of the procedures described in “—Procedures for Tendering” prior to the Expiration Date.

Exchange Agent

U.S. Bank National Association will be appointed as exchange agent in connection with the exchange offer. Questions and requests for assistance with respect to the procedures for tendering or withdrawing tenders of original notes, as well as requests for additional copies of this prospectus or of the letter of transmittal, should be directed to the exchange agent as follows:

U.S. Bank National Association

Attention: Specialized Finance

111 Fillmore Avenue

St. Paul, MN 55107-1402

Telephone: (800) 934-6802

Fax: (615) 466-7367

For Information: cts.specfinance@usbank.com

Fees and Expenses

We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer. We will pay certain other expenses to be incurred in connection with the exchange offer, including the fees and expenses of the exchange agent and certain accountant and legal fees.

Holders who tender their original notes for exchange will not be obligated to pay transfer taxes. If, however:

•	exchange notes are to be delivered to, or issued in the name of, any person other than the registered holder of the original notes tendered;

•	tendered original notes are registered in the name of any person other than the person signing the letter of transmittal; or

•	a transfer tax is imposed for any reason other than the exchange of original notes in connection with the exchange offer;

then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption from them is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to the tendering holder.

Consequences of Failures to Properly Tender Original Notes in the Exchange Offer

Issuance of the exchange notes in exchange for the original notes under the exchange offer will be made only after timely receipt by the exchange agent of a properly completed and duly executed letter of transmittal (or an agent’s message from DTC) and the certificate(s) representing such original notes (or confirmation of book-entry transfer), and all other required documents. Therefore, holders of the original notes desiring to tender such original notes in exchange for exchange notes should allow sufficient time to ensure timely delivery. We are under no duty to give notification of defects or irregularities of tenders of original notes for exchange. Original notes that are not validly tendered or that are tendered but not accepted by us will, following completion of the exchange offer, continue to be subject to the existing restrictions upon transfer thereof under the Securities Act, and, upon completion of the exchange offer, certain registration rights under the registration rights agreement will terminate.

In the event the exchange offer is completed, we generally will not be required to register the remaining original notes, subject to limited exceptions. Remaining original notes will continue to be subject to the following restrictions on transfer:

•

the remaining original notes may be resold only if registered pursuant to the Securities Act, if any exemption from registration is available, or if neither such registration nor such exemption is required by law; and

•	the remaining original notes will bear a legend restricting transfer in the absence of registration or an exemption.

In addition, the exchange notes will bear a different CUSIP number than the original notes. We do not currently anticipate that we will register the remaining original notes under the Securities Act. To the extent that original notes are tendered and accepted in connection with the exchange offer, any trading market for remaining original notes could be adversely affected. See “Risk Factors—Risks Related to the Exchange Offer—If you fail to exchange your original notes, they will continue to be restricted securities and might become less liquid.”

DESCRIPTION OF THE EXCHANGE NOTES

General

The Issuer issued $2,235,000,000 in aggregate principal amount of 9.25% senior subordinated notes due 2024 (the “Original Notes”) on February 12, 2019. The Original Notes were issued, and the Exchange Notes will be issued, pursuant to an indenture, dated as of February 12, 2019, among the Issuer, the Guarantors party thereto and U.S. Bank National Association, as trustee (the “Trustee”) and as paying agent (the “Paying Agent”), registrar and transfer agent, as supplemented by the first supplemental indenture, dated as of May 1, 2019, among the Issuer, the Guarantors party thereto and the Trustee and by the second supplemental indenture, dated as of August 23, 2019, among the Guarantors party thereto and the Trustee (as supplemented, the “Indenture”). The terms of the Indenture include those stated therein and those made part thereof by reference to the Trust Indenture Act.

Certain terms used in this description are defined under the subheading “Certain Definitions.” In this description, (i) the term “Issuer” refers to Clear Channel Worldwide Holdings, Inc. and not to any of its Subsidiaries; (ii) the term “Company” refers to Clear Channel Outdoor Holdings, Inc. and not to any of its Subsidiaries; (iii) the terms “we,” “our” and “us” each refer to the Company and its consolidated Subsidiaries; and (iv) the term “CCO” refers to Clear Channel Outdoor, LLC, and not to any of its Subsidiaries. The Issuer is a Wholly-Owned Subsidiary of the Company. The Company Guarantees the Original Notes and will Guarantee the Exchange Notes and each Restricted Subsidiary of the Company that Guarantees the Original Notes and will Guarantee the Exchange Notes is referred to as a “Restricted Guarantor.” The term “Exchange Notes” refers to the Issuer’s notes being offered hereby in exchange for a like principal amount of Original Notes, and the term “Notes” refers to the Original Notes and the Exchange Notes, collectively.

If the exchange offer is consummated, Holders of Original Notes who do not exchange their Original Notes for Exchange Notes will vote together with the Holders of the Exchange Notes for all relevant purposes under the Indenture. In that regard, the Indenture requires that certain actions by the Holders under the Indenture must be taken, and certain rights must be exercised, by specified minimum percentages of the aggregate principal amount of all Notes issued under the Indenture. In determining whether Holders of the requisite percentage in principal amount have given any notice, consent or waiver or taken any other action permitted under the Indenture, any Original Notes that remain outstanding after the exchange offer will be aggregated with the Exchange Notes and the Holders of all Notes will vote together as a single series for all such purposes. Accordingly, all references in this “Description of the Exchange Notes” to specified percentages in aggregate principal amount of the outstanding Notes mean, at any time after the exchange offer for the Original Notes is consummated, such percentage in aggregate principal amount of all Notes then outstanding.

Certain Developments Since Issuance of the Original Notes

On May 1, 2019, in connection with the emergence of iHeartMedia, Inc., iHeart and certain of iHeartMedia, Inc.’s direct and indirect domestic subsidiaries from Chapter 11, the Separation was consummated and the Company and its Subsidiaries ceased to be Subsidiaries of, or controlled by, iHeart. On August 22, 2019, the Issuer redeemed $333,475,000 aggregate principal amount of the Original Notes using proceeds from an equity offering by the Company. Following such redemption and as of the date of this prospectus, there are $1,901,525,000 aggregate principal amount of Original Notes outstanding.

On August 23, 2019, the Company consummated a series of refinancing transactions, including the offering of the Senior Secured Notes and the entry into the Senior Secured Credit Facilities and the ABL Facility (each as defined elsewhere in this prospectus). The Company used the proceeds of the Senior Secured Notes and the Term Loan Facility (as defined elsewhere in this prospectus), together with cash on hand, to redeem in full and satisfy and discharge the CCWH Senior Notes and the CCIBV Senior Notes, and also terminated the Senior Credit Facilities.

On the Issue Date, the Original Notes and related Guarantees were Subordinated Indebtedness of the Issuer and the Guarantors and were known as the “9.25% senior subordinated notes due 2024.” The Indenture provides that on the first day that the CCWH Senior Notes were no longer outstanding and at least a portion of such notes had been refinanced with Senior Secured Indebtedness, then, beginning on that day and continuing at all times thereafter, the subordination provisions of the Indenture would cease to apply to the Notes and the Guarantees and the Notes and the Guarantees would cease to be Subordinated Indebtedness. These conditions were satisfied on August 23, 2019 (the “Step-up Trigger Date”), upon the consummation of the refinancing transactions described above, and in accordance with the terms of the Indenture, the Issuer notified the Trustee that, on such date, the Original Notes and the Guarantees ceased to be Subordinated Indebtedness, and on such date and continuing at all times thereafter, the Notes rank pari passu in right of payment with all of the Issuer’s and the Guarantors’ Senior Indebtedness and became known as the “9.25% Senior Notes due 2024” (the “Step-up”).

The following description is only a summary of the material provisions of the Indenture and does not purport to be complete and is qualified in its entirety by reference to the provisions of that agreement, including the definitions therein of certain terms used in this “Description of the Exchange Notes.” Additionally, the Indenture has not been amended and restated to reflect the consummation of the Separation or the Step-up, and thus, certain subsections of this description that contain a verbatim recitation of the provisions of the Indenture continue to refer to terms and instruments that are referred to in the Indenture but that are no longer applicable or in effect following the Separation and the Step-up. We urge you to read the Indenture and the Notes because those agreements, not this description, define your rights as Holders of the Notes. Copies of the Indenture may be obtained from the Company.

Brief Description of Exchange Notes

Like the Original Notes, the Exchange Notes:

•	will be the unsecured senior obligations of the Issuer;

•

will rank pari passu in right of payment to all existing and future Senior Indebtedness of the Issuer, including the Senior Secured Notes, the Senior Secured Credit Facilities and the ABL Facility (each as defined elsewhere in this prospectus);

•

will be effectively subordinated to all existing and future secured Indebtedness of the Issuer, including the Senior Secured Notes, the Senior Secured Credit Facilities and the ABL Facility (each as defined elsewhere in this prospectus), to the extent of the value of the assets securing such Indebtedness;

•	will be senior in right of payment to all existing and future Subordinated Indebtedness of the Issuer; and

•	will be structurally subordinated to all existing and future obligations of any existing or future Subsidiaries of the Company that do not guarantee the Exchange Notes.

Like the Guarantees of the Original Notes, the Guarantee of each Guarantor of the Exchange Notes:

•	will be an unsecured senior obligation of such Guarantor;

•

will rank pari passu in right of payment to all existing and future Senior Indebtedness of such Guarantor, including the Senior Secured Notes, the Senior Secured Credit Facilities and the ABL Facility (each as defined elsewhere in this prospectus);

•

will be effectively subordinated to all existing and future secured Indebtedness of such Guarantor, including the Senior Secured Notes, the Senior Secured Credit Facilities and the ABL Facility (each as defined elsewhere in this prospectus), to the extent of the value of the assets securing such Indebtedness;

•	will be senior in right of payment to all existing and future Subordinated Indebtedness of such Guarantor.

Guarantees

The Guarantors, as primary obligors and not merely as sureties, will jointly and severally irrevocably and unconditionally guarantee, on an unsecured senior basis, in each case, the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Issuer under the Exchange Notes, whether for payment of principal of or interest on the Exchange Notes, expenses, indemnification or otherwise, on the terms set forth in the Indenture.

Each Restricted Subsidiary that is a Wholly-Owned Subsidiary of the Company (other than Excluded Subsidiaries) guarantees the Original Notes and will guarantee the Exchange Notes, subject to release as provided below. The Original Notes are and the Exchange Notes will be structurally subordinated to Indebtedness and other liabilities of Subsidiaries of the Company that do not guarantee the Notes.

Not all of the Company’s Subsidiaries guarantee the Original Notes or will guarantee the Exchange Notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute or contribute, as the case may be, any of their assets to a Guarantor. None of the Company’s Excluded Subsidiaries guarantee the Original Notes or will guarantee the Exchange Notes. As of the Issue Date and as of the date of this prospectus, the Excluded Subsidiaries include all Foreign Subsidiaries of the Company, all non-Wholly-Owned Subsidiaries of the Company, certain Domestic Subsidiaries and all Immaterial Subsidiaries. The non-Guarantor Subsidiaries accounted for approximately $1,420.2 million, or 52.9%, of our revenue for the year ended December 31, 2019. As of December 31, 2019, our non-Guarantor Subsidiaries had $30 thousand in outstanding indebtedness and $1,515.2 million of other outstanding liabilities, excluding intercompany obligations.

The obligations of each Guarantor under its Guarantee are limited as necessary to prevent such Guarantee from constituting a fraudulent conveyance under applicable law.

Any Guarantor that makes a payment under its Guarantee will be entitled upon payment in full of all guaranteed obligations under the Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment (such net assets determined in accordance with GAAP).

If a Guarantee were to be rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the Guarantor, and, depending on the amount of such indebtedness, a Guarantor’s liability on its Guarantee could be reduced to zero.

Each Guarantee by a Restricted Guarantor provides by its terms that it shall be automatically and unconditionally released and discharged upon:

(1)(a) any sale, exchange or transfer (by merger or otherwise) of (i) the Capital Stock of such Restricted Guarantor after which the applicable Restricted Guarantor is no longer a Restricted Subsidiary or (ii) all or substantially all of the assets of such Restricted Guarantor which sale, exchange or transfer is made in a manner in compliance with the applicable provisions of the Indenture;

(b) the designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary;

(c) the Issuer exercising its legal defeasance option or covenant defeasance option as described under “—Legal Defeasance and Covenant Defeasance” or the Issuer’s obligations under the Indenture being discharged in a manner not in violation of the terms of the Indenture; or

(d) such Restricted Guarantor ceasing to be a Restricted Subsidiary as a result of a transaction or designation permitted hereunder; provided, however, if such Restricted Guarantor, immediately prior thereto, was a guarantor of other capital markets debt securities of the Issuer or a Guarantor and continues to be a guarantor of such other capital markets debt securities of the Issuer or a Guarantor, no such release shall be permitted; and

(2) such Restricted Guarantor delivering to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

The Guarantee by the Company provides by its terms that it shall be automatically and unconditionally released and discharged upon the Issuer exercising its legal defeasance option or covenant defeasance option as described under “—Legal Defeasance and Covenant Defeasance” or the Issuer’s obligations under the Indenture being discharged in a manner in accordance with the terms of the Indenture.

Ranking

The payment of the principal of, premium, if any, and interest on the Notes by the Issuer will rank pari passu in right of payment to all existing and future Senior Indebtedness of the Issuer and rank senior in right of payment to all existing and future Subordinated Indebtedness of the Issuer.

The payment of any Guarantee of the Notes will rank pari passu in right of payment to all existing and future Senior Indebtedness of such Guarantor and rank senior in right of payment to all existing and future Subordinated Indebtedness of such Guarantor.

At December 31, 2019:

(1) the Company and its Subsidiaries had $5,146.5 million of Senior Indebtedness outstanding (including the Senior Secured Notes and the Senior Secured Credit Facilities, each as defined elsewhere in this prospectus), $3,245.0 million of which was Secured Indebtedness; and

(2) the Company and the Guarantors did not have any Subordinated Indebtedness outstanding.

Although the Indenture limits the incurrence of Indebtedness by the Company and its Restricted Subsidiaries and the issuance of Disqualified Stock and Preferred Stock by the Restricted Subsidiaries, such limitations are subject to a number of significant qualifications and exceptions. Under certain circumstances, the Company and its Subsidiaries may be able to incur additional amounts of Indebtedness and such Indebtedness may be Secured Indebtedness. See “—Certain Covenants in the Indenture—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Certain Covenants in the Indenture—Liens.”

Substantially all of the operations of the Issuer are conducted through its Subsidiaries, most of which are Foreign Subsidiaries of the Issuer that will not Guarantee the Exchange Notes. In addition, substantially all of the operations of the Company are conducted through its Subsidiaries.

Unless a Subsidiary is a Guarantor, claims of creditors of such Subsidiary, including trade creditors, and claims of preferred stockholders (if any) of such Subsidiary generally will have priority with respect to the assets and earnings of such Subsidiary over the claims of creditors of the Issuer, including Holders, even if such claims do not constitute Senior Indebtedness. The Exchange Notes, therefore, will be effectively subordinated to creditors (including trade creditors) and preferred stockholders (if any) of Subsidiaries of the Company that are not Guarantors. As of December 31, 2019, the Company’s Subsidiaries which are not Guarantors had $30 thousand of outstanding indebtedness and $1,515.2 million of other outstanding liabilities, excluding intercompany obligations.

The Issuer and the Guarantors agreed in the Indenture not to incur any Indebtedness that is subordinated or junior in right of payment to the Senior Indebtedness of the Issuer or such Guarantor unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to the Senior Subordinated Indebtedness of such Person. The Indenture and the Notes will not treat (i) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (ii) Senior Indebtedness as subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral.

See “Risk Factors—Risks Related to the Exchange Notes.”

Proceeds Loan

The Issuer loaned the entire stated principal amount of the Notes issued on the Issue Date to CCO pursuant to an intercompany loan. The proceeds from such intercompany loan were used by CCO to repay in full to the Issuer two proceeds loans made in March 2012 simultaneously with the closing of the issuance of the CCWH Existing Subordinated Notes. The obligations of CCO under the Proceeds Loan are senior unsecured obligations of CCO.

Interest accrues on the Proceeds Loan at a rate equal to the interest rate payable on the Notes. CCO is entitled to set-off and deduct any payments it makes under its Guarantee against and from its obligations under the Proceeds Loan. The maturity date of the Proceeds Loan is the same as the maturity date of the Notes.

The Proceeds Loan is repayable by CCO upon the repayment in full or in part of the Notes, whether at maturity, on early redemption or upon acceleration thereof. The Proceeds Loan includes cross-acceleration events to the Notes.

Paying Agent and Registrar for the Notes

The Issuer will maintain one or more Paying Agents for the Notes. The Paying Agent for the Notes is U.S. Bank National Association.

The Issuer also maintains a registrar in respect of the Notes, presently U.S. Bank National Association. If the Issuer fails to appoint a registrar, the Trustee will act as such. The registrar for the Notes will maintain a register reflecting ownership of the Notes outstanding from time to time and will make payments on and facilitate transfer of the Notes on behalf of the Issuer.

The Issuer may change the Paying Agents or registrars without prior notice to the Holders. The Company, the Issuer, any Restricted Subsidiary or any Subsidiaries of a Restricted Subsidiary may not act as a Paying Agent or registrar.

Transfer and Exchange

A Holder may transfer or exchange Notes in accordance with the terms set forth in the Indenture. Any registrar or the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders will be required to pay all taxes due on transfer. The Issuer is not required to transfer or exchange any Note selected for redemption.

Principal, Maturity and Interest

The Issuer will issue up to $1,901,525,000 aggregate principal amount of Exchange Notes. The Exchange Notes will mature on February 15, 2024. Subject to compliance with the covenant described below under the caption “—Certain Covenants in the Indenture—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” the Issuer may issue additional Notes from time to time (such additional Notes, the “Additional Notes”). The Original Notes, the Exchange Notes and any Additional Notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context requires otherwise, for all purposes of the Indenture and this “Description of the Exchange Notes,” references to “Notes” include any Additional Notes that are actually issued.

Interest on the Exchange Notes will accrue and be payable by or on behalf of the Issuer semi-annually in arrears from the last interest payment date on which interest was paid on the Original Notes surrendered in exchange therefor, which was February 15, 2020. Interest will be payable by the Issuer semi-annually on February 15 and August 15 of each year, computed using a 360-day year comprised of twelve 30-day months, to Holders of record at the close of business on the February 1 or August 1 immediately preceding the relevant interest payment date. If a payment date is not on a Business Day at the place of payment, payment may be made at the place on the next succeeding Business Day and no interest will accrue for the intervening period.

The Issuer will pay interest on overdue principal at 1% per annum in excess of the interest otherwise payable by the Issuer and will pay interest on overdue installments due from the Issuer at such higher rate to the extent lawful.

Principal of, premium, if any, and interest on the Notes will be payable at the office or agency of the Issuer maintained for such purpose or, at the option of the Issuer, may be made by check delivered to the Holders of the Notes at their respective addresses set forth in the register of Holders; provided that all payments of principal, premium, if any, and interest with respect to the Notes represented by one or more global notes registered in the name of or held by The Depository Trust Company (“DTC”) or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof. The Issuer’s office or agency will be the office of the Paying Agent maintained for such purpose.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

We are not required to make any sinking fund payments with respect to the Notes. Under certain circumstances, we may be required to offer to purchase Notes as described under the caption “—Repurchase at the Option of Holders.” We and our affiliates may at any time and from time to time purchase Notes in the open market, by tender offer, in negotiated transactions or otherwise.

Optional Redemption

Except as set forth below, the Issuer shall not be permitted to redeem the Notes. The Notes will be payable at par at maturity.

At any time prior to February 15, 2021, the Notes may be redeemed or purchased (by the Issuer or any other Person), at the Issuer’s option, in whole or in part, upon notice as described under “—Selection and Notice,” at a redemption price equal to 100.000% of the principal amount of Notes redeemed plus the Applicable Premium as of the redemption date, and, without duplication, accrued and unpaid interest to the redemption date, subject to the rights of Holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date. The Issuer may provide in such notice that the consummation of such redemption or purchase and the payment of the redemption price with respect thereto may, at the Issuer’s discretion, be subject to one or more conditions precedent including, but not limited to, the consummation of an acquisition, financing transaction or Equity Offering, and that performance of the Issuer’s obligations with respect to such redemption or purchase may be performed by another Person.

On and after February 15, 2021, the Notes may be redeemed or purchased (by the Issuer or any other Person), at the Issuer’s option, in whole or in part, upon notice as described under “—Selection and Notice,” at any time and from time to time at the redemption prices set forth below. The Issuer may provide in such notice that the consummation of such redemption or purchase and the payment of the redemption price with respect thereto may, at the Issuer’s discretion, be subject to one or more conditions precedent, and that performance of the Issuer’s obligations with respect to such redemption or purchase may be performed by another Person. The Notes will be redeemable at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below plus accrued and unpaid interest thereon to the applicable redemption date, subject to the right of Holders of record of Notes on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on February 15 of each of the years indicated below:

Dates	Percentage
2021	104.6250%
2022	102.3125%
2023 and thereafter	100.0000%

Until February 15, 2021, the Issuer may, at its option, on one or more occasions, redeem up to 40% of the then outstanding aggregate principal amount of Notes at a redemption price equal to 109.25% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to the applicable redemption date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings to the extent such net cash proceeds are received by or contributed to the Issuer; provided that at least 50% of the sum of the aggregate principal amount of Notes originally issued under the Indenture and any Additional Notes issued under the Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption unless all such Notes are redeemed substantially concurrently; provided further, that each such redemption occurs within 180 days of the date of closing of each such Equity Offering.

In addition, until February 15, 2021, the Issuer may, at its option, redeem up to 20% of the then outstanding aggregate principal amount of Notes issued under the Indenture at a redemption price equal to 103% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to the redemption date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings to the extent such net cash proceeds are received by or contributed to the Issuer; provided that at least 50% of the sum of the aggregate principal amount of Notes originally issued under the Indenture and any Additional Notes issued under the Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption unless all such Notes are redeemed substantially concurrently; provided further, that each such redemption occurs within 180 days of the date of closing of each such Equity Offering. Any redemption of Notes effected pursuant to this paragraph will reduce the Issuer’s ability to redeem Notes under the immediately preceding paragraph; provided that the redemption provisions under the immediately preceding paragraph and this paragraph may be used concurrently to redeem up to an aggregate 40% of the then outstanding aggregate principal amount of Notes. On August 22, 2019, the Issuer redeemed $333,475,000 aggregate principal amount, or approximately 15%, of Original Notes using this feature.

The Issuer may provide in the notice that payment of the redemption price and performance of the Issuer’s obligations with respect thereto may be performed by another Person. Notice of any redemption upon any Equity Offering may be given prior to the completion of the related Equity Offering. Any redemption or notice of redemption may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, the consummation of an acquisition or financing transaction or an Equity Offering.

The Trustee or the Paying Agent shall select the Notes to be purchased in the manner described under “—Selection and Notice.”

Repurchase at the Option of Holders

Change of Control

The Notes provide that if a Change of Control occurs, unless the Issuer has previously or concurrently delivered a redemption notice with respect to all the outstanding Notes as described under “—Optional Redemption,” the Issuer will make an offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101.0% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, subject to the right of Holders of the Notes of record on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, unless the Issuer has previously or concurrently delivered a redemption notice with respect to all the outstanding Notes as described under “—Optional Redemption,” the Issuer will send notice of such Change of Control Offer by electronic transmission (for Notes held in book-entry form) or first-class mail, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the security register with a copy to the Trustee, or otherwise in accordance with the procedures of DTC, with the following information:

(1)    that a Change of Control Offer is being made pursuant to the covenant entitled “—Repurchase at the Option of Holders—Change of Control,” and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuer;

(2)    the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is transmitted or delivered (the “Change of Control Payment Date”);

(3)    that any Note not properly tendered will remain outstanding and continue to accrue interest;

(4)    that unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5)    that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6)    that Holders will be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes, provided that the Paying Agent receives, not later than the close of business on the fifth Business Day preceding the Change of Control Payment Date, a telegram, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(7)    that the Holders whose Notes are being repurchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered. The unpurchased portion of the Notes must be equal to a minimum of $2,000 or an integral multiple of $1,000 in principal amount;

(8)    if such notice is transmitted or delivered prior to the occurrence of a Change of Control, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control; and

(9)    the other instructions, as determined by the Issuer, consistent with the covenant described hereunder, that a Holder must follow.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes by the Issuer pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

On the Change of Control Payment Date, the Issuer will, to the extent permitted by law,

(1)    accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer,

(2)    deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered, and

(3)    deliver, or cause to be delivered, to the Trustee for cancellation (and delivery to the Paying Agent) the Notes so accepted together with an Officer’s Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Issuer.

Credit agreements, including the Senior Secured Credit Facilities and the ABL Facility (each as defined elsewhere in this prospectus), or other agreements to which the Company or the Issuer are or become a party may provide that certain change of control events with respect to the Company would constitute a default thereunder (including a Change of Control under the Indenture). If we experience a change of control that triggers a default under any Credit Facilities, we could seek a waiver of such default or seek to refinance our Credit Facilities. In the event we do not obtain such a waiver or refinance the Credit Facilities, such default could result in amounts outstanding under our Credit Facilities being declared due and payable.

Our ability to pay cash to the Holders of Notes following the occurrence of a Change of Control may be limited by our then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases. See “Risk Factors—Risks Related to the Exchange Notes—Certain transactions that may result in a change in ownership of Clear Channel Outdoor Holdings may not constitute a change of control. In addition, in the event of a change of control, the issuer may not be able to fulfill its repurchase obligations under the indenture governing the exchange notes.”

The Change of Control purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the Initial Purchasers of the Original Notes and us. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, dispositions, refinancings or other recapitalizations that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness (including Senior Indebtedness) are contained in the covenant described under “—Certain Covenants in the Indenture—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.” Such restrictions in the Indenture can be waived only with the consent of the Holders of a majority in principal amount of the Notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture does not contain any covenants or provisions that may afford Holders of the Notes protection in the event of a highly leveraged transaction. Such limitations are subject to a number of important exceptions, baskets and qualifications.

We will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

The definition of “Change of Control” includes a disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries to any Person. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Company and its Restricted Subsidiaries. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of Notes may require the Issuer to make an offer to repurchase the Notes as described above. In addition, Holders may not be entitled to require us to purchase their Notes in certain circumstances involving a significant change in the composition of our Board of Directors, including in connection with a proxy contest where our Board of Directors does not endorse a dissident slate of directors but approves them as “Continuing Directors.”

Except as described in clause (11) of the second paragraph under “—Amendment, Supplement and Waiver,” the provisions in the Indenture relative to the Issuer’s obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified at any time with the written consent of the Holders of a majority in principal amount of the then outstanding Notes under the Indenture.

Asset Sales

The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale, unless:

(1)    the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Company) of the assets sold or otherwise disposed of; and

(2)    except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of:

(a)    any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto) of the Company or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Notes (or Guarantees) or that are owed to the Company or a Restricted Subsidiary, that are assumed by the transferee of any such assets and for which the Company and all of its Restricted Subsidiaries have been irrevocably released from such liabilities,

(b)    any securities, notes or other obligations or assets received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale, subject to ordinary settlement periods, and

(c)    any Designated Non-cash Consideration received by the Company or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of (x) $150.0 million and (y) 2.0% of Total Assets as of the end of the Company’s most recently ended fiscal quarter prior to the date of the receipt of such Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value shall be deemed to be cash for purposes of this provision and for no other purpose.

Within 18 months after the receipt of any Net Proceeds of any Asset Sale:

(1)    by the Company or any Restricted Subsidiary, then the Company or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale to permanently reduce Obligations under (i) prior to the Step-up Trigger Date, any Senior Indebtedness of the Issuer or the Guarantors and (ii) on and after the Step-up Trigger Date, any Senior Secured Indebtedness or other Indebtedness secured by Lien of the Issuer or the Guarantors, and in each case to correspondingly reduce commitments with respect thereto;

(2)    by the Company or any Restricted Subsidiary, then the Company or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale to permanently reduce Obligations under (i) the Notes (to the extent such purchases are at or above 100% of the principal amount thereof) or (ii)(x) prior to the Step-up Trigger Date, any Senior Subordinated Indebtedness of the Issuer or a Guarantor and (y) on and after the Step-up

Trigger Date, any Senior Indebtedness of the Issuer or a Guarantor (and, in each case, to correspondingly reduce commitments with respect thereto); provided, however, that the Issuer shall equally and ratably reduce (or offer to reduce) Obligations under the Notes as provided under “—Optional Redemption,” through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders of Notes to purchase a pro rata amount of Notes at 100% of the principal amount thereof, plus accrued but unpaid interest;

(3)    [Reserved];

(4)    [Reserved];

(5)    by any Restricted Subsidiary that is not the Issuer or a Guarantor, then such Restricted Subsidiary that is not the Issuer or a Guarantor, at its option, may apply the Net Proceeds of such Asset Sale to permanently reduce Obligations under Indebtedness of Restricted Subsidiaries that are not the Issuer or not Guarantors, and to correspondingly reduce commitments with respect thereto; or

(6)    by the Company or any Restricted Subsidiary, then the Company or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale to (a) make an Investment in any one or more businesses, provided, however, that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or Restricted Subsidiary, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) acquire properties, (c) make capital expenditures or (d) acquire other assets that, in the case of each of clauses (a), (b), (c) and (d) either (x) are used or useful in a Similar Business or (y) replace the businesses, properties or assets that are the subject of such Asset Sale;

provided, however, that, in the case of clause (6) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Issuer or such other Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within the later of 18 months after receipt of such Net Proceeds and 180 days following such commitment; provided further, however, that if such commitment is cancelled or terminated after the later of such 18 month or 180 day period for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Excess Proceeds.

Any Net Proceeds from any Asset Sale described in the preceding paragraph that are not invested or applied as provided and within the time period set forth in the preceding paragraph will be deemed to constitute “Excess Proceeds,” except the amount of Excess Proceeds will be reduced by the sum of the amount of the Notes offered to be purchased in an offer pursuant to clause (2) above. When the aggregate amount of Excess Proceeds with respect to the Notes exceeds $50.0 million, the Issuer shall make an offer to all Holders of the Notes and, if required by the terms of any Indebtedness that ranks pari passu with the Notes, to the holder of such Indebtedness (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount of such Notes and the maximum aggregate principal amount (or accreted value, if less) of such Indebtedness that is a minimum of $2,000 or an integral multiple of $1,000 thereof (in aggregate principal amount) that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. The Issuer will commence an Asset Sale Offer with respect to Excess Proceeds within 20 Business Days after the date that Excess Proceeds exceed $50.0 million by mailing the notice required pursuant to the terms of the Indenture, with a copy to the Trustee or otherwise in accordance with the procedures of DTC. The Issuer, in its sole discretion, may satisfy the foregoing obligations with respect to any Net Proceeds from an Asset Sale by making an Asset Sale Offer with respect to such Net Proceeds prior to the expiration of the relevant 18 month period (or such longer period provided above) or with respect to Excess Proceeds of $50.0 million or less.

To the extent that the aggregate principal amount of Notes and the aggregate principal amount (or accreted value, if applicable) of such Indebtedness that ranks pari passu with the Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds with respect to the Notes, the Issuer may use any remaining Excess Proceeds for general corporate purposes, including to make Restricted Payments, subject to the other covenants contained in the Indenture or for any other purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and the aggregate principal amount (or accreted value, if applicable) of the Indebtedness surrendered in an Asset Sale Offer exceeds the amount of Excess Proceeds with respect to the Notes, the Trustee or the Paying Agent shall select the Notes and the Issuer or the agent for such Indebtedness will select such other Indebtedness to be purchased on a pro rata basis based on the principal amount of the Notes and the aggregate principal amount (or accreted value, if applicable) of such Indebtedness tendered. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

Pending the final application of any Net Proceeds pursuant to this covenant, the holder of such Net Proceeds may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility, including under any Credit Facilities, or otherwise invest or apply such Net Proceeds in any manner not prohibited by the Indenture.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

Except as described in clause (11) of the second paragraph under “—Amendment, Supplement and Waiver,” the provisions under the Indenture relative to the Issuer’s obligation to make an offer to repurchase the Notes as a result of an Asset Sale may be waived or modified with the written consent of the Holders of a majority in principal amount of the then outstanding Notes.

Selection and Notice

If the Issuer is redeeming less than all of the Notes at any time, the Trustee or the Paying Agent will select the Notes to be redeemed (a) if such Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which such Notes are listed or (b) on a pro rata basis to the extent practicable, and, in the case of Notes represented in global form, in accordance with the applicable procedures of DTC, or, if the pro rata basis is not practicable for any reason, by lot or by such other method as the Trustee or the Paying Agent shall deem appropriate.

Notices of purchase or redemption shall be delivered by electronic transmission (for Notes held in book-entry form) or by first-class mail, postage prepaid, at least 30 but not more than 60 days before the purchase or redemption date to (x) each Holder of Notes to be redeemed at such Holder’s registered address, (y) to the Trustee to forward to each Holder of Notes to be redeemed at such Holder’s registered address, or (z) otherwise in accordance with the procedures of DTC, except that redemption notices may be delivered more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. Notices of purchase or redemption may, at the Issuer’s discretion, provide that the purchase or redemption contemplated thereby is conditioned on the satisfaction of one or more conditions precedent, including, but not limited to, the consummation of an acquisition or financing transaction or Equity Offering. If any Note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed.

The Issuer will issue a new Note in a principal amount equal to the unredeemed portion of the original Note in the name of the Holder upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

Certain Covenants in the Indenture

Set forth below are summaries of the principal covenants that are contained in the Indenture.

Suspension of Covenants if the Notes Achieve Investment Grade Rating

If on any date following the date of the Indenture:

(1)    the Notes achieve an Investment Grade Rating by both of the Rating Agencies; and

(2)    no Default or Event of Default shall have occurred and be continuing (a “Suspension Date”),

then, beginning on that day and subject to the provisions of the following paragraph, the covenants specifically listed under the following captions in this offering memorandum will be terminated:

(1)    “—Repurchase at the Option of Holders—Asset Sales”;

(2)    “—Certain Covenants in the Indenture—Limitation on Restricted Payments”;

(3)    “—Certain Covenants in the Indenture—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(4)    “—Certain Covenants in the Indenture—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries”;

(5)    “—Certain Covenants in the Indenture—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries”;

(6)    “—Certain Covenants in the Indenture—Transactions with Affiliates”; and

(7)    clause (4) of the covenant described below under the caption “—Certain Covenants in the Indenture—Merger, Consolidation or Sale of All or Substantially All Assets”,

(collectively, the “Suspended Covenants”). In the event that the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraws its Investment Grade Rating or downgrades the rating assigned to the Notes below an Investment Grade Rating, then the Company and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants with respect to future events, unless and until the Notes subsequently attain an Investment Grade Rating by both of the Rating Agencies and no Default or Event of Default is in existence (in which event the Suspended Covenants shall no longer be in effect for such time as the Notes maintain an Investment Grade Rating by both of the Rating Agencies and no Default or Event of Default is in existence). Notwithstanding that the Suspended Covenants may be reinstated, no Default, Event of Default or breach of any kind shall be deemed to exist under the Indenture, the Notes or the Guarantees with respect to the Suspended Covenants based on any actions taken or events occurring during any Suspension Period (as defined below), or any actions taken at any time pursuant to any contractual obligation arising after the commencement of a Suspension Period and prior to the immediately following Reversion Date, regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants remained in effect during such period. The periods of time between the applicable Suspension Date and the immediately following Reversion Date are each referred to in this description as a “Suspension Period.”

On the Reversion Date, all Indebtedness incurred during the immediately preceding Suspension Period will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (4) of the second paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.” Calculations made after a Reversion Date of the amount available to be made as Restricted Payments under “—Limitation on Restricted Payments” will be made as though the covenant described under “—Limitation on Restricted Payments” had been in effect prior to, but not during, the Suspension Period. No Default or Event of Default will be deemed to have occurred as a result of the Reversion Date occurring on the basis of any actions taken or the continuance of any circumstances resulting from actions taken or the performance of obligations under agreements entered into by the Company, the Issuer or any of their Restricted Subsidiaries during the Suspension Period (other than agreements to take actions after the Reversion Date that would not be permitted outside of the Suspension Period entered into in contemplation of the Reversion Date). For purposes of determining compliance with “—Asset Sales,” the amount of Excess Proceeds from all Asset Sales not applied in accordance with the covenant will be deemed to be reset to zero.

There can be no assurance that the Notes will ever achieve an Investment Grade Rating or that any such rating will be maintained.

Limitation on Restricted Payments

The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

(1)    declare or pay any dividend or make any distribution or any payment having the effect thereof on account of the Company’s or any Restricted Subsidiary’s Equity Interests (in such Person’s capacity as holder of such Equity Interests), including any dividend or distribution payable in connection with any merger, amalgamation or consolidation other than:

(a)    dividends or distributions payable solely in Equity Interests (other than Disqualified Stock) of the Company; or

(b)    dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary of the Company, the Company or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

(2)    purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent of the Company, including in connection with any merger, amalgamation or consolidation;

(3)    make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness, other than:

(a)    Indebtedness permitted under clause (8) of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; or

(b)    the payment of principal on or the purchase, redemption, defeasance, repurchase or other acquisition or retirement of Subordinated Indebtedness of the Company or any Restricted Subsidiary in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment of principal or such purchase, redemption, defeasance, repurchase or acquisition; or

(4)    make any Restricted Investment

(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”); unless, at the time of such Restricted Payment:

(1)    no Default shall have occurred and be continuing or would occur as a consequence thereof;

(2)    immediately after giving effect to such transaction on a pro forma basis, the Issuer could incur $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in the first paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; and

(3)    such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by clauses (1), (2) (with respect to the payment of dividends on Refunding Capital Stock (as defined below) pursuant to clause (c) thereof only), (6)(c), 17(b) and 17(c) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum of (without duplication):

(a)    50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) beginning on the first day of the fiscal quarter commencing after the Issue Date to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit; plus

(b)    100% of the aggregate net proceeds (including cash and the fair market value, as determined in good faith by the Company, of marketable securities or other property) received by the Company or a Restricted Subsidiary since immediately after the Issue Date from the issue or sale of:

(i)    (A) Equity Interests of the Company, including Treasury Capital Stock (as defined below), but excluding cash proceeds and the fair market value, as determined in good faith by the Company, of marketable securities or other property received from the sale of:

(x)    Equity Interests to members of management, directors or consultants of the Company, its Restricted Subsidiaries and any direct or indirect parent company of the Company, after the Issue Date to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph; and

(y)    Designated Preferred Stock; and

(B) to the extent such proceeds or other property are actually contributed to the capital of the Company or any Restricted Subsidiary, Equity Interests of the Company’s direct or indirect parent companies (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such companies or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph); or

(ii)    debt of the Company or any Restricted Subsidiary that has been converted into or exchanged for such Equity Interests of the Company or a direct or indirect parent company of the Company;

provided, however, that this clause (b) shall not include the proceeds from (W) Refunding Capital Stock (as defined below), (X) Equity Interests or convertible debt securities sold to the Company or a Restricted Subsidiary, as the case may be, (Y) Disqualified Stock or debt securities that have been converted into Disqualified Stock or (Z) Excluded Contributions; plus

(c)    100% of the aggregate amount of net proceeds (including cash and the fair market value, as determined in good faith by the Company, of marketable securities or other property) contributed to the capital of the Company following the Issue Date (other than (i) by a Restricted Subsidiary and (ii) from any Excluded Contributions); plus

(d)    100% of the aggregate amount of proceeds (including cash and the fair market value, as determined in good faith by the Company, of marketable securities or other property) received by the Company or a Restricted Subsidiary by means of:

(i)    the sale or other disposition (other than to the Company or a Restricted Subsidiary) of Restricted Investments made by the Company or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Company or its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments by the Company or its Restricted Subsidiaries, in each case with respect to Restricted Investments made after the Issue Date; or

(ii)    the sale or other disposition (other than to the Company or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary or a dividend or distribution from an Unrestricted Subsidiary after the Issue Date;

provided, however, that this clause (d) shall not include the proceeds from Net Proceeds of any Asset Sale to the extent such Net Proceeds have been applied to Restricted Payments made in accordance with clause (19) of the next succeeding paragraph; plus

(e)    in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary after the Issue Date, the fair market value of the Investment in such Unrestricted Subsidiary, as determined by the Company in good faith or if such fair market value may exceed $100.0 million, in writing by an Independent Financial Advisor, at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary, other than to the extent such Investment constituted a Permitted Investment.

The foregoing provisions will not prohibit:

(1)    the payment of any dividend or distribution or consummation of any redemption within 60 days after the date of declaration of such dividend or distribution or the giving of redemption notice, as the case may be, if at the date of declaration or notice such payment or redemption would have complied with the provisions of the Indenture;

(2)    (a) the purchase, redemption, defeasance, repurchase, retirement or other acquisition of any Equity Interests (“Treasury Capital Stock”) of the Company or any Restricted Subsidiary or Subordinated Indebtedness of the Company or any of its Restricted Subsidiaries or any Equity Interests of any direct or indirect parent company of the Company, in exchange for, or out of the proceeds of, the substantially concurrent sale or issuance (other than to a Restricted Subsidiary) of, Equity Interests of the Company, or any direct or indirect parent company of the Company, to the extent contributed to the Company or any Restricted Subsidiary (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”), (b) the declaration and payment of dividends on the Treasury Capital Stock out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of the Refunding Capital Stock, and (c) if immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon was permitted under clause (6)(a) or (b) of this paragraph, the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to purchase, redeem, defease, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of the Company) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement;

(3)    the purchase, redemption, defeasance, repurchase or other acquisition or retirement of Subordinated Indebtedness of the Company or a Restricted Subsidiary made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Company or a Restricted Subsidiary, as the case may be, which is incurred in compliance with “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” so long as:

(a)    the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the

Subordinated Indebtedness being so purchased, redeemed, defeased, repurchased, exchanged, acquired or retired for value, plus the amount of any premium (including reasonable tender premiums), defeasance costs and any fees and expenses incurred in connection with such purchase, redemption, defeasance, repurchase, exchange, acquisition or retirement and the issuance of such new Indebtedness;

(b)    such new Indebtedness is subordinated to the Notes or the applicable Guarantee at least to the same extent as such Subordinated Indebtedness so purchased, redeemed, defeased, repurchased, exchanged, acquired or retired for value;

(c)    such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so purchased, redeemed, defeased, repurchased, exchanged, acquired or retired; and

(d)    such new Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so purchased, redeemed, defeased, repurchased, exchanged, acquired or retired;

(4)    a Restricted Payment to pay for the repurchase, redemption, defeasance, retirement or other acquisition for value of Equity Interests (other than Disqualified Stock) of the Company or any of its direct or indirect parent companies held by any future, present or former employee, director, officer or consultant of the Company, any of its Subsidiaries or any of its direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement (including any principal and interest payable on any notes issued by the Company or any direct or indirect parent company of the Company in connection with any such repurchase, retirement or acquisition), or any stock subscription or shareholder agreement; provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed in any calendar year $7.5 million with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum of $15.0 million in any calendar year; provided further that such amount in any calendar year may be increased by an amount not to exceed:

(a)    the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Company and, to the extent contributed to the capital of the Company, Equity Interests of any of the direct or indirect parent companies of the Company, in each case to employees, directors, officers or consultants of the Company, any of its Subsidiaries or any of its direct or indirect parent companies, that occurs after the Issue Date; plus

(b)    the cash proceeds of key man life insurance policies received by the Company (or by any direct or indirect parent company to the extent actually contributed in cash to the Company) or any of its Restricted Subsidiaries after the Issue Date; less

(c)    the amount of any Restricted Payments previously made with the cash proceeds described in clauses (a) and (b) of this clause (4);

and provided further that cancellation of Indebtedness owing to the Company or any Restricted Subsidiary from employees, directors, officers or consultants of the Company, any of its Subsidiaries or its direct or indirect parent companies in connection with a repurchase of Equity Interests of the Company or any of the Company’s direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Indenture;

(5)    the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company or any of its Restricted Subsidiaries issued in accordance with the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(6)    (a) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Company or any of its Restricted Subsidiaries after the Issue Date; provided that the amount of dividends paid pursuant to this clause (a) shall not exceed the aggregate amount of cash actually received by the Company or a Restricted Subsidiary from the issuance of such Designated Preferred Stock;

(b)    a Restricted Payment to a direct or indirect parent company of the Company, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of such parent corporation issued after the Issue Date; provided that the amount of Restricted Payments paid pursuant to this clause (b) shall not exceed the aggregate amount of cash actually contributed to the capital of the Company from the sale of such Designated Preferred Stock; or

(c)    the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph;

provided, however, that, in the case of each of (a), (b) and (c) of this clause (6), for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration on a pro forma basis, the Company could incur $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in the first paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(7)    repurchases of Equity Interests deemed to occur upon exercise of stock options, warrants or convertible securities if such Equity Interests represent a portion of the exercise price of such options, warrants or convertible securities and payments of cash in lieu of the issuance of fractional shares of Capital Stock upon exercise or conversion of securities exercisable or convertible into Capital Stock;

(8)    [Reserved];

(9)    Restricted Payments that are made with Excluded Contributions;

(10)    other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (10) not to exceed $25.0 million;

(11)    Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (11) not to exceed $500.0 million;

(12)    any Restricted Payment used to fund or effect the Transactions and the fees and expenses related thereto or owed to Affiliates paid substantially concurrently with the completion of the Transactions, in each case to the extent permitted by the covenant described under “—Transactions with Affiliates”;

(13)    the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to the provisions similar to those described under the captions “—Repurchase at the Option of Holders—Change of Control” and “—Repurchase at the Option of Holders—Asset Sales”; provided, however, that all Notes tendered by Holders in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed, acquired or retired for value;

(14)    (a) the declaration and payment of dividends, distributions or other amounts or the making of loans or advances by the Company, if applicable, in amounts required for any direct or indirect parent of the Company to pay federal, state, local, or foreign income taxes (as the case may be) to the extent such income taxes are paid by such parent and are attributable to the income of the Company and its Restricted Subsidiaries (including by virtue of such parent being the common parent of a consolidated, combined, unitary, or similar tax group of which the Company or its Restricted Subsidiaries are members) and, to the extent of the amount of income actually received from its Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries; (b) the declaration and payment of dividends, other distributions or other amounts or the making of loans or advances by the Company, if applicable, in amounts required for any direct or indirect parent of the Company, if applicable, to pay fees and expenses (including franchise or similar taxes) required to maintain its corporate existence, customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers and employees of any direct or indirect parent of the Company, if applicable, and general corporate operating and overhead costs and expenses of any direct or indirect parent of the Company, if applicable, in each case to the extent such costs, fees and expenses are attributable to the ownership or operation of the Company, if applicable, and its Subsidiaries; and (c) the declaration and payment of dividends, other distributions or other amounts or the making of loans or advances by the Company, if applicable, in amounts required to pay fees and expenses related to any unsuccessful equity or debt offering of such parent entity;

(15)    the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Company or a Restricted Subsidiary by, Unrestricted Subsidiaries;

(16)    payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole, that complies with the covenant described under “—Merger, Consolidation or Sale of All or Substantially All Assets”; provided, however, that as a result of such consolidation, merger or transfer of assets, the Issuer shall make a Change of Control Offer and that all Notes tendered by Holders in connection with such Change of Control Offer have been repurchased, redeemed, acquired or retired for value;

(17)    at any time on or prior to the occurrence of the Separation, (a) any transaction constituting an Investment in connection with the Cash Management Arrangements, in each case, out of cash flow from operations of the Company and its consolidated Subsidiaries, (b) any transaction constituting a Restricted Payment made with (x) cash flow from operations of the Company and its consolidated Subsidiaries in lieu of any Investment that would have been permitted by clause (17)(a) and (y) amounts repaid under the iHeart Mirror Note, and (c) if the Cash Management Arrangements are no longer in effect, Restricted Payments made with (x) cash flow from operations of the Company and its consolidated Subsidiaries in an amount that could have been used to make Investments and Restricted Payments if such Cash Management Arrangements referred to in clause (17)(a) were in effect as of the date such Restricted Payment is made pursuant to this clause (17)(c) and (y) amounts repaid under the iHeart Mirror Note;

(18)    the declaration and payment of dividends or distributions by the Company made with the proceeds of any Indebtedness; provided, however, that after giving pro forma effect thereto the Consolidated Leverage Ratio would be less than 7.0 to 1.0;

(19)    distributions, by dividend or otherwise, of Net Proceeds of any Asset Sale by the Company or any Restricted Subsidiary that do not, or no longer, constitute Excess Proceeds because they were used to make an Asset Sale Offer; provided, however, that all Notes validly tendered by Holders of Notes in the Asset Sale Offer have been purchased and all Notes validly tendered by Holders of Notes in the Notes Purchase Offer have been purchased and, if after giving pro forma effect to such distribution (and any other application of Net Proceeds), the Consolidated Leverage Ratio would be less than 7.0 to 1.0;

(20)    the distribution, by dividend or otherwise, of a Restricted Investment or any Investment made with a previously existing Restricted Investment, in each case in an amount not to exceed the amount attributed to such Restricted Investment at the time initially made; and

(21)    any Restricted Payment made in connection with the declaration and payment by the Company or any Restricted Subsidiary of dividends or distributions with respect to the CCOH Preferred Stock or any Equity Interests (other than Disqualified Stock) issued as a replacement therefor;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (10) and (15) no Default shall have occurred and be continuing or would occur as a consequence thereof.

As of the Issue Date and as of the date of this prospectus, all of the Subsidiaries of the Company are Restricted Subsidiaries. The Company will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the second to last sentence of the definition of “Unrestricted Subsidiary.”

For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Investments in an amount determined as set forth in the last sentence of the definition of “Investments.” Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time pursuant to this covenant or pursuant to the definition of “Permitted Investments,” and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries are not subject to any of the restrictive covenants set forth in the Indenture.

Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness) and the Issuer and the Guarantors will not issue any shares of Disqualified Stock and the Company will not permit the Issuer to, and will not permit any Restricted Subsidiary that is not a Guarantor to issue any shares of Disqualified Stock or Preferred Stock; provided, however, that (1) the Issuer and the Guarantors may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock (other than Disqualified Stock of the Issuer or any parent company of the Issuer that is also a Restricted Subsidiary), and (2) any Restricted Subsidiary that is not a Guarantor may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, if in each case the Consolidated Leverage Ratio at the time such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been no greater than 7.0 to 1.0 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of the most recently ended four fiscal quarters for which internal financial statements are available; provided further, however, that Restricted Subsidiaries that are not Guarantors may not incur Indebtedness or issue Disqualified Stock or Preferred Stock if, after giving pro forma effect to such incurrence or issuance (including a pro forma application of the net proceeds therefrom), more than an aggregate of $150.0 million of Indebtedness or Disqualified Stock or Preferred Stock of Restricted Subsidiaries that are not Guarantors is outstanding pursuant to this paragraph at such time.

The foregoing limitations will not apply to:

(1)    Indebtedness of (a) the Issuer and the Guarantors pursuant to the CCWH Senior Notes (including any guarantee in respect of the CCWH Senior Notes) and (b) CCO represented by the Senior Proceeds Loans in the amount outstanding as of the Issue Date;

(2)    the incurrence by (a) the Issuer and any Guarantor of Indebtedness represented by the Notes (including any Guarantee, but excluding any Additional Notes) and (b) CCO of Indebtedness represented by the Proceeds Loan;

(3)    the incurrence by the Issuer and any Guarantor of Indebtedness represented by the Exchange Notes and related guarantees of the Exchange Notes to be issued in exchange for the Notes (excluding any Additional Notes) and Guarantees pursuant to the Registration Rights Agreement;

(4)    Indebtedness of the Company and its Restricted Subsidiaries (i) in existence on the Issue Date (other than the Senior Credit Facilities and Indebtedness described in clauses (1), (2) and (18)), or (ii) under Credit Facilities in an amount not to exceed $350.0 million at any one time outstanding;

(5)    Indebtedness (including Capitalized Lease Obligations) incurred or Disqualified Stock and Preferred Stock issued by the Company or any of its Restricted Subsidiaries (other than Disqualified Stock or Preferred Stock of the Issuer or any parent company of the Issuer that is also a Restricted Subsidiary), to finance the purchase, lease or improvement of property (real or personal) or equipment that is used or useful in a Similar Business, whether through the direct purchase of assets or the Equity Interests of any Person owning such assets in an aggregate principal amount, together with any Refinancing Indebtedness in respect thereof and all other Indebtedness incurred and Disqualified Stock and/or Preferred Stock issued and outstanding under this clause (5), not to exceed the greater of (x) $140 million and (y) 2.0% of Total Assets at any time outstanding; so long as such Indebtedness exists at the date of such purchase, lease or improvement, or is created within 270 days thereafter;

(6)    Indebtedness incurred by the Company or any Restricted Subsidiary constituting reimbursement obligations with respect to bankers’ acceptances, letters of credit and bank guarantees issued in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims, health, disability or other benefits to employees or former employees or their families or property, casualty or liability insurance or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding the foregoing; provided, however, that upon the drawing of such bankers’ acceptances and letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(7)    Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price, earn-out or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that such Indebtedness is not reflected on the balance sheet (other than by application of ASC 460 or in respect of acquired contingencies and contingent consideration recorded under ASC 805) of the Company or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (7));

(8)    Indebtedness or Disqualified Stock of the Company to a Restricted Subsidiary or a Restricted Subsidiary to the Company or another Restricted Subsidiary; provided that any such Indebtedness owing by the Issuer or a Guarantor to a Restricted Subsidiary that is not the Issuer or a Guarantor is expressly subordinated in right of payment to the Notes or the Guarantee of the Notes, as applicable; provided further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer (except that a pledge of Indebtedness referred to in this clause (8) shall not be deemed a transfer until the pledgee commences actions to foreclose on such Indebtedness) of any such Indebtedness or Disqualified Stock (except to the Company, the Issuer or another Restricted Subsidiary that is a Guarantor or, after the Step-up Trigger Date, if and when such date occurs, any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an incurrence of such Indebtedness or Disqualified Stock not permitted by this clause (8);

(9)    shares of Disqualified Stock or Preferred Stock of a Restricted Subsidiary (other than the Issuer or any parent company of the Issuer that is also a Restricted Subsidiary) issued to the Company or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer (except that a pledge of such Disqualified Stock or Preferred Stock referred to in this clause (9) shall not be deemed a transfer until the pledgee commences actions to foreclose on such Disqualified Stock or Preferred

Stock) of any such shares of Disqualified Stock or Preferred Stock (except to the Company or a Restricted Subsidiary or, after the Step-up Trigger Date, if and when such date occurs, any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed in each case to be an issuance of such shares of Disqualified Stock or Preferred Stock not permitted by this clause (9);

(10)    Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting interest rate risk with respect to any Indebtedness permitted to be incurred pursuant to this covenant, exchange rate risk or commodity pricing risk;

(11)    obligations in respect of self-insurance, customs, stay, performance, bid, appeal and surety bonds and completion guarantees and other obligations of a like nature provided by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(12)    (a) at any time on or prior to the occurrence of the Separation, Indebtedness or Disqualified Stock of the Company owed or issued to iHeart or any of its Subsidiaries that is a direct or indirect parent company in connection with the Cash Management Arrangements and (b) Indebtedness or Disqualified Stock of the Company or a Restricted Guarantor (other than Disqualified Stock of a parent company of the Issuer that is also a Restricted Subsidiary) and Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary that is not a Guarantor (in the case of Disqualified Stock or Preferred Stock, other than the Issuer or any parent company of the Issuer that is also a Restricted Subsidiary) in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this clause (12)(b), does not at any one time outstanding exceed $150.0 million (it being understood that any Indebtedness incurred or Disqualified Stock or Preferred Stock issued pursuant to this clause (12)(b) shall cease to be deemed incurred or outstanding for purposes of this clause (12)(b) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the Company or such Restricted Subsidiary could have incurred such Indebtedness or issued such Disqualified Stock or Preferred Stock under the first paragraph of this covenant without reliance on this clause (12)(b), with such automatic reclassification subject to the $150.0 million limitation in the first paragraph of this covenant that Restricted Subsidiaries that are not Guarantors may not incur Indebtedness or issue Disqualified Stock or Preferred Stock if, after giving pro forma effect to such incurrence or issuance (including a pro forma application of the net proceeds therefrom), the availability as of such date of determination under the $150.0 million sublimit would be exceeded);

(13)    the incurrence by (1) the Issuer and the Guarantors of Indebtedness or the issuance of shares of Disqualified Stock by the Guarantors (other than Disqualified Stock of any parent company of the Issuer that is also a Restricted Subsidiary), and (2) any Restricted Subsidiary that is not a Guarantor of Indebtedness or the issuance of shares of Disqualified Stock or shares of Preferred Stock, in each case, that serves to extend, replace, refund, refinance, renew or defease:

(a)    any Indebtedness incurred or Disqualified Stock or Preferred Stock issued as permitted under the first paragraph of this covenant and clauses (1), (2), (3), (4)(i), 4(ii), (5) and (12)(a) above and clause (14) below (including with respect to (x) the first paragraph of this covenant, any unfunded commitment for which an Officer’s Certificate has been delivered to the Trustee as provided in the definition of Consolidated Leverage Ratio, (y) clause (1)(a) above, any Senior Secured Indebtedness that serves to extend, replace, refund, refinance, renew or defease the CCWH Senior Notes, and (z) clause (4) above, any revolving or other line of credit pursuant to which there is an unfunded commitment in effect as of the Issue Date), or

(b)    any Indebtedness incurred or Disqualified Stock or Preferred Stock issued to so extend, replace, refund, refinance, renew or defease the Indebtedness, Disqualified Stock or Preferred Stock described in clause (a) above (including unfunded commitments that serve to extend, replace, refund, refinance, renew or defease any unfunded commitments under Indebtedness described in such clause (a));

provided, however, that in the case of clauses (a) and (b), any unfunded commitment shall continue to be treated as outstanding for purposes of the definition of Consolidated Leverage Ratio, and on and after the Step-up Trigger Date, the definition of Consolidated Secured Leverage Ratio, to the extent such unfunded commitment was outstanding for purposes thereof prior to such extension, replacement, refunding, refinancing, renewal or defeasance under this clause (13), including, in each case, additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums (including tender premiums), defeasance costs and fees and expenses in connection therewith or incurred as a result of original issue discount, accreted value in excess of the proceeds thereof or the stated principal amount thereof being in excess of the fair value thereof at issuance, in each case, as determined in good faith by the Company (collectively, the “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(i)    has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being extended, replaced, refunded, refinanced, renewed or defeased (except by virtue of prepayment of such Indebtedness),

(ii)    to the extent such Refinancing Indebtedness extends, replaces, refunds, refinances, renews or defeases (i) Indebtedness subordinated in right of payment or pari passu to the Notes or any Guarantee thereof, such Refinancing Indebtedness is subordinated in right of payment or pari passu to the Notes or the Guarantee at least to the same extent as the Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively,

(iii)    in the case of any Refinancing Indebtedness incurred to refinance Indebtedness, Disqualified Stock or Preferred Stock outstanding under clause 4(ii) or clause (5) above, such Refinancing Indebtedness shall be deemed to have been incurred and to be outstanding under such clause (4)(ii) or clause (5), as applicable, and not this clause (13) for purposes of determining amounts outstanding under such clauses; and

(iv)    shall not include:

(i)    Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Guarantor; or

(ii)    Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary;

and provided further, however, that subclauses (A) and (B) of this clause (13) will not apply to any extension, replacement, refunding, refinancing, renewal or defeasance of any Indebtedness under any Credit Facilities;

(14)    Indebtedness, Disqualified Stock or Preferred Stock of (x) the Company or a Restricted Subsidiary (in the case of Disqualified Stock or Preferred Stock, other than the Issuer or any parent company of the Issuer that is also a Restricted Subsidiary) incurred or issued to finance an acquisition or (y) Persons that are acquired by the Company or any Restricted Subsidiary or merged into the Company or a Restricted Subsidiary in accordance with the terms of the Indenture; provided, however, that after giving effect to such acquisition or merger, either:

(i)    the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in the first paragraph of this covenant, or

(ii)    the Consolidated Leverage Ratio is less than the Consolidated Leverage Ratio immediately prior to such acquisition or merger;

provided, however, that in each case, such determination is made on a pro forma basis taking into account such acquisition or merger;

(15)    Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of its incurrence;

(16)    [Reserved];

(17)    (a) any guarantee by the Company or a Restricted Subsidiary of Indebtedness or other obligations of any Guarantor so long as the incurrence of such Indebtedness incurred by such Guarantor is permitted under the terms of the Indenture;

(b)    any guarantee by a Restricted Subsidiary of Indebtedness of the Company; or

(c)    any guarantee by a Restricted Subsidiary (other than the Issuer or a Restricted Guarantor), the Company or CCO of obligations of any other Restricted Subsidiary (other than the Issuer or a Guarantor);

provided that, in each case, such Restricted Subsidiary shall comply with the covenant described below under “—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries”;

(18)    Indebtedness under the CCIBV Senior Notes and other Indebtedness of Foreign Subsidiaries of the Company in an aggregate amount not to exceed at any one time outstanding and together with any other Indebtedness incurred under this clause (18) $375.0 million plus any additional Indebtedness incurred to pay premiums (including tender premiums), defeasance costs and fees and expenses in connection with extending, replacing, refunding, refinancing, renewing or defeasing the CCIBV Senior Notes and any other Indebtedness of Foreign Subsidiaries (it being understood that any Indebtedness incurred pursuant to this clause (18) shall cease to be deemed incurred or outstanding for purposes of this clause (18) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which such Foreign Subsidiary could have incurred such Indebtedness under the first paragraph of this covenant without reliance on this clause (18), with such automatic reclassification subject to the $150.0 million limitation in the first paragraph of this covenant that Restricted Subsidiaries that are not Guarantors may not incur Indebtedness or issue Disqualified Stock or Preferred Stock if, after giving pro forma effect to such incurrence or issuance (including a pro forma application of the net proceeds therefrom), the availability as of such date of determination under the $150.0 million sublimit would be exceeded;

(19)    Indebtedness consisting of Indebtedness issued by the Company or any of its Restricted Subsidiaries to future, current or former officers, directors, employees and consultants thereof or any direct or indirect parent thereof, their respective estates, heirs, family members, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Company, a Restricted Subsidiary or any of their respective direct or indirect parent companies to the extent described in clause (4) of the second paragraph of the covenant described under “—Limitation on Restricted Payments”;

(20)    cash management obligations and Indebtedness in respect of netting services, employee credit card programs and similar arrangements in connection with cash management and deposit accounts; and

(21)    (a) Indebtedness of the Company or any of its Restricted Subsidiaries consisting of the financing of insurance premiums in the ordinary course of business or (b) customer deposits and advance payments received in the ordinary course of business from customers for goods purchased in the ordinary course of business.

For purposes of determining compliance with this covenant:

(1)    in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or

Preferred Stock described in clauses (1) through (21) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company, in its sole discretion, may classify or reclassify such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one of the above clauses or under the first paragraph of this covenant; provided that (x) all Indebtedness outstanding under the Credit Facilities on the Issue Date will be treated as incurred on the Issue Date under clause (4)(ii) of the preceding paragraph and (y) Indebtedness incurred or Disqualified Stock or Preferred Stock issued by Restricted Subsidiaries that are not Guarantors may be reclassified only to the extent that, after giving effect to such reclassification (including a pro forma application of the net proceeds therefrom), such Restricted Subsidiary that is not a Guarantor would be permitted to incur the Indebtedness or issue the Disqualified Stock or Preferred Stock as so reclassified on the date; and

(2)    at the time of incurrence or any reclassification thereafter, the Company will be entitled to divide and classify an item of Indebtedness, Disqualified Stock or Preferred Stock in more than one of the types of Indebtedness, Disqualified Stock or Preferred Stock described in the first and second paragraphs above; provided, however, that with respect to such Indebtedness, Disqualified Stock and Preferred Stock of Restricted Subsidiaries that are not Guarantors, such Indebtedness, Disqualified Stock and Preferred Stock may only be classified or reclassified as a type of Indebtedness, Disqualified Stock or Preferred Stock to the extent such Restricted Subsidiary that is not a Guarantor may so incur such Indebtedness, Disqualified Stock or Preferred Stock under the Indenture on the date of classification or reclassification.

Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock, as applicable, will not be deemed to be an incurrence of Indebtedness or issuance of Disqualified Stock or Preferred Stock for purposes of this covenant.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar- denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (i) the principal amount of such Indebtedness being refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing.

The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing. The principal amount of any non-interest bearing Indebtedness or other discount security constituting Indebtedness at any date shall be the principal amount thereof that would be shown on a balance sheet of the Company dated such date prepared in accordance with GAAP.

The Company will not, and will not permit the Issuer or any Guarantor to, directly or indirectly, incur (1) any Indebtedness (including Acquired Indebtedness) that is contractually subordinated or junior in right of payment to any Senior Indebtedness of the Issuer or such Guarantor, as the case may be, unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness of the Issuer or such Guarantor, as the case may be, or (2) any Secured Indebtedness that is not Senior Indebtedness of the Issuer or such Guarantor, as the case may be, unless contemporaneously therewith the Issuer or such Guarantor makes effective provision to secure the Notes or applicable Guarantee equally and ratably with such Secured Indebtedness for so long as such Secured Indebtedness is secured by a Lien.

For all purposes of the Notes and the Indenture, subordination will refer to contractual payment subordination and not to structural subordination. The Notes and the Indenture do not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured, (2) unsubordinated Indebtedness as subordinated or junior to any other unsubordinated Indebtedness merely because it has a junior priority with respect to the same collateral or (3) Indebtedness as subordinated or junior Indebtedness merely because it is structurally subordinated to other Indebtedness.

Liens

The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien that secures Obligations under any Indebtedness (other than a Permitted Lien) on any asset or property of the Company or such Restricted Subsidiary, or any income or profits therefrom or assign or convey any right to receive income therefrom, unless:

(1)    in the case of Liens securing Subordinated Indebtedness, the Notes and related Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; or

(2)    in all other cases, the Notes or the Guarantees are equally and ratably secured.

The foregoing shall not apply to Liens securing the Original Notes and the related Guarantees thereof or the Exchange Notes and the related Guarantees thereof. Any Lien created for the benefit of the Holders of the Notes pursuant to this covenant shall be deemed automatically and unconditionally released and discharged upon the release and discharge of the applicable Lien described in clauses (1) and (2) above.

Merger, Consolidation or Sale of All or Substantially All Assets

Neither the Company nor the Issuer may consolidate or merge with or into or wind up into (whether or not the Company or the Issuer, as the case may be, is the surviving corporation), nor may the Company or the Issuer sell, assign, transfer, lease, convey or otherwise dispose of assets or properties that in either case constitute all or substantially all of the properties or assets of the Company and its Subsidiaries which are Restricted Subsidiaries, taken as a whole, in one or more related transactions, to any Person unless:

(1)    the Company or the Issuer, as the case may be, is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company or the Issuer, as the case may be) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (the Company, the Issuer or such Person, as the case may be, being herein called the “Successor Company”); provided that in the case where the Successor Company is not a corporation, a co-obligor of the Notes is a corporation;

(2)    the Successor Company, if other than the Company or the Issuer, as the case may be, expressly assumes all the obligations of the Company or the Issuer, as the case may be, under the Company’s Guarantee or the Notes, as applicable, pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee;

(3)    immediately after such transaction, no Default exists;

(4)    immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period, (a) the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio set forth in the first paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” or (b) the Consolidated Leverage Ratio for the Successor Company and its Restricted Subsidiaries would be equal to or less than such Consolidated Leverage Ratio immediately prior to such acquisition or merger;

(5)    each Guarantor, unless it is (a) the other party to the transactions described above, in which case clause (1)(b) of the second succeeding paragraph shall apply or (b) a Guarantor that will be released from its obligations under its Guarantee in connection with such transactions, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under the Indenture and the Notes; and

(6)    the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture.

The Successor Company will succeed to, and be substituted for, the Company or the Issuer, as the case may be, under the Indenture and the Notes, as applicable, and the Company or the Issuer, as applicable, will be automatically released from its obligations under the Indenture and the Notes. Notwithstanding the foregoing clauses (3) and (4),

(1)    the Company or any Restricted Subsidiary (other than the Issuer) may consolidate with or merge into or transfer all or part of its properties and assets to the Issuer or a Guarantor; and

(2)    the Company or the Issuer may merge with an Affiliate of the Company or the Issuer, as the case may be, solely for the purpose of reorganizing the Company or the Issuer, as the case may be, in the United States, any state thereof, the District of Columbia or any territory thereof so long as the amount of Indebtedness of the Company, the Issuer and its Restricted Subsidiaries is not increased thereby.

Subject to certain limitations described in the Indenture governing release of a Guarantee upon the sale, disposition or transfer of a guarantor, no Guarantor will, and the Company will not permit any Restricted Guarantor to, consolidate or merge with or into or wind up into (whether or not the Company or such Restricted Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1)    (a) such Guarantor is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is organized or existing under the laws of the jurisdiction of organization of such Guarantor, as the case may be, or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the “Successor Person”);

(b)    the Successor Person, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under the Indenture and such Guarantor’s related Guarantee pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(c)    immediately after such transaction, no Default exists; and

(d)    the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture; or

(2)    the transaction complies with clauses (1) and (2) of the first paragraph of the covenant described under “—Repurchase at the Option of Holders—Asset Sales.”

In the case of clause (1) of the immediately preceding paragraph, the Successor Person will succeed to, and be substituted for, such Guarantor under the Indenture and such Guarantor’s Guarantee. Notwithstanding the foregoing, any Guarantor (other than the Company, which is covered by the third preceding paragraph) may (1) merge or consolidate with or into or wind up into or transfer all or part of its properties and assets to another Guarantor or the Issuer, (2) merge with an Affiliate of the Company solely for the purpose of reincorporating the Guarantor in the United States, any state thereof, the District of Columbia or any territory thereof or (3) convert into (which may be effected by merger with a Restricted Subsidiary that has substantially no assets and liabilities) a corporation, partnership, limited partnership, limited liability corporation or trust organized or existing under the laws of the jurisdiction of organization of such Guarantor (which may be effected by merger so long as the survivor thereof is a Guarantor).

Transactions with Affiliates

The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of their properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $10.0 million, unless:

(1)    such Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis; and

(2)    the Company delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $20.0 million, a resolution adopted by the majority of the Board of Directors approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (1) above.

The foregoing provisions will not apply to the following:

(1)    transactions between or among the Company or any of its Restricted Subsidiaries;

(2)    Restricted Payments permitted by the provisions of the Indenture described above under the covenant “—Limitation on Restricted Payments” and Investments constituting Permitted Investments;

(3)    for so long as the Company is a member of a group filing a consolidated, combined, unitary, or similar group tax return with any direct or indirect parent company of the Company (regardless of whether the Company is a Wholly-Owned Subsidiary of such parent company), payments in respect of the hypothetical consolidated, combined, unitary, or similar group tax liabilities of the Company and its Subsidiaries, determined as if the Company were the common parent of a group of a separate affiliated group of corporations filing a consolidated federal income tax return (or the common parent of the applicable comparable group filing a consolidated, combined, unitary, or similar group tax return under state, local, or foreign law);

(4)    the payment of reasonable and customary fees and compensation paid to, and indemnities provided on behalf or for the benefit of, employees, officers, directors or consultants of the Company, any of its direct or indirect parent companies or any of its Restricted Subsidiaries;

(5)    transactions in which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis;

(6)    any arrangement or agreement and the transactions contemplated thereby with an affiliate as in effect as of the Issue Date, including the iHeart Mirror Note, the CCOH Mirror Note and other Cash Management Arrangements, and any extension, amendment, restatement, modification or other supplement to, or replacement of, any of the foregoing otherwise permitted by the Indenture and so long as any such extension, amendment, restatement, modification or other supplement is not materially adverse in the good faith judgment of the Board of Directors to the Holders when taken as a whole as compared to the applicable agreement as in effect on the Issue Date;

(7)    the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement, principal investors agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (7) to the extent that the terms of any such amendment or new agreement are not otherwise materially adverse in the good faith judgment of the Board of Directors to the Holders when taken as a whole;

(8)    the Transactions and the payment of all fees and expenses related to the Transactions, including Transaction Expenses related thereto;

(9)    transactions with Unrestricted Subsidiaries, customers, clients, suppliers, contractors, joint venture partners, lessors or lessees of property or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture which are fair to the Company and its Restricted Subsidiaries, in the reasonable determination of the Board of Directors or the senior management thereof, or are on terms at least as favorable as would reasonably have been obtained at such time from an unaffiliated party;

(10)    the issuance of Equity Interests (other than Disqualified Stock) by the Company or a Restricted Subsidiary;

(11)    [Reserved];

(12)    payments by the Company or any of its Restricted Subsidiaries to any of the Investors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments are approved by a majority of the Board of Directors in good faith or as otherwise permitted by the Indenture;

(13)    payments or loans (or cancellation of loans) to employees or consultants of the Company, any of its direct or indirect parent companies or any of its Restricted Subsidiaries and employment agreements, severance arrangements, stock option plans and other similar arrangements with such employees or consultants which, in each case, are approved by a majority of the Board of Directors in good faith;

(14)    (a) Investments by the Investors in debt securities of the Company or any of its Restricted Subsidiaries and any payments in respect thereof so long as (i) the investment is being offered generally to other investors on the same or more favorable terms and (ii) the investment constitutes less than 5.0% of the proposed or outstanding issue amount of such class of securities, and (b) payments in respect of any Public Debt or Notes held by Affiliates;

(15)    pledges of Equity Interests of Unrestricted Subsidiaries for the benefit of the lenders to such Unrestricted Subsidiaries in connection with bona fide lending or financing transactions; and

(16)    any sale of securities (including Disqualified Stock but excluding other Capital Stock) made to an Affiliate on the same terms as are being made to non-Affiliate investors in any public or private sale of such securities and any related transactions involving such securities where such Affiliate is treated no more favorably than the non-Affiliate investors, provided that, in each case, at least 80% of such securities are sold to, in the case of a public or private sale of securities, or held by, in the case of other related transactions involving such securities, non-Affiliate investors.

This covenant is subject to important qualifications and limitations. Notwithstanding any of the foregoing provisions of this covenant, for all purposes of this covenant under the Indenture, the Company will be permitted to engage in any Affiliate Transaction (i) at any time on or prior to the occurrence of the Separation, constituting set-off or other payments under the iHeart Mirror Note and other Cash Management Arrangements and (ii) involving Net Proceeds of Asset Sales (or Excess Proceeds related thereto) applied in a manner that complies with the covenant described under “—Repurchase at the Option of Holders—Asset Sales”.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

The Company will not, and will not permit any of its Restricted Subsidiaries that are not Guarantors to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

(1)    pay (a) dividends or make any other distributions to the Company or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits (except for any dividend or liquidation priority between classes of Capital Stock) or (b) any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

(2)    make loans or advances to the Company or any of its Restricted Subsidiaries; or

(3)    sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries,

except (in each case) for such encumbrances or restrictions existing under or by reason of:

(a)    contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to (i) the Senior Notes, the guarantees in respect thereof and the Senior Indentures, (ii) the Priority Guarantee Notes, the guarantees in respect thereof and the Priority Guarantee Indentures, (iii) the Existing iHeart Senior Notes and the Existing iHeart Senior Notes Indentures, (iv) the Existing iHeart Credit Agreement, and (v) the Existing iHeart DIP Credit Agreement;

(b)    (x) the Senior Credit Facilities and the related documentation and (y) the Indenture, the Notes, the Exchange Notes and the Guarantees;

(c)    purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions of the nature discussed in clause (3) above on the property so acquired;

(d)    applicable law or any applicable rule, regulation or order;

(e)    any agreement or other instrument of a Person acquired by or merged, consolidated or amalgamated with or into the Company or any Restricted Subsidiary thereof in existence at the time of such acquisition, merger, consolidation or amalgamation (but, in any such case, not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired and its Subsidiaries, or the property or assets of the Person so acquired and its Subsidiaries or the property or assets so assumed;

(f)    contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of (i) the Company or (ii) a Restricted Subsidiary, pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary that impose restrictions on the assets to be sold;

(g)    Secured Indebtedness otherwise permitted to be incurred pursuant to the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” that limits the right of the debtor to dispose of the assets securing such Indebtedness;

(h)    restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(i)    other Indebtedness, Disqualified Stock or Preferred Stock of Foreign Subsidiaries of the Company permitted to be incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(j)    customary provisions in any joint venture agreement or other similar agreement relating solely to such joint venture;

(k)    customary provisions contained in any lease, sublease, license, sublicense or similar agreement, including with respect to intellectual property, and other agreements, in each case, entered into in the ordinary course of business;

(l)    customary provisions contained in any Indebtedness incurred pursuant to any Credit Facilities as permitted pursuant to the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and provided that an Officer reasonably and in good faith determines at the time such Indebtedness is incurred (and at the time of any modification of the terms of any such encumbrance or restriction) that any such encumbrance or restriction will not materially adversely affect the Issuer’s or any Guarantor’s ability to make any payments, when due, with respect to the Notes or its Guarantee thereof and any other Indebtedness that is an obligation of the Issuer or such Guarantor and such determination is set forth in an Officer’s Certificate delivered to the Trustee; and

(m)    any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (l) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company, not materially more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Limitation on Guarantees of Indebtedness by Restricted Subsidiaries

The Company will not permit any Restricted Subsidiary of the Company, other than a Guarantor or an Immaterial Subsidiary, to guarantee the payment of any Indebtedness in excess of $25.0 million of the Issuer or any Guarantor unless:

(1)    such Restricted Subsidiary within 30 days executes and delivers a supplemental indenture to the Indenture providing for a Guarantee by such Restricted Subsidiary, except that with respect to a guarantee of Indebtedness of the Issuer or any Guarantor, if such Indebtedness is by its express terms subordinated in right of payment to the Notes or a related Guarantee, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Guarantee substantially to the same extent as such Indebtedness is subordinated to the Notes or such Guarantor’s related Guarantee; and

(2)    such Restricted Subsidiary shall within 30 days deliver to the Trustee an Opinion of Counsel reasonably satisfactory to the Trustee;

provided, that this covenant shall not be applicable to any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary. The Company may elect, in its sole discretion, to cause any Subsidiary that is not otherwise required to be a Guarantor to become a Guarantor, in which case such Subsidiary shall not be required to comply with the 30 day periods described above.

Reports and Other Information

Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Indenture requires the Company to file with the SEC from and after the Issue Date no later than 15 days after the periods set forth below:

(1)    within 90 days (or any other time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of a Form 10-K by a non-accelerated filer) after the end of each fiscal year, annual reports on Form 10-K, or any successor or comparable form, containing the information required to be contained therein, or required in such successor or comparable form;

(2)    within 45 days (or any other time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of a Form 10-Q by a non-accelerated filer) after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q containing all quarterly information that would be required to be contained in Form 10-Q, or any successor or comparable form;

(3)    promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 8-K, or any successor or comparable form; and

(4)    any other information, documents and other reports which the Company would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act; in each case, in a manner that complies in all material respects with the requirements specified in such form; provided that the Company shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event the Company will make available such information to prospective purchasers of Notes, in addition to providing such information to the Trustee and the Holders of the Notes, in each case within 15 days after the time the Company would have been required to file such information with the SEC as required pursuant to the first sentence of this paragraph. To the extent any such information is not furnished within the time periods specified above and such information is subsequently furnished (including upon becoming publicly available, by filing such information with the SEC), the Company will be deemed to have satisfied its obligations with respect thereto at such time and any Default with respect thereto shall be deemed to have been cured; provided, that such cure shall not otherwise affect the rights of the Holders under “—Events of Default and Remedies” if Holders of at least 25% in principal amount of the then total outstanding Notes have declared the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately and such declaration shall not have been rescinded or cancelled prior to such cure. In addition, to the extent not satisfied by the foregoing, the Company will agree that, for so long as any Notes are outstanding, it will furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

In the event that any direct or indirect parent company of the Company becomes a guarantor of the Notes, the Indenture permits the Company to satisfy its obligations in this covenant with respect to financial information relating to the Company by furnishing financial information relating to such parent; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Company and its Restricted Subsidiaries on a standalone basis, on the other hand.

In connection with the filings with the SEC required pursuant to clauses (1) and (2) above, in connection therewith, the Company shall provide notice of, and host, a conference call open to the public to discuss the results for the applicable period.

Notwithstanding the foregoing, such requirements shall be deemed satisfied prior to the commencement of this exchange offer or the effectiveness of the shelf registration statement by the filing with the SEC of the registration statement of which this prospectus is a part or the shelf registration statement in accordance with the terms of the Registration Rights Agreement, and any amendments thereto, with such financial information that satisfies Regulation S-X of the Securities Act.

Reports filed by us with the SEC via the EDGAR system will be deemed to be filed with the Trustee as of the time such reports are filed via EDGAR.

Events of Default and Remedies

The Indenture provides that each of the following is an Event of Default with respect to the Notes:

(1)    default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes;

(2)    default for 30 days or more in the payment when due of interest on or with respect to the Notes;

(3)    failure by the Issuer or any Guarantor for 60 days after receipt of written notice given by the Trustee or the Holders of not less than 25% in principal amount of the then outstanding Notes (with a copy to the Trustee) to comply with any of its obligations, covenants or agreements (other than a default referred to in clauses (1) and (2) above and clause (8) below) contained in the Indenture or the Notes;

(4)    default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries, other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both:

(a)    such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated final maturity; and

(b)    the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $50.0 million or more at any one time outstanding, in each case;

(5)    failure by the Company, the Issuer or any other Significant Party to pay final non-appealable judgments aggregating in excess of $50.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 90 days after such judgments become final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(6)    certain events of bankruptcy or insolvency with respect to the Company, the Issuer or any other Significant Party;

(7)    failure of any Person required by the terms of the Indenture to be a Guarantor as of the Issue Date to execute a supplemental indenture to the Indenture within five Business Days following the Issue Date; and

(8)    the Guarantee of any Significant Party shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Guarantor that is a Significant Party, as the case may be, denies in writing that it has any further liability under its Guarantee or gives written notice to such effect, other than by reason of the termination of the Indenture or the release of any such Guarantee in accordance with the Indenture and such Default continues uncured for ten or more Business Days.

If any Event of Default (other than of a type specified in clause (6) above with respect to the Company or the Issuer) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in principal amount of the then total outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately.

Upon the effectiveness of such declaration, such principal and interest will be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (6) of the first paragraph of this section with respect to the Company or the Issuer, all outstanding Notes will become due and payable without further action or notice. The Indenture provides that the Trustee may withhold from the Holders notice of any continuing Default, except a Default relating to the payment of principal, premium, if any, or interest, if it determines that withholding notice is in their interest. In addition, the Trustee shall have no obligation to accelerate the Notes if in the best judgment of the Trustee acceleration is not in the best interest of the Holders of the Notes.

The Indenture provides that the Holders of a majority in aggregate principal amount of the then outstanding Notes under the Indenture by notice to the Trustee may on behalf of the Holders of all such Notes waive any existing Default and its consequences under such Indenture (except a continuing Default in the payment of interest on, premium, if any, or the principal of any Note held by a non-consenting Holder) and rescind any acceleration with respect to such Notes and its consequences (except if such rescission would conflict with any judgment of a court of competent jurisdiction). In the event of any Event of Default specified in clause (4) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose:

(1)    the Indebtedness or guarantee that is the basis for such Event of Default has been discharged;

(2)    holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(3)    the default that is the basis for such Event of Default has been cured.

Subject to the provisions of the Indenture relating to the duties of the Trustee thereunder, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of the Notes outstanding thereunder unless the Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of a Note may pursue any remedy with respect to the Indenture or the Notes unless:

(1)    such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2)    Holders of at least 25% in principal amount of the total outstanding Notes have requested the Trustee to pursue the remedy;

(3)    Holders of the Notes have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

(4)    the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5)    Holders of a majority in principal amount of the total outstanding Notes thereunder have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, under the Indenture the Holders of a majority in principal amount of the then total outstanding Notes thereunder are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee in personal liability.

The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, within five Business Days after becoming aware of any Default, to deliver to the Trustee a statement specifying such Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No past, present or future director, officer, employee, incorporator, member, partner or stockholder of the Issuer or any Guarantor or any of their direct or indirect parent companies shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

The obligations of the Issuer and the Guarantors under the Indenture will terminate (other than certain obligations) and will be released upon payment in full of all of the Notes issued thereunder. The Issuer may, at its option and at any time, elect to have all of its obligations discharged with respect to the Indenture and the Notes and have each Guarantor’s obligations discharged with respect to its Guarantee (“Legal Defeasance”) and cure all then existing Events of Default except for:

(1)    the rights of Holders of Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due solely out of the trust created pursuant to the Indenture for those Notes;

(2)    the Issuer’s obligations with respect to Notes concerning issuing temporary Notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)    the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s obligations in connection therewith; and

(4)    the Legal Defeasance provisions of the Indenture.

In addition, the Issuer may, at its option and at any time, elect to have its obligations and those of each Guarantor released with respect to substantially all of the restrictive covenants in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including bankruptcy, receivership, rehabilitation and insolvency events pertaining to the Company or the Issuer) described under “—Events of Default and Remedies” will no longer constitute an Event of Default with respect to those Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes:

(1)    the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal amount of, premium, if any, and interest due on the Notes on the stated maturity date or on the redemption date, as the case may be, of such principal amount, premium, if any, or interest on such Notes, and the Issuer must specify whether such Notes are being defeased to maturity or to a particular redemption date;

(2)    in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

(a)    the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

(b)    since the issuance of the Notes, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)    in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)    no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to such other Indebtedness, and in each case, the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(5)    such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any Senior Credit Facility or any other material agreement or instrument governing Indebtedness (other than the Indenture) to which, the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from any borrowing of funds to be applied to make the deposit required to effect such Legal Defeasance or Covenant Defeasance and any similar and simultaneous deposit relating to other Indebtedness, and, in each case, the granting of Liens in connection therewith);

(6)    the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or any Guarantor or others; and

(7)    the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder, when either:

(1)    all Notes theretofore authenticated and delivered, except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

(2)    (a) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Notes cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption thereof, as the case may be;

(b)    no Default (other than that resulting from borrowing funds to be applied to make such deposit or any similar and simultaneous deposit relating to other Indebtedness and in each case, the granting of Liens in connection therewith) with respect to the Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under any Senior Credit Facility or any other material agreement or instrument governing Indebtedness (other than the Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than resulting from any borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(c)    the Issuer has paid or caused to be paid all sums payable by it under the Indenture; and

(d)    the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case maybe.

In addition, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the Indenture, any Guarantee and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes issued thereunder then outstanding, other than Notes issued thereunder beneficially owned by the Company or any of its Affiliates, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes issued thereunder, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes issued thereunder may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes issued thereunder, other than Notes issued thereunder beneficially owned by the Company or any of its Affiliates (including consents obtained in connection with a purchase of or tender offer or exchange offer for such Notes).

The Indenture provides that, without the consent of each affected Holder of Notes issued thereunder, an amendment or waiver may not, with respect to any Notes issued thereunder held by a non-consenting Holder:

(1)    reduce the principal amount of such Notes whose Holders must consent to an amendment, supplement or waiver;

(2)    reduce the principal amount of or change the fixed final maturity of any such Note or reduce the premium payable upon the redemption of such Notes or change the time (except those providing when notice of redemption is to be provided to the Trustee or Holders) at which any Note may be redeemed (in each case other than provisions relating to the covenants described above under “—Repurchase at the Option of Holders”);

(3)    reduce the rate of or change the time for payment of interest on any Note;

(4)    waive a Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration) or in respect of a covenant or provision contained in the Indenture or any Guarantee which cannot be amended or modified without the consent of all affected Holders;

(5)    make any Note payable in money other than that stated therein;

(6)    make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Notes;

(7)    make any change in these amendment and waiver provisions;

(8)    impair the right of any Holder to receive payment of principal of, or interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(9)    make any change to the ranking of the Notes that would adversely affect the Holders;

(10)    except as expressly permitted by the Indenture, modify the Guarantees of any Significant Party in any manner adverse to the Holders of the Notes; or

(11)    after the Issuer’s obligation to purchase Notes arises thereunder, amend, change or modify in any respect materially adverse to the Holders of the Notes the obligations of the Issuer to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate an Asset Sale Offer with respect to any Asset Sale that has been consummated or, after such Change or Control has occurred or such Asset Sale has been consummated, modify any of the provisions or definitions with respect thereto in a manner that is materially adverse to the Holders of the Notes.

Notwithstanding the foregoing, the Issuer and the Trustee may amend or supplement the Indenture and the Notes and the Issuer, the Trustee and the Guarantors may amend or supplement any Guarantee issued under the Indenture, in each case, without the consent of any Holder:

(1)    to cure any ambiguity, omission, mistake, defect or inconsistency, including any such ambiguity, omission, mistake, defect or inconsistency that may arise in connection with the Step-up upon the occurrence of the Step-up Trigger Date, if and when such date occurs;

(2)    to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3)    to comply with the covenant relating to mergers, consolidations and sales of assets;

(4)    to provide for the assumption of the Issuer’s or any Guarantor’s obligations to the Holders;

(5)    to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder;

(6)    to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuer or any Guarantor;

(7)    to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(8)    to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee thereunder pursuant to the requirements thereof;

(9)    to add a Guarantor under the Indenture or to secure the Notes;

(10)    to conform the text of the Indenture or the Guarantees or the Notes issued thereunder to any provision of the “Description of the Notes” section of the Offering Memorandum to the extent that such provision in such “Description of the Notes” section was intended to be a verbatim recitation of a provision of the Indenture, Guarantee or Notes;

(11)    to provide for the issuance of Additional Notes or Exchange Notes or private exchange notes, which are identical to Exchange Notes except that they are not freely transferable; or

(12)    to make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes as permitted by the Indenture, including to facilitate the issuance and administration of the Notes; provided, however, that (i) compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes.

However, no amendment or supplement to the Indenture or the Notes that modifies or waives the specific rights or obligations of the Paying Agent, registrar or transfer agent may be made without the consent of such agent (it being understood that the Trustee’s execution of any such amendment or supplement will constitute such consent if the Trustee is then also acting as such agent).

The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Notices

Notices given by publication will be deemed given on the first date on which publication is made and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing.

Concerning the Trustee

The Indenture contains certain limitations on the rights of the Trustee thereunder, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

The Indenture provides that the Holders of a majority in principal amount of the outstanding Notes have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions.

The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

The Indenture, the Notes and any Guarantees are governed by and construed in accordance with the laws of the State of New York.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. For purposes of the Indenture, unless otherwise specifically indicated, the term “consolidated” with respect to any Person refers to such Person consolidated with its Restricted Subsidiaries, and excludes from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person.

“Acquired Indebtedness” means, with respect to any specified Person,

(1)    Indebtedness of any other Person existing at the time such other Person is merged, consolidated or amalgamated with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging, consolidating or amalgamating with or into or becoming a Restricted Subsidiary of such specified Person, and

(2)    Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Applicable Premium” means, with respect to any Note on any redemption date, the greater of:

(1)    1.0% of the principal amount of such Note on such redemption date; and

(2)    the excess, if any, of (i) the present value at such redemption date of (A) the redemption price of such Note at February 15, 2021 (such redemption price being set forth in the table appearing above under “—Optional Redemption”), plus (B) all required remaining interest payments (calculated based on the cash interest rate) due on such Note through February 15, 2021 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over (ii) the principal amount of such Note on such redemption date.

“Asset Sale” means:

(1)    the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of the Company or any of its Restricted Subsidiaries (each referred to in this definition as a “disposition”); or

(2)    the issuance or sale of Equity Interests of any Restricted Subsidiary, whether in a single transaction or a series of related transactions; in each case, other than:

(a)    any disposition of Cash Equivalents or Investment Grade Securities or obsolete, damaged or worn out equipment, property or other assets in the ordinary course of business, any disposition of inventory or goods (or other assets) in the ordinary course of business or the disposition of property or equipment no longer used or useful in the business of the Company and its Restricted Subsidiaries;

(b)    (i) the disposition of assets or properties that constitute all or substantially all of the assets or properties of the Company and its Subsidiaries which are Restricted Subsidiaries, taken as a whole, in a manner permitted pursuant to the provisions described above under “—Certain Covenants in the Indenture—Merger, Consolidation or Sale of All or Substantially All Assets” or (ii) any disposition that constitutes a Change of Control pursuant to the Indenture;

(c)    the making of any Restricted Payment that is permitted to be made, and is made, under the covenant described above under “—Certain Covenants in the Indenture—Limitation on Restricted Payments” or the making of any Permitted Investment;

(d)    any disposition of property or assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of related transactions with an aggregate fair market value of less than $50.0 million;

(e)    any disposition of property or assets or issuance of securities by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to another Restricted Subsidiary;

(f)    to the extent allowable under Section 1031 of the Code, any exchange of like property or assets (excluding any boot thereon) for use in a Similar Business;

(g)    the sale, lease, assignment, sub-lease, license or sub-license of any real or personal property in the ordinary course of business;

(h)    any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(i)    foreclosures, condemnation, expropriation or any similar action with respect to assets, involuntary loss or damage to or destruction of any property or assets and the disposition of property or assets received upon foreclosure by the Company or a Restricted Subsidiary or the granting of Liens not prohibited by the Indenture;

(j)    any disposition of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties as set forth in binding joint venture or similar agreements;

(k)    any financing transaction with respect to property built or acquired by the Company or any Restricted Subsidiary after the Issue Date, including Sale and LeaseBack Transactions and asset securitizations permitted by the Indenture;

(l)    sales of accounts receivable in connection with the collection or compromise thereof;

(m)    the abandonment of intellectual property rights in the ordinary course of business, which in the reasonable good faith determination of the Company are not material to the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole;

(n)    voluntary terminations of Hedging Obligations;

(o)    the licensing or sub-licensing of intellectual property or other general intangibles in the ordinary course of business;

(p)    any surrender or waiver of contract rights or the settlement, release or surrender of contract rights or other litigation claims in the ordinary course of business;

(q)    the unwinding of any Hedging Obligations;

(r)    the issuance of directors’ qualifying shares and shares issued to foreign nationals as required by applicable law; or

(s)    any disposition in connection with the Transactions.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Board of Directors” means the Board of Directors of the Company or any duly authorized committee thereof.

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” means:

(1)    in the case of a corporation, corporate stock or shares in the capital of such corporation;

(2)    in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock;

(3)    in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)    any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP; provided, however, that for purposes of this definition and any related calculations, GAAP shall mean generally accepted accounting principles in the United States in effect as of January 1, 2015, notwithstanding any modifications or interpretive changes thereto that may have occurred thereafter.

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of such Person and its Restricted Subsidiaries.

“Cash Equivalents” means:

(1)    United States dollars;

(2)    (a) Canadian dollars, pounds sterling, euro, or any national currency of any participating member state of the EMU; or

(b)    in the case of the Company or a Restricted Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

(3)    securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

(4)    certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $500.0 million in the case of U.S. banks and $100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks;

(5)    repurchase obligations for underlying securities of the types described in clauses (3) and (4) entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6)    commercial paper rated at least P-2 by Moody’s or at least A-2 by S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof;

(7)    marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof;

(8)    readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) with maturities of 24 months or less from the date of acquisition;

(9)    Indebtedness or Preferred Stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) with maturities of 24 months or less from the date of acquisition;

(10)    Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency); and

(11)    investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (10) above.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above; provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Cash Management Arrangements” means the treasury and cash management services pursuant to the Corporate Services Agreement (including any amounts advanced and repaid under the iHeart Mirror Note and the CCOH Mirror Note), and other cash management arrangements approved by the United States Bankruptcy Court for the Southern District of Texas, Houston Division in the iHeart Chapter 11 Cases.

“CCIBV Senior Indenture” means the Indenture, dated as of December 16, 2015 (as the same may have been amended or supplemented as of the Issue Date), by and among Clear Channel International B.V., the guarantors party thereto and U.S. Bank National Association, as trustee, with respect to the CCIBV Senior Notes.

“CCIBV Senior Notes” means the 8.75% Senior Notes due 2020 issued by Clear Channel International B.V. on December 16, 2015 and August 14, 2017.

“CCO” has the meaning set forth in the second paragraph under “—General.”

“CCOH Mirror Note” means the Revolving Promissory Note dated as of November 10, 2005 between the Company, as maker, and iHeart, as payee, as amended to the Issue Date and as may be further amended, supplemented, restated or otherwise modified from time to time not in violation of the Indenture.

“CCOH Preferred Stock” means the preferred stock of CCOH to be issued to the holders thereof in connection with the consummation of the Separation.

“CCWH Existing Subordinated Notes” means the 7.625% series A senior subordinated notes due 2020 issued by the Issuer on March 15, 2012 and the 7.625% series B senior subordinated notes due 2020 issued by the Issuer on March 15, 2012 and new notes issued in exchange for such series A senior subordinated notes and series B senior subordinated notes pursuant to two exchange and registration rights agreements dated March 15, 2012.

“CCWH Senior Indentures” means the respective series A and series B indentures, dated as of November 19, 2012 (as the same may have been amended or supplemented as of the Issue Date), by and among the Issuer, the guarantors party thereto and U.S. Bank National Association, as trustee, with respect to the CCWH Senior Notes.

“CCWH Senior Notes” means the 6.50% series A senior notes due 2022 issued by CCWH on November 19, 2012 and the 6.50% series B senior notes due 2022 issued by the Issuer on November 19, 2012 and new notes issued in exchange for such series A senior notes and series B senior notes pursuant to two exchange and registration rights agreements dated November 19, 2012.

“Change of Control” means the occurrence of any of the following after the Issue Date:

(1)    the sale, lease or transfer, in one or a series of related transactions (other than by merger, consolidation or amalgamation), of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole, to any Person other than a Permitted Holder; provided that (x) so long as the Company is a Subsidiary of any direct or indirect parent company, no Person shall be deemed to have acquired, leased or have been transferred all or substantially all of the assets of the Company and its Restricted Subsidiaries unless such Person shall be or become a beneficial owner of more than 50% of the total voting power of the Voting Stock of such parent company (other than a parent company that is a Subsidiary of another parent company) and (y) any Voting Stock of which any Permitted Holder is the beneficial owner shall not in any case be included in any Voting Stock of which any such Person is the beneficial owner;

(2)    the Company becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by (A) any Person (other than any Permitted Holder) or (B) Persons (other than any Permitted Holder) that are together a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any such group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of “beneficial ownership” (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of more than 50% of the total voting power of the Voting Stock of the Company or any of its direct or indirect parent companies (other than as a result of the iHeart Chapter 11 Cases and the Separation); provided that (x) so long as the Company is a Subsidiary of any direct or indirect parent company, no Person shall be deemed to be or become a beneficial owner of more than 50% of the total voting power of the Voting Stock of the Company unless such Person shall be or become a beneficial owner of more than 50% of the total voting power of the Voting Stock of such parent company (other than a parent company that is a Subsidiary of another parent company) and (y) any Voting Stock of which any Permitted Holder is the beneficial owner shall not in any case be included in any Voting Stock of which any such Person is the beneficial owner;

(3)    the Company becoming at any time a Wholly-Owned Subsidiary of iHeart or merging with and into iHeart whether or not it is the surviving entity; or

(4)    the Issuer ceasing to be at any time a direct or indirect Wholly-Owned Subsidiary of the Company, including as a result of having merged with iHeart or, prior to the Separation, the Company.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto.

“Company” has the meaning set forth in the second paragraph under “—General.”

“Consolidated Depreciation and Amortization Expense” means, with respect to any Person, for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and Capitalized Software Expenditures and amortization of unrecognized prior service costs and actuarial gains and losses related to pensions and other post-employment benefits, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Indebtedness” means, as of any date of determination, the sum, without duplication, of (1) the total amount of Indebtedness of the Company and its Restricted Subsidiaries set forth on the Company’s consolidated balance sheet (excluding any letters of credit except to the extent of unreimbursed amounts drawn thereunder), plus (2) the greater of the aggregate liquidation value and maximum fixed repurchase price without regard to any change of control or redemption premiums of all Disqualified Stock of the Company and the Restricted Guarantors and all Preferred Stock of its Restricted Subsidiaries that are not Guarantors, in each case, determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(1)    consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest expense (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net payments, if any made (less net payments, if any, received), pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (u) any expense resulting from the discounting of any Indebtedness in connection with the application of recapitalization accounting or purchase accounting, as the case may be, in connection with the Transactions or any acquisition, (v) penalties and interest relating to taxes, (w) any Special Interest, any “special interest” with respect to other securities and any liquidated damages for failure to timely comply with registration rights obligations, (x) amortization of deferred financing fees, debt issuance costs, discounted liabilities, commissions, fees and expenses, (y) any expensing of bridge, commitment and other financing fees and (z) any accretion of accrued interest on discounted liabilities); plus

(2)    consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(3)    interest income of such Person and its Restricted Subsidiaries for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Leverage Ratio” means, as of the date of determination, the ratio of (a) the Consolidated Indebtedness of the Company and its Restricted Subsidiaries on such date, to (b) EBITDA of the Company and its Restricted Subsidiaries for the most recently ended four fiscal quarters ending immediately prior to such date for which internal financial statements are available.

In the event that the Company or any Restricted Subsidiary (i) incurs, redeems, retires or extinguishes any Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes) or (ii) issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Consolidated Leverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Consolidated Leverage Ratio is made (the “—Consolidated Leverage Ratio Calculation Date”), then the Consolidated Leverage Ratio shall be calculated giving pro forma effect to such incurrence, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period; provided, however, that the Issuer may elect, pursuant to an Officer’s Certificate delivered to the Trustee not later than 30 days after entering into any commitment providing for the incurrence of Consolidated Indebtedness, that all or any portion of the Consolidated Indebtedness that could be incurred under such commitment at the time such commitment is entered into shall be treated as incurred and outstanding in such amount for all purposes of this calculation (whether or not such Consolidated

Indebtedness is outstanding at the time such commitment is entered into) and any subsequent incurrence of such Consolidated Indebtedness under such commitment (including upon repayment and reborrowing) shall not be deemed, for purposes of this calculation, to be the incurrence of Consolidated Indebtedness at such subsequent time.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business made (or committed to be made pursuant to a definitive agreement) during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Consolidated Leverage Ratio Calculation Date, and other operational changes that the Company or any of its Restricted Subsidiaries has determined to make or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Consolidated Leverage Ratio Calculation Date shall be calculated on a pro forma basis as set forth below assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations and other operational changes had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Company or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, amalgamation, consolidation, discontinued operation or operational change, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Consolidated Leverage Ratio shall be calculated giving pro forma effect thereto in the manner set forth below for such period as if such Investment, acquisition, disposition, merger, consolidation, discontinued operation or operational change had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to an Investment, acquisition, disposition, amalgamation, merger or consolidation and the amount of income or earnings relating thereto, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company (and may include cost savings, synergies and operating expense reductions resulting from such Investment, acquisition, amalgamation, merger or consolidation which is being given pro forma effect that have been or are expected to be realized); provided, that actions to realize such cost savings, synergies and operating expense reductions are taken within 12 months after the date of such Investment, acquisition, amalgamation, merger or consolidation; provided, that no cost savings, synergies or operating expense reductions shall be included pursuant to this paragraph to the extent duplicative of any amounts that are otherwise added back in computing EBITDA with respect to such period.

For the purposes of this definition, any amount in a currency other than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination determined in a manner consistent with that used in calculating EBITDA for the applicable period.

“Consolidated Secured Leverage Ratio” means, as of any date of determination, the ratio of (a) the Consolidated Indebtedness of the Company and its Restricted Subsidiaries secured by a Lien on such date to (b) EBITDA of the Company and its Restricted Subsidiaries for the most recently ended four fiscal quarters ending immediately prior to such date for which internal financial statements are available.

In the event that the Company or any Restricted Subsidiary incurs, redeems, retires or extinguishes any Indebtedness secured by a Lien (other than Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes) subsequent to the commencement of the period for which the Consolidated Secured Leverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Consolidated Secured Leverage Ratio is made (the “Consolidated Secured Leverage Ratio Calculation Date”), then the Consolidated Secured Leverage Ratio shall be calculated giving pro forma effect to such incurrence, redemption, retirement or extinguishment of such Indebtedness, as if the same had occurred at the beginning of the applicable four-quarter period; provided, however, that the Issuer may elect, pursuant to an Officer’s Certificate delivered to the Trustee not later than 30 days after entering into any commitment providing for the incurrence of Consolidated Indebtedness secured by a Lien, that all or any portion of the Consolidated Indebtedness secured by a Lien that could be incurred under such commitment at the time such commitment is entered into shall be treated as incurred and outstanding in such amount for all purposes of this calculation (whether or not such Consolidated Indebtedness is outstanding at the time such commitment is entered into) and any subsequent incurrence of such Consolidated Indebtedness under such commitment (including upon repayment and reborrowing) shall not be deemed, for purposes of this calculation, to be the incurrence of Consolidated Indebtedness secured by a Lien at such subsequent time.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business made (or committed to be made pursuant to a definitive agreement) during the four- quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Consolidated Secured Leverage Ratio Calculation Date, and other operational changes that the Company or any of its Restricted Subsidiaries has determined to make or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Consolidated Secured Leverage Ratio Calculation Date shall be calculated on a pro forma basis as set forth below assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations and other operational changes had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Company or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, amalgamation, consolidation, discontinued operation or operational change, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Consolidated Leverage Ratio shall be calculated giving pro forma effect thereto in the manner set forth below for such period as if such Investment, acquisition, disposition, merger, consolidation, discontinued operation or operational change had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to an Investment, acquisition, disposition, amalgamation, merger or consolidation and the amount of income or earnings relating thereto, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company (and may include cost savings, synergies and operating expense reductions resulting from such Investment, acquisition, amalgamation, merger or consolidation which is being given pro forma effect that have been or are expected to be realized); provided, that actions to realize such cost savings, synergies and operating expense reductions are taken within 12 months after the date of such Investment, acquisition, amalgamation, merger or consolidation; provided, that no cost savings, synergies or operating expense reductions shall be included pursuant to this paragraph to the extent duplicative of any amounts that are otherwise added back in computing EBITDA with respect to such period.

For the purposes of this definition, any amount in a currency other than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination determined in a manner consistent with that used in calculating EBITDA for the applicable period.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication,

(1)    any net after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses related thereto) or expenses and Transaction Expenses incurred within 180 days of the Issue Date shall be excluded,

(2)    the cumulative effect of a change in accounting principles during such period shall be excluded,

(3)    any net after-tax effect of income (loss) from disposed or discontinued operations (to the extent included in discontinued operations prior to the consummation of the disposition thereof) and any net after-tax gains or losses on disposal of disposed, abandoned or discontinued operations shall be excluded,

(4)    any net after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, as determined in good faith by the Company, shall be excluded,

(5)    the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of such Person shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash or Cash Equivalents (or to the extent converted into cash or Cash Equivalents) to such Person or a Subsidiary thereof that is the Company or a Restricted Subsidiary in respect of such period,

(6)    [Reserved],

(7)    effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such Person and such Subsidiaries) in component amounts required or permitted by GAAP, resulting from the application of purchase accounting in relation to any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,

(8)    any net after-tax effect of income (loss) from the early extinguishment or conversion of (a) Indebtedness, (b) Hedging Obligations or (c) other derivative instruments shall be excluded;

(9)    any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities or as a result of a change in law or regulation, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP, shall be excluded;

(10)    any non-cash compensation charge or expense, including any such charge or expense arising from the grant of stock appreciation or similar rights, stock options, restricted stock or other rights or equity incentive programs, and any cash charges associated with the rollover, acceleration, or payout of Equity Interests by management of the Company or any of its direct or indirect parent companies in connection with the Transactions, shall be excluded;

(11)    accruals and reserves that are established or adjusted within twelve months after the Issue Date that are so required to be established as a result of the Transactions in accordance with GAAP, or changes as a result of adoption or modification of accounting policies, shall be excluded; and

(12)    to the extent covered by insurance and actually reimbursed, or, so long as the Company has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable carrier in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence with a deduction for any amount so added back to the extent not so reimbursed within 365 days, expenses with respect to liability or casualty events or business interruption shall be excluded.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other

Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent,

(1)    to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2)    to advance or supply funds

(a)    for the purchase or payment of any such primary obligation, or

(b)    to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

(3)    to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Corporate Services Agreement” means the Corporate Services Agreement, dated as of November 10, 2005, by and between Clear Channel Management Services, L.P., and the Company, as the same may have been amended or supplemented as of the Issue Date and as may be further amended, supplemented, restated or otherwise modified from time to time; that such amendments, supplements, restatements or other modifications are, in the good faith judgment of the Company, not materially adverse to the Holders.

“Credit Facilities” means, with respect to the Company or any of its Restricted Subsidiaries, one or more debt or credit facilities, including the Senior Credit Facilities, or other financing arrangements (including commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any notes, indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under “—Certain Covenants in the Indenture—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Non-cash Consideration” means (1) the fair market value of non-cash consideration received by the Company or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Company, less (2) the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Company, a Restricted Subsidiary or any direct or indirect parent corporation of the Company (in each case other than Disqualified Stock) that is issued for cash (other than to the Company or a Restricted Subsidiary or an employee stock ownership plan or trust established by the Company or its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate executed by the principal financial officer of the Company, on the issuance date thereof.

“Designated Senior Indebtedness” with respect to a Person means:

(1)    Senior Indebtedness under the Senior Credit Facilities and the CCWH Senior Notes;

(2)    any other Senior Indebtedness of such Person which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $50,000,000 and is specifically designated by such Person in the instrument evidencing or governing such Senior Indebtedness as “Designated Senior Indebtedness” for purposes of the Indenture;

(3)    all Hedging Obligations (and guarantees thereof) owing to a Lender (as defined in the Senior Credit Facilities) or any Affiliate of such Lender (or any Person that was a Lender or an Affiliate of such Lender at the time the applicable agreement giving rise to such Hedging Obligation was entered into) to the extent constituting Senior Indebtedness; and

(4)    all Obligations with respect to the items listed in the preceding clauses (1) through (3) to the extent constituting Senior Indebtedness.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased in order to satisfy applicable statutory or regulatory obligations; provided further that any Capital Stock held by any future, current or former employee, director, officer, manager or consultant (or their respective Immediate Family Members), of the Company, any of its Subsidiaries, any of its direct or indirect parent companies or any other entity in which the Company or a Restricted Subsidiary has an Investment, in each case pursuant to any stock subscription or shareholders’ agreement, management equity plan or stock option plan or any other management or employee benefit plan or agreement or any distributor equity plan or agreement, shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or its Subsidiaries.

“Domestic Subsidiary” means any Subsidiary of the Company that is organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period

(1)    increased (without duplication) by:

(a)    provision for taxes based on income or profits or capital, including federal, state, franchise and similar taxes, foreign withholding taxes and foreign unreimbursed value added taxes of such Person and such Subsidiaries paid or accrued during such period, including penalties and interest related to such taxes or arising from any tax examinations, to the extent the same were deducted (and not added back) in computing Consolidated Net Income; provided that the aggregate amount of unreimbursed value added taxes to be added back for any four consecutive quarter period shall not exceed $2.0 million; plus

(b)    Fixed Charges of such Person and such Subsidiaries for such period (including (x) net losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, (y) fees payable in respect of letters of credit and (z) costs of surety bonds in connection with financing activities, in each case, to the extent included in Fixed Charges) to the extent the same was deducted (and not added back) in calculating such Consolidated Net Income; plus

(c)    Consolidated Depreciation and Amortization Expense of such Person and such Subsidiaries for such period to the extent the same were deducted (and not added back) in computing Consolidated Net Income; plus

(d)    any fees, expenses or charges related to any equity offering, Investment, acquisition, asset sale, disposition, recapitalization, the incurrence, repayment or refinancing of Indebtedness permitted to be incurred by the Indenture (including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed, and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, in each case whether or not successful (including the effects of expensing all transaction related expenses in accordance with ASC 805-10 and gains or losses associated with ASC 460-10)), or the offering, amendment or modification of any debt instrument, including the offering, any amendment or other modification of the Senior Notes, the Notes, the Exchange Notes or the Senior Credit Facilities; plus

(e)    (w) Transaction Expenses to the extent deducted (and not added back) in computing Consolidated Net Income, (x) the amount of any severance, relocation costs, curtailments or modifications to pension and post-retirement employee benefit plans, (y) any restructuring charge or reserve deducted (and not added back) in such period in computing Consolidated Net Income, including any restructuring costs incurred in connection with acquisitions after the Issue Date, and (z) to the extent deducted (and not added back) in computing Consolidated Net Income, costs related to the closure and/or consolidation of facilities, retention charges, systems establishment costs, conversion costs and excess pension charges and consulting fees incurred in connection with any of the foregoing; provided that the aggregate amount added back pursuant to subclause (z) of this clause (e) shall not exceed 10% of the LTM Cost Base in any four consecutive four quarter period; plus

(f)    any other non-cash charges, including any (i) write-offs or write-downs, (ii) equity-based awards compensation expense, (iii) losses on sales, disposals or abandonment of, or any impairment charges or asset write-off related to, intangible assets, long-lived assets and investments in debt and equity securities, (iv) all losses from investments recorded using the equity method and (v) other non-cash charges, non-cash expenses or non-cash losses reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA in such future period to the extent paid, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

(g)    [Reserved]; plus

(h)    [Reserved]; plus

(i)    [Reserved]; plus

(j)    to the extent no Default or Event of Default has occurred and is continuing, the amount of management, monitoring, consulting, transaction and advisory fees and related expenses paid or accrued in such period to the Investors to the extent otherwise permitted under “—Certain Covenants in the Indenture—Transactions with Affiliates” deducted (and not added back) in computing Consolidated Net Income; plus

(k)    any costs or expense deducted (and not added back) in computing Consolidated Net Income by such Person or any such Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Company or a Restricted Guarantor or net cash proceeds of an issuance of Equity Interest of a Guarantor (other than Disqualified Stock);

(2)    decreased by (without duplication) any non-cash gains increasing Consolidated Net Income of such Person and such Subsidiaries for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period; and

(3)    increased or decreased by (without duplication):

(a)    any net gain or loss resulting in such period from Hedging Obligations and the application of Statement of Financial Accounting Standards No. 133 and International Accounting Standards No. 39 and their respective related pronouncements and interpretations; plus or minus, as applicable, and

(b)    any net gain or loss resulting in such period from currency translation gains or losses related to currency remeasurements of indebtedness (including any net loss or gain resulting from hedge agreements for currency exchange risk).

“EMU” means economic and monetary union as contemplated in the Treaty on European Union.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means any public or private sale of common stock or Preferred Stock of the Company or of a direct or indirect parent of the Company (excluding Disqualified Stock), other than:

(1)    public offerings with respect to any such Person’s common stock registered on Form S-8;

(2)    issuances to the Company or any Subsidiary of the Company; and

(3)    any such public or private sale that constitutes an Excluded Contribution.

“euro” means the single currency of participating member states of the EMU.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Notes” means new Notes of the Issuer offered hereby to be issued in exchange for the Original Notes pursuant to, or as contemplated by, the Registration Rights Agreement.

“Excluded Contribution” means net cash proceeds, marketable securities or Qualified Proceeds received by or contributed to the Company from,

(1)    contributions to its common equity capital, and

(2)    the sale (other than to a Subsidiary of the Company or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Company) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Company, in each case designated as Excluded Contributions pursuant to an Officer’s Certificate on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be.

“Excluded Subsidiary” means (a) any Immaterial Subsidiary, (b) any Foreign Subsidiary of the Company, (c) any Domestic Subsidiary (i) that is a Subsidiary of a Foreign Subsidiary of the Company that is a controlled foreign corporation within the meaning of Section 957 of the Code or (ii) that is treated as a disregarded entity for U.S. federal income tax purposes if substantially all of its assets consist of the stock of one or more Foreign Subsidiaries of the Company that is a controlled foreign corporation within the meaning of Section 957 of the Code and (d) any non-Wholly-Owned Subsidiaries.

“Existing iHeart Credit Agreement” means the Credit Agreement, dated as of May 13, 2008, as amended and restated as of February 23, 2011 (as the same may have been amended or supplemented as of the Issue Date), by and among iHeart, as the parent borrower, the subsidiary co-borrowers and foreign subsidiary revolving borrowers party thereto, the guarantor party thereto, Citibank, N.A., as administrative agent, swing line lender and letter of credit issuer, and the other the lenders from time to time party thereto.

“Existing iHeart DIP Credit Agreement” means the Super Priority Secured Debtor-In-Possession Credit Agreement, dated as of June 14, 2018 (as the same may have been amended or supplemented as of the Issue Date), by and among iHeart, iHeartMedia Capital I, LLC, the subsidiary borrowers party thereto, Citibank, N.A., as a lender and administrative agent, the swing line lenders and letter of credit issuers named therein and the other lenders from time to time party thereto.

“Existing iHeart Senior Notes” means iHeart’s 5.50% Senior Notes due 2016, 6.875% Senior Debentures Due 2018, 7.25% Debentures Due 2027 and 14.00% Senior Notes due 2021.

“Existing iHeart Senior Notes Indentures” means (a) the Senior Indenture dated as of October 1, 1997 between iHeart and The Bank of New York (now known as The Bank of New York Mellon), as trustee (as the same may have been amended or supplemented as of the Issue Date), and (b) the Indenture dated as of June 21, 2013 among iHeart, Law Debenture Trust Company of New York, as trustee (with Delaware Trust Company as successor trustee), and Deutsche Bank Trust Company Americas, as paying agent, registrar and transfer agent, as the same may have been amended or supplemented as of the Issue Date.

“Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(1)    Consolidated Interest Expense of such Person and Restricted Subsidiaries for such period; plus

(2)    all cash dividends or other distributions paid to any Person other than such Person or any such Subsidiary (excluding items eliminated in consolidation) on any series of Preferred Stock of the Company or a Restricted Subsidiary during such period; plus

(3)    all cash dividends or other distributions paid to any Person other than such Person or any such Subsidiary (excluding items eliminated in consolidation) on any series of Disqualified Stock of the Company or a Restricted Subsidiary during such period.

“Foreign Subsidiary” means any Subsidiary that is not organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof, and any Subsidiary of such Foreign Subsidiary.

“GAAP” means generally accepted accounting principles in the United States which are in effect on the Issue Date; provided that the amount of any Indebtedness under GAAP with respect to Capitalized Lease Obligations shall be determined in accordance with the definition of Capitalized Lease Obligations. At any time after adoption of IFRS by the Company for financial reporting purposes, the Company may elect to apply IFRS for all purposes of the Indenture, in lieu of GAAP, and, upon any such election (the date of such election, the “IFRS Election Date”), references herein to GAAP shall be construed to mean IFRS as in effect on the IFRS Election Date; provided that (1) any such election once made shall be irrevocable (and shall only be made once), (2) all financial statements and reports required to be provided after such election pursuant to the Indenture shall be prepared on the basis of IFRS and (3) from and after such election, all ratios, computations and other determinations (A) based on GAAP contained in the Indenture shall be computed in conformity with IFRS and (B) in the Indenture that require the application of GAAP for periods that include fiscal quarters ended prior to the Company’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. The Company shall give notice of any election to the Trustee and the Holders of the Notes with 15 days of such election. Solely making an election (without any other action) referred to in this definition will not be treated as an incurrence of Indebtedness.

“Government Securities” means securities that are:

(1)    direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2)    obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means the guarantee by any Guarantor of the Issuer’s Obligations under the Indenture and the Notes (and Exchange Notes).

“Guarantor” means each Person that Guarantees the Notes (and Exchange Notes) in accordance with the terms of the Indenture.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate or currency risks either generally or under specific contingencies.

“Holder” means the Person in whose name a Note is registered on the registrar’s books.

“IFRS” means the International Financial Reporting Standards as issued by the International Accounting Standards Board as in effect on the IFRS Election Date.

“iHeart” means iHeartCommunications, Inc., formerly known as Clear Channel Communications, Inc., a Texas corporation, together with its successors.

“iHeart Mirror Note” means the Revolving Promissory Note, dated as of November 10, 2005, between iHeart, as maker, and the Company, as payee, as amended to the Issue Date and as may be further amended, supplemented, restated or otherwise modified from time to time not in violation of the Indenture.

“Immaterial Subsidiary” means, at any date of determination, any Subsidiary of the Company (other than a Foreign Subsidiary or a Subsidiary that meets the criteria of clause (c) of the definition of Excluded Subsidiary) that is a Restricted Subsidiary and not a Restricted Guarantor, whose total assets, together with the total assets of all such Restricted Subsidiaries that are not Restricted Guarantors, at the last day of the end of the most recently ended fiscal quarter of the Company for which financial statements are publicly available did not exceed 3.5% of Total Assets at such date or (b) whose gross revenues, together with the gross revenues of all such other Restricted Subsidiaries that are not Restricted Guarantors (other than a Foreign Subsidiary of the Company or a Subsidiary of the Company that meets the criteria of clause (c) of the definition of Excluded Subsidiary), for the most recently ended period of four consecutive fiscal quarters of the Company for which financial statements are publicly available did not exceed 3.5% of the consolidated gross revenues of the Company and the Restricted Subsidiaries for such period, in each case determined in accordance with GAAP.

“Immediate Family Member” means with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships) and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

“Indebtedness” means, with respect to any Person, without duplication:

(1)    any indebtedness (including principal and premium) of such Person, whether or not contingent:

(a)    in respect of borrowed money;

(b)    evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

(c)    representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes an obligation in respect of a commercial letter of credit, a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business, (ii) liabilities accrued in the ordinary course of business and (iii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP; or

(d)    representing any Hedging Obligations;

if and to the extent that any of the foregoing Indebtedness (other than letters of credit (other than commercial letters of credit) and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(2)    to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

(3)    to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include Contingent Obligations incurred in the ordinary course of business.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Company, qualified to perform the task for which it has been engaged.

“Initial Purchasers” means Deutsche Bank Securities Inc., Morgan Stanley & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1)    securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

(2)    debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Company and the Subsidiaries of the Company;

(3)    investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment or distribution; and

(4)    corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers and commission, travel and similar advances to directors, officers, employees and consultants, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and the covenant described under “—Certain Covenants in the Indenture—Limitation on Restricted Payments”:

(1)    “Investments” shall include the portion (proportionate to the Company’s direct or indirect equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company or applicable Restricted Subsidiary shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(a)    the Company’s direct or indirect “Investment” in such Subsidiary at the time of such redesignation; less

(b)    the portion (proportionate to the Company’s direct or indirect equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(2)    any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Company.

“Investors” means Thomas H. Lee Partners L.P. and Bain Capital LLC, each of their respective Affiliates and any investment funds advised or managed by any of the foregoing, but not including, however, any portfolio companies of any of the foregoing.

“Issue Date” means February 12, 2019.

“Issuer” has the meaning set forth in the second paragraph under “—General.”

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“LTM Cost Base” means, for any consecutive four quarter period, the sum of (a) direct operating expenses, (b) selling, general and administrative expenses and (c) corporate expenses, in each case excluding depreciation and amortization, of the Company and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Income” means, with respect to any Person, the net income (loss) of such Person and its Subsidiaries that are Restricted Subsidiaries, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale, including any cash received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration, including legal, accounting and investment banking fees, payments made in order to obtain a necessary consent or required by applicable law, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, other fees and expenses, including title and recordation expenses, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, if any, and interest on unsubordinated Indebtedness required (other than required by clause (1), (2), (3), (4) or (5) of the second paragraph of “—Repurchase at the Option of Holders—Asset Sales”) to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by the Company or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Company or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction, and in the case of any Asset Sale by a Restricted Subsidiary that is not a Wholly-Owned Subsidiary of the Company, a portion of the aggregate cash proceeds equal to the portion of the outstanding Equity Interests of such non-Wholly-Owned Subsidiary owned by Persons other than the Company and any other Restricted Subsidiary (to the extent such proceeds are committed to be distributed to such Persons).

“Obligations” means any principal (including any accretion), interest (including any interest accruing on or subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal (including any accretion), interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Offering Memorandum” means the final offering memorandum, dated February 7, 2019, relating to the sale of the Notes issued on the Issue Date.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Company or the Issuer, as the case may be.

“Officer’s Certificate” means a certificate signed on behalf of the Company or the Issuer, as the case may be, by an Officer of the Company or the Issuer, as the case may be, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements set forth in the Indenture.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Issuer, as the case may be, or the Trustee.

“Permitted Asset Swap” means the substantially concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Company or any of its Restricted Subsidiaries and another Person.

“Permitted Holder” means any of (i) prior to the Separation, the Investors and (ii) the members of management of the Company (or any of its direct or indirect parent companies) or iHeart or iHeartMedia, Inc. who are holders of Equity Interests of the Company (or any of its direct or indirect parent companies) or iHeart or iHeartMedia, Inc. on the Issue Date and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that (x) in the case of such group and without giving effect to the existence of such group or any other group, such Investors and members of management, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of the Company or any of its direct or indirect parent companies and (y) for purposes of this definition, the amount of Equity Interests held by members of management who qualify as “Permitted Holders” shall never exceed the amount of Equity Interests held by such members of management on the Issue Date. Any person or group whose acquisition of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the covenant described under “—Repurchase at the Option of Holders—Change of Control” (or would result in a Change of Control Offer in the absence of the waiver of such requirement by Holders in accordance with the covenant described under “—Repurchase at the Option of Holders—Change of Control”) will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Investments” means:

(1)    any Investment in the Company or any of its Restricted Subsidiaries;

(2)    any Investment in cash and Cash Equivalents or Investment Grade Securities;

(3)    any Investment by the Company or any of its Restricted Subsidiaries in a Person that is engaged in a Similar Business if as a result of such Investment:

(a)    such Person becomes a Restricted Subsidiary; or

(b)    such Person, in one transaction or a series of related transactions, is amalgamated, merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(4)    any Investment in securities or other assets not constituting Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to the first paragraph of the covenant described under “—Repurchase at the Option of Holders—Asset Sales” or any other disposition of assets not constituting an Asset Sale;

(5)    any Investment existing on the Issue Date or made pursuant to a binding commitment in effect on the Issue Date or an Investment consisting of any extension, modification or renewal of any such Investment or binding commitment existing on the Issue Date; provided that the amount of any such Investment may be increased (x) as required by the terms of such Investment or binding commitment as in existence on the Issue Date (including as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities) or (y) as otherwise permitted under the Indenture;

(6)    any Investment acquired by the Company or any of its Restricted Subsidiaries:

(a)    in exchange for any other Investment, accounts receivable or notes receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy workout, reorganization or recapitalization of the issuer of such other Investment, accounts receivable or notes receivable; or

(b)    as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(7)    Hedging Obligations permitted under clause (10) of the covenant described in “—Certain Covenants in the Indenture—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(8)    any Investment the payment for which consists of Equity Interests (exclusive of Disqualified Stock) of the Company or any of its direct or indirect parent companies;

(9)    Indebtedness (including any guarantee thereof) permitted under the covenant described in “—Certain Covenants in the Indenture—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(10)    any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of the second paragraph of the covenant described under “—Certain Covenants in the Indenture—Transactions with Affiliates” (except transactions described in clauses (2), (5) and (9) of such paragraph);

(11)    any Investment consisting of a purchase or other acquisition of inventory, supplies, material or equipment;

(12)    Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (12) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed the greater of (x) $350.0 million and (y) 4.50% of Total Assets (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided that if such Investment is in Capital Stock of a Person that is engaged in a Similar Business that subsequently becomes a Restricted Subsidiary, such Investment shall thereafter be deemed permitted under clause (3) above and shall not be included as having been made pursuant to this clause (12);

(13)    [Reserved];

(14)    advances to, or guarantees of Indebtedness of, employees, directors, officers and consultants not in excess of $500,000 outstanding at any one time, in the aggregate;

(15)    loans and advances to officers, directors and employees consistent with industry practice or past practice, as well as for moving expenses and other similar expenses incurred in the ordinary course of business or consistent with past practice or to fund such Person’s purchase of Equity Interests of the Company or any direct or indirect parent company thereof;

(16)    Investments in the ordinary course of business consisting of endorsements for collection or deposit;

(17)    Investments by the Company or any of its Restricted Subsidiaries in any other Person pursuant to a “local marketing agreement” or similar arrangement relating to a station owned or licensed by such Person;

(18)    any performance guarantee and Contingent Obligations in the ordinary course of business and the creation of liens on the assets of the Company or any Restricted Subsidiary in compliance with the covenant described under “—Certain Covenants in the Indenture—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(19)    any purchase or repurchase of the Notes; and

(20)    any Investment in a Similar Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (20) that are at that time outstanding, that does not exceed the greater of (x) $500.0 million and (y) 7.5% of Total Assets (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if such Investment is in Capital Stock of a Person that subsequently becomes a Restricted Subsidiary, such Investment shall thereafter be deemed permitted under clause (3) above and shall not be included as having been made pursuant to this clause (20).

“Permitted Liens” means, with respect to any Person:

(1)    pledges, deposits or security by such Person under workmen’s compensation laws, unemployment insurance, employers’ health tax and other social security laws or similar legislation (including in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto) or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety, appeal bonds or letters of credit to which such Person is a party or account party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(2)    Liens imposed by law, such as carriers’, warehousemen’s, materialmen’s, repairmen’s and mechanics’ Liens, in each case for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate actions or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(3)    Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or subject to penalties for nonpayment or which are being contested in good faith by appropriate actions diligently pursued, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP, or for property taxes on property that the Company or any Subsidiary thereof has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claim is to such property;

(4)    Liens in favor of issuers of performance, surety, bid, indemnity, warranty, release, appeal or similar bonds or with respect to other regulatory requirements or letters of credit or bankers’ acceptances issued, and completion guarantees provided for, in each case, issued pursuant to the request of and for the account of such Person in the ordinary course of its business or consistent with past practice prior to the Issue Date;

(5)    minor survey exceptions, minor encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights-of-way, servitudes, sewers, electric lines, drains, telegraph and telephone and cable television lines, gas and oil pipelines and other similar purposes, or zoning, building codes or other restrictions (including minor defects and irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially impair their use in the operation of the business of such Person;

(6)    Liens securing obligations under Indebtedness permitted to be incurred (and so incurred and so classified) pursuant to clause (5) or (18) of the second paragraph of the covenant described under “—Certain Covenants in the Indenture—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided, however, that any such Indebtedness that is incurred pursuant to such clause (5) or (18) remains classified as incurred thereunder; and provided further, however, that Liens securing obligations under Indebtedness permitted to be incurred (and so incurred and so classified) pursuant to clause (18) extend only to the assets or Equity Interests of Foreign Subsidiaries of the Company;

(7)    Liens existing on the Step-up Trigger Date;

(8)    Liens existing on property or shares of stock or other assets of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property or other assets owned by the Company or any of its Restricted Subsidiaries;

(9)    Liens existing on property or other assets at the time the Company or a Restricted Subsidiary acquired the property or such other assets, including any acquisition by means of an amalgamation, merger or consolidation with or into the Company or any of its Restricted Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition, amalgamation, merger or consolidation; provided further that the Liens may not extend to any other property owned by the Company or any of its Restricted Subsidiaries;

(10)    Liens securing obligations under Indebtedness or other obligations of the Company or a Restricted Subsidiary owing to the Issuer or a Guarantor permitted to be incurred in accordance with the covenant described under “—Certain Covenants in the Indenture—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(11)    Liens securing Hedging Obligations permitted to be incurred under the Indenture;

(12)    Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13)    leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries and do not secure any Indebtedness;

(14)    Liens arising from Uniform Commercial Code (or equivalent statutes) financing statement filings regarding operating leases, consignments or accounts entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(15)    Liens in favor of the Issuer or any Guarantor;

(16)    Liens on equipment of the Company or any of its Restricted Subsidiaries granted in the ordinary course of business;

(17)    [Reserved];

(18)    Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8), and (9) or in clauses (20) and (33) below; provided that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (b) the obligations under Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8), (9), (20) and (33) at the time the original Lien became a Permitted Lien under the Indenture, and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement; provided further, however, that in the case of any Liens to secure any refinancing, refunding, extension, renewal or replacement of Indebtedness secured by a Lien referred to in clause (20) or clause (33), the principal amount of any Indebtedness Incurred for such refinancing, refunding, extension, renewal or replacement shall be deemed secured by a Lien under clause (20) or clause (33), as applicable, and not this clause (18) for purposes of determining the principal amount of Indebtedness outstanding under clause (20) or clause (33), as applicable;

(19)    deposits made or other security provided in the ordinary course of business to secure liability to insurance carriers;

(20)    other Liens securing Indebtedness or other obligations which do not exceed $40.0 million in the aggregate at any one time outstanding;

(21)    Liens securing judgments for the payment of money not constituting an Event of Default under clause (5) under “—Events of Default and Remedies” so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(22)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(23)    Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(24)    Liens deemed to exist in connection with Investments in repurchase agreements permitted under the Indenture; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

(25)    Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(26)    Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Company or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(27)    [Reserved];

(28)    Liens securing obligations owed by the Company or any Restricted Subsidiary to any lender under any Credit Facilities or any Affiliate of such a lender, in each case, in the ordinary course of business in respect of any overdraft and related liabilities arising from treasury, depository and cash management services provided by, or any automated clearing house transfers of funds with, lenders under such Credit Facilities or any Affiliate of such a lender;

(29)    the rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by the Company or any Restricted Subsidiary thereof or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;

(30)    Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into by the Company or any Restricted Subsidiary in the ordinary course of business;

(31)    Liens solely on any cash earnest money deposits made by the Company or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted;

(32)    security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business;

(33)    Liens securing Indebtedness or other obligations under any Credit Facilities permitted to be incurred (and so incurred and classified) pursuant to clause 4(ii) of the second paragraph of the covenant described under “—Certain Covenants in the Indenture—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(34)    Liens securing Senior Secured Indebtedness; and

(35)    Liens securing Indebtedness and other Obligations permitted under the covenant described under “—Certain Covenants in the Indenture—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that with respect to liens securing Indebtedness or other Obligations permitted under this clause (35), at the time of Incurrence and after giving pro forma effect thereto, the Consolidated Secured Leverage Ratio would be no greater than 3.5 to 1.0.

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on and the costs in respect of such Indebtedness.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Priority Guarantee Notes” means iHeart’s (i) 9.0% Priority Guarantee Notes due 2021, (ii) 9.0% Priority Guarantee Notes due 2019, (iii) 11.25% Priority Guarantee Notes due 2021, (iv) 9.0% Priority Guarantee Notes due 2022 and (v) 10.625% Priority Guarantee Notes due 2023.

“Priority Guarantee Notes Indentures” means (i) the Indenture dated as of February 23, 2011, among iHeart, the guarantors party thereto and Wilmington Trust FSB, as trustee (with BOKF, National Association as successor trustee), as the same may have been amended or supplemented as of the Issue Date, including pursuant to the Supplemental Indenture dated as of June 14, 2011, (ii) the Indenture dated as of October 25, 2012, among iHeart, the guarantors party thereto and U.S. Bank National Association, as trustee (with Wilmington Trust, National Association as successor trustee), as the same may have been amended or supplemented as of the Issue Date, (iii) the Indenture dated as of February 28, 2013, among iHeart, the guarantors party thereto and U.S. Bank National Association, as trustee (with UMB Bank National Association as successor trustee), and Deutsche Bank Trust Company Americas, as collateral agent, (iv) the Indenture dated as of September 10, 2014 among iHeart, the guarantors party thereto, U.S. Bank National Association, as trustee (with Computershare Trust Company, N.A. (CTC) as successor trustee), and Deutsche Bank Trust Company Americas, as Collateral Agent as the same may have been amended or supplemented as of the Issue Date, and (v) the Indenture dated as of February 26, 2015 among iHeart, the guarantors party thereto, U.S. Bank National Association, as trustee, and Deutsche Bank Trust Company Americas, as Collateral Agent as the same may have been amended or supplemented as of the Issue Date.

“Proceeds Loan” means a loan of the entire stated principal amount of the Notes issued on the Issue Date from the Issuer to CCO made on the Issue Date from the proceeds of the issuance of the Notes.

“Proceeds Loan Agreement” means the Proceeds Loan Agreement dated as of the Issue Date between the Issuer and CCO pursuant to which the Proceeds Loan was made.

“Public Debt” means any Indebtedness consisting of bonds, debentures, notes or other similar debt securities issued in (a) a public offering registered under the Securities Act or (b) a private placement to institutional investors that is underwritten for resale in accordance with Rule 144A or Regulation S of such Act, whether or not it includes registration rights entitling the holders of such debt securities to registration thereof with the SEC. The term “Public Debt” (i) shall not include the Notes (or any Additional Notes) and (ii) shall not be construed to include any Indebtedness issued to institutional investors in a direct placement of such Indebtedness that is not underwritten by an intermediary (it being understood that, without limiting the foregoing, a financing that is distributed to not more than ten Persons (provided that multiple managed accounts and affiliates of any such Persons shall be treated as one Person for the purposes of this definition) shall be deemed not to be underwritten), or any commercial bank or similar Indebtedness, Capitalized Lease Obligation or recourse transfer of any financial asset or any other type of Indebtedness incurred in a manner not customarily viewed as a “securities offering.”

“Qualified Proceeds” means assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Company in good faith.

“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company which shall be substituted for Moody’s or S&P or both, as the case may be.

“Registration Rights Agreement” means the Registration Rights Agreement with respect to the Notes, dated the Issue Date, among the Issuer, the Guarantors and the Initial Purchasers and any similar registration rights agreements with respect to any Additional Notes.

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by the Company or a Restricted Subsidiary in exchange for assets transferred by the Company or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Representative” means any trustee, agent or representative (if any) for an issue of Designated Senior Indebtedness of the Issuer or a Guarantor.

“Restricted Guarantor” means a Guarantor that is a Restricted Subsidiary.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the Company (including any Foreign Subsidiary of the Company) that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement providing for the leasing by the Company or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to a third Person in contemplation of such leasing.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Senior Credit Facilities” means the asset based credit facility under the Credit Agreement, dated as of June 1, 2018, by and among CCO, the subsidiary borrowers party thereto, including the Issuer, the lenders party thereto in their capacities as lenders thereunder and Deutsche Bank AG New York Branch, as Administrative Agent, including any agreements, collateral documents, guarantees, instruments, mortgages and notes executed in connection therewith, and any amendments, extensions, modifications, refinancings, refundings, renewals, restatements, or supplements thereof and any one or more notes, indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that extend, refinance, refund, renew, replace or defease any part of the loans, notes, other credit facilities or commitments thereunder, including any such refinancing, refunding or replacement facility or indenture that increases the amount that may be borrowed thereunder or alters the maturity of the loans thereunder or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or other agent, lender or group of lenders or investors.

“Senior Indebtedness” means with respect to any Person:

(1)    Indebtedness of such Person, whether outstanding on the Issue Date or thereafter incurred; and

(2)    all other obligations of such Person (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of Indebtedness described in clause (1) above, unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such Indebtedness or other Obligations are subordinate or pari passu in right of payment to the Notes or the Guarantee of such Person, as the case may be; provided, however, that Senior Indebtedness shall not include:

(a)    any obligation of such Person to the Company or any of its Subsidiaries;

(b)    any liability for federal, state, local or other taxes owed or owing by such Person;

(c)    any accounts payable or other liability to trade creditors arising in the ordinary course of business; provided that obligations incurred pursuant to the Credit Facilities shall not be excluded pursuant to this clause (c);

(d)    any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or

(e)    that portion of any Indebtedness which at the time of incurrence is incurred in violation of the Indenture.

“Senior Indentures” means the CCWH Senior Indentures and the CCIBV Senior Indenture.

“Senior Notes” means the CCWH Senior Notes and the CCIBV Senior Notes.

“Senior Proceeds Loans” means the Series A Senior Proceeds Loan and the Series B Senior Proceeds Loan.

“Senior Secured Indebtedness” means Indebtedness of the Company and its Restricted Subsidiaries that is secured by a Lien and is issued or incurred to extend, replace, refund, refinance, renew or defease all or a portion of the CCWH Senior Notes outstanding on the Issue Date.

“Senior Subordinated Indebtedness” means, with respect to a Person, the Notes (in the case of the Issuer) and a Guarantee (in the case of a Guarantor), in each case prior to the Step-up Trigger Date, and any other Indebtedness of such Person that specifically provides that such Indebtedness is to rank pari passu with the Notes or such Guarantee, as the case may be, in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of such Person which is not Senior Indebtedness of such Person.

“Series A Senior Proceeds Loan” means the $735,750,000 loan from the Issuer to CCO made on November 19, 2012 from the proceeds of the issuance of 6.50% Series A Senior Notes due 2022.

“Series B Senior Proceeds Loan” means the $1,989,250,000 loan from the Issuer to CCO made on November 19, 2012 from the proceeds of the issuance of 6.50% Series B Senior Notes due 2022.

“Separation” means any separation of the Company and its Subsidiaries from iHeart whereby the Company and its Subsidiaries cease to be direct or indirect Subsidiaries of iHeart, including as described in the Offering Memorandum.

“Significant Party” means any Guarantor or Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Similar Business” means any business conducted or proposed to be conducted by the Company and its Subsidiaries on the Issue Date or any business that is similar, reasonably related, incidental or ancillary thereto.

“Special Interest” means all additional interest then owing pursuant to any Registration Rights Agreement.

“Subordinated Indebtedness” means:

(1)    any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Notes; and

(2)    any Indebtedness of any Guarantor which is by its terms subordinated in right of payment to the Guarantee of such entity of the Notes.

“Subsidiary” means, with respect to any Person, a corporation, partnership, joint venture, limited liability company or other business entity (excluding charitable foundations) of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

“Total Assets” means total assets of the Company and its Restricted Subsidiaries on a consolidated basis prepared in accordance with GAAP, shown on the most recent balance sheet of the Company and its Restricted Subsidiaries as may be expressly stated.

“Transaction Expenses” means any fees or expenses incurred or paid by the Company or any of its Subsidiaries in connection with the Transactions.

“Transactions” means the offering and issuance of the Notes for cash on the Issue Date, the making of the Proceeds Loan, the redemption of the CCWH Existing Subordinated Notes and transactions related to any of the foregoing on or prior to the Issue Date and the payment of fees and expenses related to any of the foregoing.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal

Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to February 15, 2021; provided, however, that if the period from the redemption date to February 15, 2021 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa77bbbb).

“Unrestricted Subsidiary” means:

(1)    any Subsidiary of the Company which at the time of determination is an Unrestricted Subsidiary (as designated by the Company, as provided below); and

(2)    any Subsidiary of an Unrestricted Subsidiary.

The Company may designate any Subsidiary of the Company (including any existing Subsidiary and any newly acquired or newly formed Subsidiary, in each case other than the Issuer) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of the Company or any Restricted Subsidiary of the Company (other than solely any Unrestricted Subsidiary of the Subsidiary to be so designated); provided that:

(1)    any Unrestricted Subsidiary must be an entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or Persons performing a similar function are owned, directly or indirectly, by the Company;

(2)    such designation complies with the covenants described under “—Certain Covenants in the Indenture—Limitation on Restricted Payments”; and

(3)    each of:

(a)    the Subsidiary to be so designated; and

(b)    its Subsidiaries has not at the time of designation, and does not thereafter, incur any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any Restricted Subsidiary.

The Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default shall have occurred and be continuing and either:

(1)    the Company could incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in the first paragraph of the covenant described under “—Certain Covenants in the Indenture—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; or

(2)    the Consolidated Leverage Ratio for the Company and its Restricted Subsidiaries would be equal to or less than such ratio immediately prior to such designation, provided, however, that such determination is made on a pro forma basis taking into account such designation.

Any such designation by the Company shall be notified by the Company to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors or any committee thereof giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

(1)    the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by

(2)    the sum of all such payments.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors’ qualifying shares and shares issued to foreign nationals as required under applicable law) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person or by such Person and one or more Wholly-Owned Subsidiaries of such Person.

DESCRIPTION OF OTHER INDEBTEDNESS

Senior Secured Credit Facilities

On August 23, 2019, Clear Channel Outdoor Holdings entered into a credit agreement (the “Senior Secured Credit Agreement”) governing its senior secured credit facilities with Deutsche Bank AG New York Branch, as administrative agent and swing line lender, and the other lenders from time to time party thereto. The Senior Secured Credit Agreement governs the Term Loan Facility and the Revolving Credit Facility (each as defined below).

Size and Availability

The Senior Secured Credit Agreement provides for a term loan facility in an aggregate principal amount of $2,000 million (the “Term Loan Facility”) and a revolving credit facility in an aggregate principal amount of $175 million (the “Revolving Credit Facility” and, together with the Term Loan Facility, the “Senior Secured Credit Facilities”). As of December 31, 2019, there were $1,995 million of borrowings outstanding under the Term Loan Facility and no revolving borrowings outstanding under the Revolving Credit Facility.

Clear Channel Outdoor Holdings (which is referred to throughout this section as the “borrower”) is the borrower under the Senior Secured Credit Facilities. The Revolving Credit Facility includes sub-facilities for letters of credit and for short-term borrowings referred to as the swing line borrowings. In addition, the Senior Secured Credit Agreement provides that the borrower has the right at any time, subject to customary conditions, to request incremental term loans or incremental revolving credit commitments in an aggregate principal amount of up to (a) the greater of (1) $610 million and (2) an amount equal to 100.0% of the borrower’s trailing twelve-month consolidated EBITDA at the time of determination on a pro forma basis plus (b) an amount equal to all voluntary prepayments, repurchases and redemptions of the term loans under the Senior Secured Credit Agreement and certain other incremental equivalent debt and permanent revolving credit commitment reductions under the Senior Secured Credit Agreement, in each case on or prior to the date of any such incurrence (to the extent not funded with the proceeds of long-term debt other than revolving loans) plus (c) an additional unlimited amount so long as the borrower (I) in the case of incremental indebtedness that is secured by the collateral on a pari passu basis with the Senior Secured Credit Facilities, does not exceed a specified pro forma first lien leverage ratio, (II) in the case of incremental indebtedness that is secured by a lien on the collateral junior to the liens securing the Senior Secured Credit Facilities, does not exceed a specified pro forma senior secured leverage ratio and (III) in the case of unsecured incremental indebtedness, either does not exceed a specified pro forma total leverage ratio or satisfies a specified pro forma interest coverage ratio (or, to the extent of the foregoing incurred in connection with an acquisition or similar investment, a leverage ratio not higher than the applicable leverage ratio or interest coverage ratio not lower than the interest coverage ratio, in each case, in effect immediately prior to such acquisition or similar investment). The lenders under the Senior Secured Credit Facilities are not under any obligation to provide any such incremental loans or commitments, and any such addition of or increase in loans will be subject to certain customary conditions precedent and other provisions.

Interest Rate and Fees

Borrowings under the Senior Secured Credit Agreement bear interest at a rate per annum equal to the Applicable Rate (as defined therein) plus, at the borrower’s option, either (a) a base rate determined by reference to the highest of (1) the Federal Funds Rate plus 0.50%, (2) the rate of interest in effect for such date as publicly announced from time to time by the administrative agent as its “prime rate” and (3) the Eurocurrency rate that would be calculated as of such day in respect of a proposed Eurocurrency rate loan with a one-month interest period plus 1.00%, or (b) a Eurocurrency rate that is equal to the LIBOR rate as published by Bloomberg two business days prior to the commencement of the interest period.

Amortization and Maturity

The term loans under the Term Loan Facility will amortize in equal quarterly installments in an aggregate annual amount equal to 1.00% of the original principal amount of such term loans, with the balance being payable on August 23, 2026. The Revolving Credit Facility will mature on August 23, 2024.

Prepayments

The Senior Secured Credit Facilities contain customary mandatory prepayments, including with respect to excess cash flow, asset sale proceeds and proceeds from certain incurrences of indebtedness.

The borrower may voluntarily repay outstanding loans under the Senior Secured Credit Facilities at any time without premium or penalty, other than customary breakage costs with respect to LIBOR loans; provided, however, that any voluntary prepayment, refinancing or repricing of the term loans under the Term Loan Facility in connection with certain repricing transactions that occur prior to the six-month anniversary of the closing of the Senior Secured Credit Facilities shall be subject to a prepayment premium of 1.00% of the principal amount of the term loans so prepaid, refinanced or repriced.

Guarantees and Security

The Senior Secured Credit Facilities are guaranteed by certain subsidiaries of the borrower. All obligations under the Senior Secured Credit Facilities and the guarantees of those obligations are secured by a perfected first-priority security interest in the collateral securing the Senior Secured Notes on a first-priority basis and a perfected second priority security interest in the collateral securing the ABL Facility on a first-priority basis.

Certain Covenants and Events of Default

The Senior Secured Credit Agreement contains a springing financial covenant which is applicable solely to the Revolving Credit Facility commencing with the quarter ending December 31, 2019. The springing financial covenant requires compliance with a first lien net leverage ratio of 7.60 to 1.00, with a stepdown to 7.10 to 1.00 commencing with the last day of the fiscal quarter ending June 30, 2021. The financial covenant is tested on the last day of any fiscal quarter only under certain conditions set forth in the Senior Secured Credit Agreement.

The Senior Secured Credit Agreement also includes negative covenants that, subject to significant exceptions, limit the borrower’s ability and the ability of its restricted subsidiaries to, among other things:

•	incur additional indebtedness;

•	create liens on assets;

•	engage in mergers, consolidations, liquidations and dissolutions;

•	sell assets;

•	pay dividends and distributions or repurchase capital stock;

•	make investments, loans, or advances;

•	prepay certain junior indebtedness;

•	engage in certain transactions with affiliates;

•	enter into agreements which limit the borrower’s ability and the ability of its restricted subsidiaries to incur restrictions on their ability to make distributions; and

•	amend or waive organizational documents.

The Senior Secured Credit Agreement also includes certain customary representations and warranties, affirmative covenants and events of default, including payment defaults, breach of representations and warranties, covenant defaults, cross-defaults to certain indebtedness, certain events of bankruptcy, material judgments and a change of control. If an event of default occurs, the lenders under the Senior Secured Credit Agreement will be entitled to take various actions, including the acceleration of all amounts due under the Senior Secured Credit Agreement and all actions permitted to be taken by a secured creditor.

ABL Facility

On August 23, 2019, Clear Channel Outdoor Holdings entered into a new credit agreement (the “ABL Credit Agreement”) governing its asset-based revolving credit facility (the “ABL Facility”) with Deutsche Bank AG New York Branch, as administrative agent and swing line lender, and the other lenders from time to time party thereto. Set forth below is a description of the terms of the ABL Facility. As of December 31, 2019, there were no borrowings outstanding under the ABL Facility but there was $69.1 million of letters of credit outstanding thereunder.

Clear Channel Outdoor Holdings (which is referred to throughout this section as the “borrower”) is the borrower under the ABL Facility. The ABL Facility includes sub-facilities for letters of credit and for short-term borrowings referred to as the swing line borrowings. In addition, the ABL Credit Agreement provides that the borrower has the right at any time, subject to customary conditions, to request incremental commitments on terms set forth in the ABL Credit Agreement.

Size and Availability

The ABL Credit Agreement provides for an asset-based revolving credit facility, with amounts available from time to time (including in respect of letters of credit) equal to the lesser of (i) the borrowing base, which equals 85.0% of the eligible accounts receivable of the borrower and the subsidiary borrowers, subject to customary eligibility criteria minus any reserves, and (ii) the aggregate revolving credit commitments. The aggregate revolving credit commitments are $125.0 million.

Interest Rate and Fees

Borrowings under the ABL Credit Agreement will bear interest at a rate per annum equal to the Applicable Rate (as defined therein) plus, at the borrower’s option, either (1) a base rate determined by reference to the highest of (a) the Federal Funds Rate plus 0.50%, (b) the rate of interest in effect for such date as publicly announced from time to time by the administrative agent as its “prime rate” and (c) the Eurocurrency rate that would be calculated as of such day in respect of a proposed Eurocurrency rate loan with a one-month interest period plus 1.00%, or (2) a Eurocurrency rate equal to the LIBOR rate as published by Bloomberg two business days prior to the commencement of the interest period.

In addition to paying interest on outstanding principal under the ABL Credit Agreement, the borrower is required to pay a commitment fee to the lenders under the ABL Credit Agreement in respect of the unutilized revolving commitments thereunder. The borrower is also required to pay a customary letter of credit fee for each issued letter of credit.

Maturity

Borrowings under the ABL Credit Agreement will mature, and lending commitments thereunder will terminate, on August 23, 2024.

Prepayments

If at any time, the outstanding amount under the ABL Credit Agreement exceeds the lesser of (i) the aggregate amount committed by the revolving credit lenders and (ii) the borrowing base, the borrower will be required to prepay first, any protective advances and second, any outstanding revolving loans and swing line loans and/or cash collateralize letters of credit in an aggregate amount equal to such excess, as applicable.

Subject to customary exceptions and restrictions, the borrower may voluntarily repay outstanding amounts under the ABL Credit Agreement at any time without premium or penalty. Any voluntary prepayments the borrower makes will not reduce commitments under the ABL Credit Agreement.

Guarantees and Security

The ABL Facility is guaranteed by certain subsidiaries of the borrower. All obligations under the ABL Credit Agreement, and the guarantees of those obligations, are secured by a perfected first-priority security interest in those assets not securing the Senior Secured Notes and a perfected second priority security interest in the collateral securing the Senior Secured Notes.

Certain Covenants and Events of Default

If borrowing availability is less than the greater of (a) 10.0% of the Line Cap (as defined therein) at such time and (b) $10,000,000, the borrower will be required to comply with a minimum fixed charge coverage ratio of no less than 1.00x for the most recent period of four consecutive fiscal quarters ended prior to the occurrence of the Covenant Trigger Period (as defined therein), and will be required to continue to comply with this minimum fixed charge coverage ratio until borrowing availability for a period of 20 consecutive days exceeds the greater of (x) 10.0% of the Line Cap at such time and (y) $10,000,000, at which time the Covenant Trigger Period will no longer be deemed to be occurring. The fixed charge coverage ratio did not apply for the four quarters ended December 31, 2019 because a Covenant Trigger Period was not in effect.

The ABL Credit Agreement also includes negative covenants that, subject to significant exceptions, limit the borrower’s ability and the ability of its restricted subsidiaries to, among other things:

•	incur additional indebtedness;

•	create liens on assets;

•	engage in mergers, consolidations, liquidations and dissolutions;

•	sell assets;

•	pay dividends and distributions or repurchase capital stock;

•	make investments, loans, or advances;

•	prepay certain junior indebtedness;

•	engage in certain transactions with affiliates;

•	enter into agreements which limit the borrower’s ability and the ability of its restricted subsidiaries to incur restrictions on their ability to make distributions; and

•	amend or waive organizational documents.

The ABL Credit Agreement also includes certain customary representations and warranties, affirmative covenants and events of default, including payment defaults, breach of representations and warranties, covenant defaults, cross-defaults to certain indebtedness, certain events of bankruptcy, material judgments and a change of control. If an event of default occurs, the lenders under the ABL Credit Agreement are entitled to take various actions, including the acceleration of all amounts due under the ABL Credit Agreement and all actions permitted to be taken by a secured creditor.

5.125% Senior Secured Notes due 2027

On August 23, 2019, Clear Channel Outdoor Holdings issued at par $1,250 million aggregate principal amount of 5.125% senior secured notes due 2027 (the “Senior Secured Notes”). The Senior Secured Notes were issued pursuant to and are governed by an indenture, dated as of August 23, 2019, by and among Clear Channel Outdoor Holdings, the guarantors party thereto and U.S. Bank National Association, as trustee and collateral agent. As of December 31, 2019, there were $1,250 million aggregate principal amount of Senior Secured Notes outstanding.

Interest is payable on the Senior Secured Notes in arrears on February 15 and August 15 of each year, beginning on February 15, 2020. The Senior Secured Notes mature on August 15, 2027. The Senior Secured Notes are guaranteed on a senior secured basis by all wholly-owned domestic subsidiaries of Clear Channel Outdoor Holdings that are restricted subsidiaries and that guarantee credit facilities or other capital markets debt securities of Clear Channel Outdoor Holdings, including Clear Channel Worldwide Holdings. The Senior Secured Notes are general senior secured obligations of Clear Channel Outdoor Holdings and the guarantors, rank pari passu in right of payment with Clear Channel Outdoor Holdings’ and the guarantors’ existing and future senior indebtedness, including the Senior Secured Credit Facilities, the ABL Facility and the exchange notes and rank senior in right of payment to all existing and future subordinated indebtedness of Clear Channel Outdoor Holdings and the guarantors.

Clear Channel Outdoor Holdings may redeem the Senior Secured Notes at its option, in whole or in part, at any time prior to August 15, 2022 at a price equal to 100% of the principal amount of the Senior Secured Notes so redeemed, plus a make-whole premium, plus accrued and unpaid interest to the redemption date. Clear Channel Outdoor Holdings may redeem the Senior Secured Notes, in whole or in part, on or after August 15, 2022 at the redemption prices set forth in the indenture governing the Senior Secured Notes plus accrued and unpaid interest to the redemption date. At any time prior to August 15, 2022, Clear Channel Outdoor Holdings may elect to redeem up to 40% of the aggregate principal amount of the Senior Secured Notes at a redemption price equal to 105.125% of the aggregate principal amount thereof, plus accrued and unpaid interest to the redemption date, with the net proceeds of one or more equity offerings.

The indenture governing the Senior Secured Notes contains covenants that limit the ability of Clear Channel Outdoor Holdings and its restricted subsidiaries to, among other things:

•	incur or guarantee additional debt or issue certain preferred stock;

•	pay dividends, redeem or purchase capital stock or make any other restricted payments;

•	redeem, repurchase or retire subordinated debt;

•	make certain investments;

•	create liens on the assets of Clear Channel Outdoor Holdings or its restricted subsidiaries to secure debt;

•	create restrictions on the payment of dividends or other amounts to Clear Channel Outdoor Holdings from its restricted subsidiaries that are not guarantors of the notes;

•	enter into transactions with affiliates;

•	merge or consolidate with another person, or sell or otherwise dispose of all or substantially all of its assets;

•	sell certain assets, including capital stock of Clear Channel Outdoor Holdings’ subsidiaries;

•	alter the business that Clear Channel Outdoor Holdings or its restricted subsidiaries conduct; and

•	designate Clear Channel Outdoor Holdings’ subsidiaries as unrestricted subsidiaries.

The indenture governing the Senior Secured Notes restricts the ability of Clear Channel Outdoor Holdings to incur additional indebtedness but permits it to incur additional indebtedness based on an incurrence test. In order to incur additional indebtedness under this test, its consolidated leverage ratio (as defined in the indenture) must be lower than 7.0:1.0 and its fixed charge coverage ratio must be at least 2.0:1.0. The indenture contains certain other exceptions that allow Clear Channel Outdoor Holdings to incur additional indebtedness and pay dividends.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of material U.S. federal income tax consequences of the exchange offer to holders of original notes, but is not a complete analysis of all potential tax effects. The summary below is based upon the Internal Revenue Code of 1986, as amended (the “Code”), regulations of the Treasury Department, administrative rulings and pronouncements of the Internal Revenue Service and judicial decisions, all of which are subject to change, possibly with retroactive effect, or to differing interpretations. This summary does not address all of the U.S. federal income tax consequences that may be applicable to particular holders, including dealers in securities, financial institutions, insurance companies and tax-exempt organizations. In addition, this summary does not consider the effect of any foreign, state, local, gift, estate or other tax laws that may be applicable to a particular holder. This summary applies only to a holder that acquired original notes at original issue for cash and holds such original notes as “capital assets” within the meaning of Section 1221 of the Code.

An exchange of original notes for exchange notes pursuant to the exchange offer will not be treated as a taxable exchange or other taxable event for U.S. federal income tax purposes. Accordingly, there will be no U.S. federal income tax consequences to holders who exchange their original notes for exchange notes in connection with the exchange offer and any such holder will have the same adjusted tax basis and holding period in the exchange notes as it had in the original notes immediately before the exchange. Holders who do not exchange their original notes for exchange notes pursuant to the exchange offer will not recognize any gain or loss, for U.S. federal income tax purposes, upon consummation of the exchange offer.

The foregoing discussion of material U.S. federal income tax consequences does not consider the facts and circumstances of any particular holder’s situation or status. Accordingly, each holder of original notes considering the exchange offer should consult its own tax advisor regarding the tax consequences of the exchange offer to it, including those under state, foreign and other tax laws.

PLAN OF DISTRIBUTION

Based upon interpretations by the staff of the SEC set forth in no-action letters issued to third parties, we believe that a holder of original notes who exchanges original notes for exchange notes in the exchange offer generally may offer such exchange notes for resale, sell the exchange notes and otherwise transfer the exchange notes without further registration under the Securities Act and without delivery of a prospectus that satisfies the requirements of Section 10 of the Securities Act. This does not apply, however, to a holder who is our “affiliate” within the meaning of Rule 405 of the Securities Act. We also believe that a holder may offer, sell or transfer the exchange notes only if the holder acknowledges that the holder is acquiring the exchange notes in the ordinary course of its business and is not participating, does not intend to participate and has no arrangement or understanding with any person to participate in a distribution of the exchange notes.

Any broker-dealer who holds original notes that were acquired for its own account as a result of market-making activities or other trading activities may exchange such original notes pursuant to the exchange offer; however, such broker-dealer may be deemed to be an “underwriter” within the meaning of the Securities Act and must, therefore, deliver a prospectus in connection with any resales of the exchange notes received by such broker-dealer in the exchange offer. Accordingly, each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where such original notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period ending on the earlier of (a) 180 days after the exchange offer has been completed and (b) the date on which a broker-dealer no longer owns original notes (the “Prospectus Delivery Period”), we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, during the Prospectus Delivery Period, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

During the Prospectus Delivery Period, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the original notes) and will indemnify the holders of the original notes against certain liabilities, including liabilities under the Securities Act.

We will not receive any proceeds from the issuance of exchange notes in exchange for the original notes. Notwithstanding the foregoing, we may suspend use of this prospectus by broker-dealers under specified instances. For example, we may suspend the use of this prospectus if:

•	the SEC or any state securities authority requests an amendment or supplement to this prospectus or the related registration statement or requests additional information;

•	the SEC or any state securities authority issues any stop order suspending the effectiveness of the registration statement or initiates proceedings for that purpose;

•	we receive notification of the suspension of the qualification of the exchange notes for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose; or

•	an event occurs that requires the making of any changes in such registration statement in order to make the statements therein not misleading.

BOOK-ENTRY; DELIVERY AND FORM

Except as set forth below, the exchange notes will be issued initially only in the form of one or more global notes (collectively, the “Global Notes”).

The Global Notes will be deposited upon issuance with the trustee as custodian for DTC, and registered in the name of DTC’s nominee, Cede & Co., in each case for credit to an account of a direct or indirect participant in DTC as described below.

Except as set forth below, the Global Notes may be transferred, in whole but not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in registered, certificated form (“Certificated Notes”) except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.” In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for Certificated Notes in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof, if:

(1)    DTC (a) notifies us that it is unwilling or unable to continue as depositary for the Global Note or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either event, we fail to appoint a successor depositary within 90 days;

(2)    we, at our option, notify the trustee in writing that we elect to cause the issuance of the Certificated Notes; or

(3)    there has occurred and is continuing an event of default and DTC notifies the trustee of its decision to exchange the Global Note for Certificated Notes.

Beneficial interests in a Global Note may also be exchanged for Certificated Notes in the other limited circumstances permitted by the indenture, including if an affiliate of the company acquires such interests. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Exchange of Certificated Notes for Global Notes

Certificated Notes may not be exchanged for beneficial interests in any Global Note, except in the limited circumstances provided in the indenture.

LEGAL MATTERS

Certain legal matters in connection with the offering of the exchange notes will be passed upon for us by Kirkland & Ellis LLP. Certain matters under Nevada law will be passed upon by Snell & Wilmer L.L.P. Certain matters under Pennsylvania law will be passed upon by Reed Smith LLP. Certain matters under Florida law will be passed upon by Holland & Knight LLP.

EXPERTS

The consolidated financial statements of Clear Channel Outdoor Holdings, Inc. as of December 31, 2019 and 2018 and for each of the three years in the period ended December 31, 2019 and the effectiveness of internal control over financial reporting of Clear Channel Outdoor Holdings, Inc. as of December 31, 2019, incorporated by reference in this prospectus and registration statement, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

CLEAR CHANNEL WORLDWIDE HOLDINGS, INC.

a wholly-owned subsidiary of

Clear Channel Outdoor Holdings, Inc.

Offer to Exchange

Up to $1,901,525,000 Principal Amount of

9.25% Senior Notes due 2024

for

a Like Principal Amount of

9.25% Senior Notes due 2024

that have been registered under the Securities Act of 1933

PROSPECTUS

                    , 2020

We have not authorized any dealer, salesperson or other person to give any information or represent anything to you other than the information contained in this prospectus. You may not rely on unauthorized information or representations.

This prospectus does not offer to sell or ask for offers to buy any of the securities in any jurisdiction where it is unlawful, where the person making the offer is not qualified to do so, or to any person who cannot legally be offered the securities.

The information in this prospectus is current only as of the date on its cover, and may change after that date. For any time after the cover date of this prospectus, we do not represent that our affairs are the same as described or that the information in this prospectus is correct, nor do we imply those things by delivering this prospectus or selling securities to you.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

Nevada

Clear Channel Worldwide Holdings, Inc. and Outdoor Management Services, Inc. are each incorporated under the laws of the State of Nevada.

Section 78.7502 of the Nevada Revised Statutes, as the same exists or may hereafter be amended (the “NRS”), permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding if he or she:

(a)    is not liable for a breach of his or her fiduciary duties as a director or officer involving intentional misconduct, fraud or a knowing violation of law; or

(b)    acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, the corporation is required to indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

Section 78.752 of the NRS allows a corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer, employee or agent, or arising out of his or her status as such, whether or not the corporation has the authority to indemnify him or her against such liability and expenses.

No financial arrangement made pursuant to Section 78.752 may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

The by-laws for each of Clear Channel Worldwide Holdings, Inc. and Outdoor Management Services, Inc. provide for the indemnification of all current and former directors and officers to the fullest extent permitted by law.

Delaware

1567 Media LLC, CCOI Holdco III, LLC, CCOI Holdco Parent I, LLC, CCOI Holdco Parent II, LLC, Clear Channel Adshel, Inc., Clear Channel Electrical Services, LLC, Clear Channel IP, LLC, Clear Channel Metra,

LLC, Clear Channel Outdoor Holdings Company Canada, Clear Channel Outdoor Holdings, Inc., Clear Channel Outdoor, LLC and Clear Channel Spectacolor, LLC are each incorporated or organized under the laws of the state of Delaware.

Section 145 of the Delaware General Corporation Law (the “DGCL”) authorizes a corporation, under certain circumstances, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of that corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation. With respect to any criminal action or proceeding, such indemnification is available if he or she had no reasonable cause to believe his or her conduct was unlawful.

Section 145 of the DGCL also empowers a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of such corporation against liability asserted against or incurred by him or her in any such capacity, whether or not such corporation would have the power to indemnify such person against such liability under the provisions of section 145.

Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (a) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) or (d) for any transaction from which the director derived improper personal benefit.

Section 18-108 of the Delaware Limited Liability Company Act provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The certificate of incorporation of each of Clear Channel Adshel, Inc., Clear Channel Outdoor Holdings Company Canada and Clear Channel Outdoor Holdings, Inc. provides for the indemnification of all current and former directors and officers to the fullest extent of the DGCL.

The limited liability company agreement of each of 1567 Media LLC, CCOI Holdco III, LLC, CCOI Holdco Parent I, LLC, CCOI Holdco Parent II, LLC, Clear Channel Electrical Services, LLC, Clear Channel IP, LLC, Clear Channel Metra, LLC, Clear Channel Outdoor, LLC and Clear Channel Spectacolor, LLC provides for the indemnification of all members and any director, officer, partner, stockholder, controlling person or employee of any member to the fullest extent of the Delaware Limited Liability Company Act.

Clear Channel Outdoor Holdings, Inc. has entered into an indemnification agreement with each of its directors. It expects to also enter into indemnification agreements with its future directors. Subject to certain limitations, the indemnification agreements provide that Clear Channel Outdoor Holdings, Inc. will indemnify and hold harmless each director (each, an “Indemnified Party”) to the fullest extent permitted by applicable law from and against all losses, costs, liabilities, judgments, penalties, fines, expenses and other charges that may result or arise in connection with such Indemnified Party serving in his or her capacity as a director or officer of Clear Channel Outdoor Holdings, Inc. or serving at the request of Clear Channel Outdoor Holdings, Inc. as a director, officer, employee, fiduciary or agent of Clear Channel Outdoor Holdings, Inc. or its subsidiaries (the “Corporate Status”) (other than any proceeding brought by the Indemnified Party). The indemnification agreements further provide that, upon an Indemnified Party’s request, Clear Channel Outdoor Holdings, Inc. will, to the fullest extent permitted by law, advance to, reimburse or pay on behalf of the Indemnified Party all expenses paid or incurred by the Indemnified Party in connection with any proceeding in which the Indemnified Party participates by reason of the Indemnified Party’s Corporate Status. Pursuant to the indemnification agreements, an Indemnified Party is presumed to be entitled to indemnification and Clear Channel Outdoor Holdings, Inc. has the burden of proving otherwise.

The indemnification agreements also require to maintain in full force and effect directors’ liability insurance on the terms described in the indemnification agreements. If indemnification under the indemnification agreements is unavailable to an Indemnified Party for any reason, Clear Channel Outdoor Holdings, Inc., in lieu of indemnifying the Indemnified Party, will contribute to any amounts incurred by the Indemnified Party in connection with any claim relating to an indemnifiable event in such proportion as is deemed fair and reasonable in light of all the circumstances to reflect the relative benefits received or relative fault of the parties in connection with such event. In addition, from time to time, Clear Channel Outdoor Holdings, Inc. has entered into and may enter into indemnification agreements and executive employment agreements containing indemnification provisions, and other agreements containing indemnification provisions with its senior officers. Such agreements and provisions generally provide, or will provide, that such persons are to be indemnified and held harmless to the fullest extent authorized by Delaware law. Clear Channel Outdoor Holdings, Inc. also has purchased directors’ and officers’ liability insurance covering certain liabilities that may be incurred by its directors and officers in connection with the performance of their duties.

The foregoing is only a general summary of certain aspects of Delaware law and the certificates of incorporation, limited liability company agreements, indemnification agreements and other agreements dealing with the indemnification of directors and officers, and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of the DGCL and the certificates of incorporation, limited liability company agreements, indemnification agreements, executive employment agreements and other agreements containing indemnification provisions with Clear Channel Outdoor Holdings, Inc.’s senior officers.

Florida

Exceptional Outdoor, Inc. and Get Outdoors Florida, LLC are each incorporated or organized under the laws of the State of Florida.

Section 607.0850 of the Florida Business Corporation Act (“FBCA”) permits, in general, a Florida corporation to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation) by reason of the fact that he or she is or was a director or officer of the corporation, or served another entity in any capacity at the request of the corporation, against liability incurred in connection with such proceeding, including any appeal thereof, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interest of the corporation and, in criminal actions or proceedings, additionally had no reasonable cause to believe that his or her conduct was unlawful. In actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred by such person in connection with the defense or settlement of such proceeding, including any appeal thereof, if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court shall deem proper. Section 607.0850(6) of the FBCA permits the corporation to pay such costs or expenses in advance of a final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if he or she is ultimately found not to be entitled to indemnification under the FBCA. Section 607.0850 of the FBCA provides that the indemnification and advancement of expense provisions contained in the FBCA shall not be deemed exclusive of any rights to which a director or officer seeking indemnification or advancement of expenses may be entitled.

Section 605.0408(2) of the Revised Florida Limited Liability Company Act (the “RFLLCA”) provides that a limited liability company may indemnify and hold harmless a person with respect to a claim or demand against the person and a debt, obligation, or other liability incurred by the person by reason of the person’s former or present capacity as a member or manager if the claim, demand, debt, obligation, or other liability does not arise from the person’s breach of Section 605.0405, Section 605.0407, Section 605.04071, Section 605.04072, Section 605.04073, Section 605.04074 or Section 605.04091 of the RFLLCA. Section 605.0408(3) of the RFLLCA provides that a limited liability company may, in the ordinary course of its activities and affairs, advance reasonable expenses, including attorney fees and costs, incurred by a person in connection with a claim or demand against the person by reason of the person’s former or present capacity as a member or manager if the person promises to repay the company in the event that the person ultimately is determined not to be entitled to be indemnified under Section 605.0408(2) of the RFLLCA.

The certificate of incorporation of Exceptional Outdoor, Inc. provides for the indemnification of any officer or director to the full extent permitted by the FBCA.

The limited liability company agreement of Get Outdoors Florida, LLC does not specify the extent to which the limited liability company may indemnify its members or managers.

Illinois

Universal Outdoor, Inc. is incorporated under the laws of the state of Illinois.

Under Section 8.75 of the Illinois Business Corporation Act of 1983 (the “ILBCA”), a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court shall deem proper.

To the extent that such person has been successful on the merits or otherwise in defending any such action, suit or proceeding referred to above or any claim, issue or matter therein, he or she is entitled to indemnification for expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation.

Section 8.75(f) of the ILBCA further provides that the indemnification and advancement of expenses provided by or granted under Section 8.75 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. In addition, a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Section.

The second amended and restated bylaws (the “Bylaws”) of Universal Outdoor, Inc. state that the corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The Bylaws state further that the corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

In addition, the Bylaws state that, to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the immediately preceding paragraph, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Any indemnification under the Bylaws (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth above.

The indemnification provided for in the Bylaws shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any contract, agreement, vote of shareholders or disinterested directors or otherwise.

The Bylaws provide that the corporation has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, regardless as to whether the corporation would have the power to indemnify him or her.

Pennsylvania

IN-TER-SPACE Services, Inc. is incorporated under the laws of the Commonwealth of Pennsylvania.

Section 1741 of the Pennsylvania Business Corporation Law of 1988, as the same exists or may hereafter be amended (the “Business Corporation Law”), provides that a business corporation may indemnify directors and officers against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any threatened, pending or completed action or proceeding (other than an action by or in the right of the corporation), provided that the person in question acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 1742 provides that a business corporation may indemnify its directors and officers solely against expenses (including attorneys’ fees) if the action or proceeding is by or in the right of the corporation. In addition, Section 1742 states that indemnification shall not be made if the person has been adjudged to be liable to the corporation unless and only to the extent it is judicially determined upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, the person is fairly and reasonably entitled to indemnification for certain expenses. Section 1743 requires a corporation to indemnify its directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in defense of such actions.

Section 1746 of the Business Corporation Law grants a corporation broad authority to indemnify its directors, officers and other agents for liabilities and expenses incurred in such capacity, except in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

The by-laws for IN-TER-SPACE Services, Inc. provide that any person that is or was a director or officer of the corporation shall be indemnified against the reasonable expenses, including attorneys’ fees, actually and necessarily incurred by him or her in connection with the defense of such action, suit or proceeding, or in connection with any appeal therein, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding, or in connection with any appeal therein, that such officer or director is liable for negligence or misconduct in the performance of his or her duties. The foregoing right of indemnification shall not be deemed exclusive of any other rights to which any officer or director may be entitled. The amount of indemnity to which any officer or any director may be entitled shall be fixed by the Board of Directors, except that in any case where there is no disinterested majority of the Board available, the amount shall be fixed by arbitration pursuant to the then-existing rules of the American Arbitration Association.

Item 21. Exhibits and Financial Statement Schedules

The exhibits to this registration statement are listed on the Exhibit Index to this registration statement, which Exhibit Index is hereby incorporated by reference.

Item 22. Undertakings

The undersigned registrants hereby undertake as follows:

(1)	To file, during any period in which offers or sales are being made; a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l )(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6)

For the purpose of determining any liability under the Securities Act of 1933, each filing of the registrants’ annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)

To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(8)

To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description

3.1*	Articles of Incorporation of Clear Channel Worldwide Holdings, Inc., as amended.

3.2	Bylaws of Clear Channel Worldwide Holdings, Inc. (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-4 of Clear Channel Worldwide Holdings, Inc. filed on July 7, 2010).

3.3	Amended Certificate of Incorporation of Clear Channel Outdoor Holdings, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of Clear Channel Outdoor Holdings, Inc. filed on May 2, 2019).

3.4	Amended and Restated By-Laws of Clear Channel Outdoor Holdings, Inc. (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K of Clear Channel Outdoor Holdings, Inc. filed on May 2, 2019).

3.5*	Certificate of Formation of 1567 Media LLC, as amended.

3.6	Amended and Restated Limited Liability Company Agreement of 1567 Media LLC (incorporated by reference to Exhibit 3.10 to the Registration Statement on Form S-4 of Clear Channel Worldwide Holdings, Inc. filed on July 7, 2010).

3.7*	Certificate of Formation of CCOI Holdco III, LLC.

3.8*	Limited Liability Company Agreement of CCOI Holdco III, LLC.

3.9*	Certificate of Formation of CCOI Holdco Parent I, LLC.

3.10*	Limited Liability Company Agreement of CCOI Holdco Parent I, LLC.

3.11*	Certificate of Formation of CCOI Holdco Parent II, LLC.

3.12*	Limited Liability Company Agreement of CCOI Holdco Parent II, LLC.

3.13*	Certificate of Incorporation of Clear Channel Adshel, Inc., as amended.

3.14	Bylaws of Clear Channel Adshel, Inc. (incorporated by reference to Exhibit 3.8 to the Registration Statement on Form S-4 of Clear Channel Worldwide Holdings, Inc. filed on July 7, 2010).

3.15*	Certificate of Formation of Clear Channel Electrical Services, LLC.

3.16*	Limited Liability Company Agreement of Clear Channel Electrical Services, LLC.

3.17*	Certificate of Formation of Clear Channel IP, LLC.

3.18*	Limited Liability Company Agreement of Clear Channel IP, LLC.

3.19*	Certificate of Formation of Clear Channel Metra, LLC, as amended.

3.20*	Operating Agreement of Clear Channel Metra, LLC.

3.21*	Certificate of Incorporation of Clear Channel Outdoor Holdings Company Canada, as amended.

3.22	By-Laws of Clear Channel Outdoor Holdings Company Canada, as amended (incorporated by reference to Exhibit 3.14 to the Registration Statement on Form S-4 of Clear Channel Worldwide Holdings, Inc. filed on July 7, 2010).

3.23*	Certificate of Formation of Clear Channel Outdoor, LLC.

3.24*	Limited Liability Company Agreement of Clear Channel Outdoor, LLC.

3.25*	Certificate of Formation of Clear Channel Spectacolor, LLC, as amended.

Exhibit Number	Description

3.26	Amended and Restated Limited Liability Company Agreement of Clear Channel Spectacolor, LLC (incorporated by reference to Exhibit 3.12 to the Registration Statement on Form S-4 of Clear Channel Worldwide Holdings, Inc. filed on July 7, 2010).

3.27*	Articles of Incorporation of Exceptional Outdoor, Inc., as amended.

3.28*	By-Laws of Exceptional Outdoor, Inc.

3.29*	Articles of Organization for Get Outdoors Florida, LLC, as amended.

3.30*	Operating Agreement of Get Outdoors Florida, LLC.

3.31*	Articles of Incorporation of IN-TER-SPACE Services, Inc., as amended.

3.32*	Bylaws of IN-TER-SPACE Services, Inc., as amended.

3.33*	Articles of Incorporation of Outdoor Management Services, Inc., as amended.

3.34	Code of Bylaws of Outdoor Management Services, Inc. (incorporated by reference to Exhibit 3.16 to the Registration Statement on Form S-4 of Clear Channel Worldwide Holdings, Inc. filed on July 7, 2010).

3.35*	Third Restated Articles of Incorporation of Universal Outdoor, Inc.

3.36*	Second Amended and Restated By-laws of Universal Outdoor, Inc.

4.1	Certificate of Designation of Series A Perpetual Preferred Stock (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of Clear Channel Outdoor Holdings, Inc. filed on May 2, 2019).

4.2	Indenture with respect to 9.25% Senior Notes due 2024, dated February 12, 2019, among Clear Channel Worldwide Holdings, Inc., Clear Channel Outdoor Holdings, Inc., Clear Channel Outdoor, Inc., the other guarantors party thereto, and U.S. Bank National Association, as trustee, paying agent, registrar and transfer agent (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of Clear Channel Outdoor Holdings, Inc. filed on February 13, 2019).

4.3	Exchange and Registration Rights Agreement, dated February 12, 2019, among Clear Channel Worldwide Holdings, Inc., Clear Channel Outdoor Holdings, Inc., Clear Channel Outdoor, Inc., the other guarantors party thereto, and Deutsche Bank Securities Inc., as representative of the initial purchasers (incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K of Clear Channel Outdoor Holdings, Inc. filed on February 13, 2019).

4.4	Supplemental Indenture with respect to 9.25% Senior Notes due 2024, dated May 1, 2019, among Clear Channel Outdoor Holdings, Inc., Clear Channel Worldwide Holdings, Inc., Clear Channel Outdoor, LLC, the other guarantors party thereto, and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.4 to the Current Report on Form 8-K of Clear Channel Outdoor Holdings, Inc. filed on May 2, 2019).

4.5	Second Supplemental Indenture with respect to 9.25% Senior Notes due 2024, dated August 23, 2019, by and among the subsidiary guarantors party thereto and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.2 to the Quarterly Report on Form 10-Q of Clear Channel Outdoor Holdings, Inc. for the quarter ended September 30, 2019).

4.6	Form of 9.25% Senior Notes due 2024 (contained in Exhibit 4.2).

4.7	Indenture with respect to 5.125% Senior Secured Notes due 2027, dated August 23, 2019, among Clear Channel Outdoor Holdings, Inc., the other guarantors party thereto, and U.S. Bank National Association, as trustee and collateral agent (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of Clear Channel Outdoor Holdings, Inc. filed on August 23, 2019).

4.8	Form of 5.125% Senior Secured Notes due 2027 (contained in Exhibit 4.7).

Exhibit Number	Description

5.1*	Opinion of Kirkland & Ellis LLP.

5.2*	Opinion of Holland & Knight LLP.

5.3*	Opinion of Reed Smith LLP.

5.4*	Opinion of Snell & Wilmer LLP.

10.1**	Credit Agreement, dated as of August 23, 2019, by and among Clear Channel Outdoor Holdings, Inc. as the borrower, Deutsche Bank AG New York Branch, as administrative agent and collateral agent, the syndication agent party thereto, the co-documentation agents party thereto, the lenders party thereto, and the joint lead arrangers and joint bookrunners for the Term B Facility and Revolving Credit Facility party thereto (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Clear Channel Outdoor Holdings, Inc. filed on August 23, 2019).

10.2	First Lien Intercreditor Agreement, dated as of August 23, 2019, by and among Clear Channel Outdoor Holdings, Inc., as borrower, the subsidiaries of the borrower from time to time party thereto, Deutsche Bank AG New York Branch, as administrative agent and collateral agent for the Credit Agreement Secured Parties, U.S. Bank National Association, as Notes Collateral Agent, as the Additional Collateral Agent and as Notes Trustee, and each additional authorized representative from time to time party thereto (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of Clear Channel Outdoor Holdings, Inc. filed on August 23, 2019).

10.3**	ABL Credit Agreement, dated as of August 23, 2019, by and among Clear Channel Outdoor Holdings, Inc., as parent borrower, the grantors from time to time party thereto, Deutsche Bank AG New York Branch, as ABL Agent and as Cash Flow Agent, U.S. Bank National Association, as Notes Collateral Agent, and each additional fixed assets debt agent from time to time party thereto (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K of Clear Channel Outdoor Holdings, Inc. filed on August 23, 2019).

10.4	ABL Intercreditor Agreement, dated as of August 23, 2019, by and among Clear Channel Outdoor Holdings, Inc., as parent borrower, the grantors from time to time party thereto, Deutsche Bank AG New York Branch, as ABL Agent and as Cash Flow Agent, U.S. Bank National Association, as Notes Collateral Agent, and each additional fixed assets debt agent from time to time party thereto (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K of Clear Channel Outdoor Holdings, Inc. filed on August 23, 2019).

10.5	Clear Channel Outdoor Holdings, Inc. 2005 Stock Incentive Plan, as amended and restated (the “CCOH Stock Incentive Plan”) (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of Clear Channel Outdoor Holdings, Inc. filed on April 30, 2007).

10.6	First Form of Option Agreement under the CCOH Stock Incentive Plan (incorporated by reference to Exhibit 10.2 to the Registration Statement on Form S-8 (File No. 333-130229) of Clear Channel Outdoor Holdings, Inc. filed on December 9, 2005).

10.7	Form of Option Agreement under the CCOH Stock Incentive Plan (approved February 21, 2011) (incorporated by reference to Exhibit 10.33 to the Annual Report on Form 10-K of iHeartMedia, Inc. for the year ended December 31, 2011).

10.8	Form of Restricted Stock Award Agreement under the CCOH Stock Incentive Plan (incorporated by reference to Exhibit 10.3 to the Registration Statement on Form S-8 (File No. 333-130229) of Clear Channel Outdoor Holdings, Inc. filed on December 9, 2005).

10.9	Form of Restricted Stock Unit Award Agreement under the CCOH Stock Incentive Plan (incorporated by reference to Exhibit 10.16 to the Annual Report on Form 10-K of Clear Channel Outdoor Holdings, Inc. for the year ended December 31, 2010).

Exhibit Number	Description

10.10	Clear Channel Outdoor Holdings, Inc. 2012 Stock Incentive Plan (the “CCOH 2012 Stock Incentive Plan”) (incorporated by reference to Exhibit 99.1 to the Registration Statement on Form S-8 (File No. 333-181514) of Clear Channel Outdoor Holdings, Inc. filed on May 18, 2012).

10.11	Form of Option Agreement under the CCOH 2012 Stock Incentive Plan (incorporated by reference to Exhibit 10.25 to the Annual Report on Form 10-K of Clear Channel Outdoor Holdings, Inc. for the year ended December 31, 2015).

10.12	Form of Restricted Stock Award Agreement under the CCOH 2012 Stock Incentive Plan (incorporated by reference to Exhibit 10.26 to the Annual Report on Form 10-K of Clear Channel Outdoor Holdings, Inc. for the year ended December 31, 2015).

10.13	Form of Restricted Stock Unit Award Agreement under the CCOH 2012 Stock Incentive Plan (incorporated by reference to Exhibit 10.27 to the Annual Report on Form 10-K of Clear Channel Outdoor Holdings, Inc. for the year ended December 31, 2015).

10.14	Clear Channel Outdoor Holdings, Inc. Amended and Restated 2006 Annual Incentive Plan (incorporated by reference to Appendix B to the Definitive Proxy Statement on Schedule 14A of Clear Channel Outdoor Holdings, Inc. for its 2012 Annual Meeting of Stockholders filed on April 9, 2012).

10.15	Relocation Policy – Chief Executive Officer and Direct Reports (Guaranteed Purchase Offer) (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Clear Channel Outdoor Holdings, Inc. filed on October 21, 2010).

10.16	Relocation Policy – Chief Executive Officer and Direct Reports (Buyer Value Option) (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of Clear Channel Outdoor Holdings, Inc. filed on October 21, 2010).

10.17	Relocation Policy – Function Head Direct Reports (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K of Clear Channel Outdoor Holdings, Inc. filed on October 21, 2010).

10.18	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.7 to the Registration Statement on Form S-4 (File No. 333-228986) of Clear Channel Holdings, Inc. filed on March 29, 2019).

10.19	Form of Stock Option Agreement under the CCOH Stock Incentive Plan, dated September 17, 2009, between C. William Eccleshare and Clear Channel Outdoor Holdings, Inc. (incorporated by reference to Exhibit 10.34 to the Annual Report on Form 10-K of Clear Channel Outdoor Holdings, Inc. for the year ended December 31, 2010).

10.20	Form of Amended and Restated Stock Option Agreement under the CCOH Stock Incentive Plan, dated as of August 11, 2011, between C. William Eccleshare and Clear Channel Outdoor Holdings, Inc. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Clear Channel Outdoor Holdings, Inc. filed on August 12, 2011).

10.21	Form of Stock Option Agreement under the CCOH Stock Incentive Plan, dated December 13, 2010, between C. William Eccleshare and Clear Channel Outdoor Holdings, Inc. (incorporated by reference to Exhibit 10.35 to the Annual Report on Form 10-K of Clear Channel Outdoor Holdings, Inc. for the year ended December 31, 2010).

10.22	Form of Restricted Stock Unit Agreement under the CCOH Stock Incentive Plan, dated December 20, 2010, between C. William Eccleshare and Clear Channel Outdoor Holdings, Inc. (incorporated by reference to Exhibit 10.36 to the Annual Report on Form 10-K of Clear Channel Outdoor Holdings, Inc. for the year ended December 31, 2010).

Exhibit Number	Description

10.23	Form of Restricted Stock Unit Agreement under the CCOH 2012 Stock Incentive Plan, dated July 26, 2012, between C. William Eccleshare and Clear Channel Outdoor Holdings, Inc. (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K/A of Clear Channel Outdoor Holdings, Inc. filed on July 27, 2012).

10.24	Stock Option Agreement under the Clear Channel Outdoor Holdings, Inc. 2012 Amended and Restated Stock Incentive Plan, by and between C. William Eccleshare and Clear Channel Outdoor Holdings, Inc. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Clear Channel Outdoor Holdings, Inc. filed on June 7, 2019).

10.25	Restricted Stock Unit Award Agreement under the Clear Channel Outdoor Holdings, Inc. 2012 Amended and Restated Stock Incentive Plan, by and between C. William Eccleshare and Clear Channel Outdoor Holdings, Inc. (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of Clear Channel Outdoor Holdings, Inc. filed on June 7, 2019).

10.26	Employment Agreement, effective as of March 3, 2015, between Scott Wells and Clear Channel Outdoor Holdings, Inc. (incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q of Clear Channel Outdoor Holdings, Inc. for the quarter ended March 31, 2015).

10.27	First Amendment to Employment Agreement, dated as of March 26, 2019, between Clear Channel Outdoor Holdings, Inc. and Scott Wells (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Clear Channel Outdoor Holdings, Inc. filed on April 5, 2019).

10.28	Clear Channel Outdoor Holdings, Inc. 2012 Amended and Restated Stock Incentive Plan (incorporated by reference to Appendix B to the definitive proxy statement on Schedule 14A of Clear Channel Outdoor Holdings, Inc. for its 2017 Annual Meeting of Stockholders filed on April 19, 2017).

10.29	Form of Restricted Stock Unit Award Agreement (Cliff Vesting) under the Clear Channel Outdoor Holdings, Inc. 2012 Amended and Restated Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Clear Channel Outdoor Holdings, Inc. filed on July 5, 2017).

10.30	Form of Restricted Stock Award Agreement (Cliff Vesting) under the Clear Channel Outdoor Holdings, Inc. 2012 Amended and Restated Stock Incentive Plan (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of Clear Channel Outdoor Holdings, Inc. filed on July 5, 2017).

10.31	Clear Channel Outdoor Holdings, Inc. 2015 Executive Incentive Plan (incorporated by reference to Appendix A to the definitive proxy statement on Schedule 14A of Clear Channel Outdoor Holdings, Inc. for its 2015 Annual Meeting of Stockholders filed on March 31, 2015)

10.32	Clear Channel Outdoor Holdings, Inc. 2015 Supplemental Incentive Plan (incorporated by reference to Appendix B to the definitive proxy statement on Schedule 14A of Clear Channel Outdoor Holdings, Inc. for its 2015 Annual Meeting of Stockholders filed on March 31, 2015)

10.33	Settlement and Separation Agreement dated March 27, 2019, by and between Clear Channel Holdings, Inc., Clear Channel Outdoor Holdings, Inc., iHeartCommunications, Inc. and iHeartMedia, Inc. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Clear Channel Outdoor Holdings, Inc. filed on March 28, 2019).

10.34	Transition Services Agreement, dated as of May 1, 2019, by and among iHeartMedia, Inc., iHeartMedia Management Services, Inc., iHeartCommunications, Inc. and Clear Channel Outdoor Holdings, Inc. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Clear Channel Outdoor Holdings, Inc. filed on May 2, 2019).

Exhibit Number	Description

10.35	Tax Matters Agreement, dated as of May 1, 2019, by and among iHeartMedia, Inc., iHeartCommunications, Inc., iHeart Operations, Inc., Clear Channel Outdoor Holdings, Inc., Clear Channel Outdoor Holdings, Inc. (formerly known as Clear Channel Holdings, Inc.) and Clear Channel Outdoor, LLC (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of Clear Channel Outdoor Holdings, Inc. filed on May 2, 2019).

10.36	Series A Investors Rights Agreement, dated as of May 1, 2019, by and among Clear Channel Outdoor Holdings, Inc., Clear Channel Worldwide Holdings, Inc. and the purchaser listed therein (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K of Clear Channel Outdoor Holdings, Inc. filed on May 2, 2019).

10.37	Employment Agreement, dated as of March 4, 2019, between Clear Channel Outdoor Holdings, Inc. and Christopher William Eccleshare (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Clear Channel Outdoor Holdings, Inc. filed on March 7, 2019).

10.38	Employment Agreement, dated as of May 1, 2019, by and between Clear Channel Outdoor Holdings, Inc. and Brian D. Coleman (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K of Clear Channel Outdoor Holdings, Inc. filed on May 2, 2019).

10.39	Employment Agreement, dated as of May 1, 2019, by and between Clear Channel Outdoor Holdings, Inc. and Jason A. Dilger (incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K of Clear Channel Outdoor Holdings, Inc. filed on May 2, 2019).

10.40	Employment Agreement, dated as of June 27, 2016, by and between Clear Channel Outdoor Holdings, Inc. and Lynn A. Feldman (incorporated by reference to Exhibit 10.34 to the Annual Report on Form 10-K of Clear Channel Outdoor Holdings, Inc. for the year ended December 31, 2019)

10.41	First Amendment to Employment Agreement, dated as of May 1, 2019, by and between Clear Channel Outdoor Holdings, Inc. and Lynn A. Feldman (incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K of Clear Channel Outdoor Holdings, Inc. filed on May 2, 2019).

10.42	Second Amendment to Employment Agreement, dated as of February 4, 2020, by and between Clear Channel Outdoor Holdings, Inc. and Lynn A. Feldman (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Clear Channel Outdoor Holdings, Inc. filed on February 5, 2020)

10.43	Form of Restricted Stock Unit Award Agreement (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Clear Channel Outdoor Holdings, Inc. filed on October 21, 2019).

10.44	Form of Performance Stock Unit Award Agreement (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of Clear Channel Outdoor Holdings, Inc. filed on October 21, 2019).

10.45	Amendment, dated as of April 24, 2019, to the Settlement and Separation Agreement, dated as of March 27, 2019, by and among Clear Channel Holdings, Inc., Clear Channel Outdoor Holdings, Inc., iHeartCommunications, Inc. and iHeartMedia, Inc. (incorporated by reference to Exhibit 10.4 to the Quarterly Report on Form 10-Q of Clear Channel Outdoor Holdings, Inc. for the quarterly period ended March 31, 2019)

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Kirkland & Ellis LLP (contained in Exhibit 5.1).

23.3*	Consent of Holland & Knight LLP (contained in Exhibit 5.2).

23.4*	Consent of Reed Smith LLP (contained in Exhibit 5.3).

23.5*	Consent of Snell & Wilmer LLP (contained in Exhibit 5.4).

24.1*	Powers of Attorney (included on the signature page hereto).

Exhibit Number	Description

25.1*	Statement of Eligibility on Form T-1 of U.S. Bank National Association to act as trustee under the Indenture.

99.1*	Form of Letter of Transmittal.

*	Filed herewith.
**	Exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K and will be furnished on a supplemental basis to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on February 28, 2020.

CLEAR CHANNEL WORLDWIDE HOLDINGS, INC.

By:	/s/ Brian D. Coleman
Brian D. Coleman
Chief Financial Officer, Treasurer and Assistant Secretary

POWER OF ATTORNEY

Each of the undersigned directors of the registrant does hereby make, constitute and appoint Brian D. Coleman and Lynn A. Feldman, and each of them, either of whom may act without the joinder of the other, the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution, for the undersigned and in the undersigned’s name, place and stead, to sign on his or her behalf, individually and in the capacities stated below, a Registration Statement or Registration Statements on Form S-4 or other applicable form, and all amendments, including post-effective amendments, thereto, with all exhibits thereto and other supporting documents, to be filed by the registrant with the U. S. Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of debt securities of the registrant that may be offered by the registrant granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacity and on the dates indicated:

Signature	Title	Date

/s/ Brian D. Coleman Brian D. Coleman	Chief Financial Officer, Treasurer and Assistant Secretary (principal executive officer, principal financial officer and principal accounting officer) and Director	February 28, 2020

/s/ Lynn A. Feldman Lynn A. Feldman	Director	February 28, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on February 28, 2020.

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

By:	/s/ Brian D. Coleman
Brian D. Coleman
Chief Financial Officer and Treasurer

POWER OF ATTORNEY

Each of the undersigned directors of the registrant does hereby make, constitute and appoint Brian D. Coleman and Lynn A. Feldman, and each of them, either of whom may act without the joinder of the other, the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution, for the undersigned and in the undersigned’s name, place and stead, to sign on his or her behalf, individually and in the capacities stated below, a Registration Statement or Registration Statements on Form S-4 or other applicable form, and all amendments, including post-effective amendments, thereto, with all exhibits thereto and other supporting documents, to be filed by the registrant with the U. S. Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of debt securities of the registrant that may be offered by the registrant granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacity and on the dates indicated:

Signature	Title	Date

/s/ C. William Eccleshare C. William Eccleshare	Chief Executive Officer (principal executive officer) and Director	February 28, 2020

/s/ Brian D. Coleman Brian D. Coleman	Chief Financial Officer and Treasurer (principal financial officer)	February 28, 2020

/s/ Jason Dilger Jason Dilger	Chief Accounting Officer (principal accounting officer)	February 28, 2020

/s/ John Dionne John Dionne	Director	February 28, 2020

/s/ Lisa Hammitt Lisa Hammitt	Director	February 28, 2020

/s/ Andrew Hobson Andrew Hobson	Director	February 28, 2020

/s/ Thomas C. King Thomas C. King	Director	February 28, 2020

Signature	Title	Date

/s/ Joe Marchese Joe Marchese	Director	February 28, 2020

/s/ W. Benjamin Moreland W. Benjamin Moreland	Director	February 28, 2020

/s/ Mary Teresa Rainey Mary Teresa Rainey	Director	February 28, 2020

/s/ Jinhy Yoon Jinhy Yoon	Director	February 28, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on February 28, 2020.

1567 MEDIA LLC

By:	/s/ Brian D. Coleman
Brian D. Coleman
Chief Financial Officer, Treasurer and Assistant Secretary

POWER OF ATTORNEY

Each of the undersigned directors of the registrant does hereby make, constitute and appoint Brian D. Coleman and Lynn A. Feldman, and each of them, either of whom may act without the joinder of the other, the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution, for the undersigned and in the undersigned’s name, place and stead, to sign on his or her behalf, individually and in the capacities stated below, a Registration Statement or Registration Statements on Form S-4 or other applicable form, and all amendments, including post-effective amendments, thereto, with all exhibits thereto and other supporting documents, to be filed by the registrant with the U. S. Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of debt securities of the registrant that may be offered by the registrant granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacity and on the dates indicated:

Signature	Title	Date

/s/ Brian D. Coleman Brian D. Coleman	Chief Financial Officer, Treasurer and Assistant Secretary (principal executive officer, principal financial officer and principal accounting officer)	February 28, 2020

/s/ Lynn A. Feldman Lynn A. Feldman	Executive Vice President, General Counsel and Secretary of Clear Channel Outdoor, LLC (managing member of 1567 Media LLC)	February 28, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on February 28, 2020.

CCOI HOLDCO III, LLC

By:	/s/ Brian D. Coleman
Brian D. Coleman
Chief Financial Officer, Treasurer and Assistant Secretary

POWER OF ATTORNEY

Each of the undersigned directors of the registrant does hereby make, constitute and appoint Brian D. Coleman and Lynn A. Feldman, and each of them, either of whom may act without the joinder of the other, the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution, for the undersigned and in the undersigned’s name, place and stead, to sign on his or her behalf, individually and in the capacities stated below, a Registration Statement or Registration Statements on Form S-4 or other applicable form, and all amendments, including post-effective amendments, thereto, with all exhibits thereto and other supporting documents, to be filed by the registrant with the U. S. Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of debt securities of the registrant that may be offered by the registrant granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacity and on the dates indicated:

Signature	Title	Date

/s/ Brian D. Coleman Brian D. Coleman	Chief Financial Officer, Treasurer and Assistant Secretary (principal executive officer, principal financial officer and principal accounting officer)	February 28, 2020

/s/ Lynn A. Feldman Lynn A. Feldman	Executive Vice President, General Counsel and Secretary of Clear Channel Outdoor, LLC (managing member of CCOI Holdco III, LLC)	February 28, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on February 28, 2020.

CCOI HOLDCO PARENT I, LLC

By:	/s/ Brian D. Coleman
Brian D. Coleman
Chief Financial Officer, Treasurer and Assistant Secretary

POWER OF ATTORNEY

Each of the undersigned directors of the registrant does hereby make, constitute and appoint Brian D. Coleman and Lynn A. Feldman, and each of them, either of whom may act without the joinder of the other, the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution, for the undersigned and in the undersigned’s name, place and stead, to sign on his or her behalf, individually and in the capacities stated below, a Registration Statement or Registration Statements on Form S-4 or other applicable form, and all amendments, including post-effective amendments, thereto, with all exhibits thereto and other supporting documents, to be filed by the registrant with the U. S. Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of debt securities of the registrant that may be offered by the registrant granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacity and on the dates indicated:

Signature	Title	Date

/s/ Brian D. Coleman Brian D. Coleman	Chief Financial Officer, Treasurer and Assistant Secretary (principal executive officer, principal financial officer and principal accounting officer)	February 28, 2020

/s/ Lynn A. Feldman Lynn A. Feldman	Executive Vice President, General Counsel and Secretary of Clear Channel Outdoor, LLC (managing member of CCOI Holdco Parent I, LLC)	February 28, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on February 28, 2020.

CCOI HOLDCO PARENT II, LLC

By:	/s/ Brian D. Coleman
Brian D. Coleman
Chief Financial Officer, Treasurer and Assistant Secretary

POWER OF ATTORNEY

Each of the undersigned directors of the registrant does hereby make, constitute and appoint Brian D. Coleman and Lynn A. Feldman, and each of them, either of whom may act without the joinder of the other, the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution, for the undersigned and in the undersigned’s name, place and stead, to sign on his or her behalf, individually and in the capacities stated below, a Registration Statement or Registration Statements on Form S-4 or other applicable form, and all amendments, including post-effective amendments, thereto, with all exhibits thereto and other supporting documents, to be filed by the registrant with the U. S. Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of debt securities of the registrant that may be offered by the registrant granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacity and on the dates indicated:

Signature	Title	Date

/s/ Brian D. Coleman Brian D. Coleman	Chief Financial Officer, Treasurer and Assistant Secretary (principal executive officer, principal financial officer and principal accounting officer)	February 28, 2020

/s/ Lynn A. Feldman Lynn A. Feldman	Executive Vice President, General Counsel and Secretary of Clear Channel Outdoor, LLC (managing member of CCOI Holdco Parent II, LLC)	February 28, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on February 28, 2020.

CLEAR CHANNEL ADSHEL, INC.

By:	/s/ Brian D. Coleman
Brian D. Coleman
Chief Financial Officer, Treasurer and Assistant Secretary

POWER OF ATTORNEY

Each of the undersigned directors of the registrant does hereby make, constitute and appoint Brian D. Coleman and Lynn A. Feldman, and each of them, either of whom may act without the joinder of the other, the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution, for the undersigned and in the undersigned’s name, place and stead, to sign on his or her behalf, individually and in the capacities stated below, a Registration Statement or Registration Statements on Form S-4 or other applicable form, and all amendments, including post-effective amendments, thereto, with all exhibits thereto and other supporting documents, to be filed by the registrant with the U. S. Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of debt securities of the registrant that may be offered by the registrant granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacity and on the dates indicated:

Signature	Title	Date

/s/ Brian D. Coleman Brian D. Coleman	Chief Financial Officer, Treasurer and Assistant Secretary (principal executive officer, principal financial officer and principal accounting officer) and Director	February 28, 2020

/s/ Lynn A. Feldman Lynn A. Feldman	Director	February 28, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on February 28, 2020.

CLEAR CHANNEL ELECTRICAL SERVICES, LLC

By:	/s/ Brian D. Coleman
Brian D. Coleman
Chief Financial Officer, Treasurer and Assistant Secretary

POWER OF ATTORNEY

Each of the undersigned directors of the registrant does hereby make, constitute and appoint Brian D. Coleman and Lynn A. Feldman, and each of them, either of whom may act without the joinder of the other, the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution, for the undersigned and in the undersigned’s name, place and stead, to sign on his or her behalf, individually and in the capacities stated below, a Registration Statement or Registration Statements on Form S-4 or other applicable form, and all amendments, including post-effective amendments, thereto, with all exhibits thereto and other supporting documents, to be filed by the registrant with the U. S. Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of debt securities of the registrant that may be offered by the registrant granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacity and on the dates indicated:

Signature	Title	Date

/s/ Brian D. Coleman Brian D. Coleman	Chief Financial Officer, Treasurer and Assistant Secretary (principal executive officer, principal financial officer and principal accounting officer) and Manager	February 28, 2020

/s/ Lynn A. Feldman Lynn A. Feldman	Manager	February 28, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on February 28, 2020.

CLEAR CHANNEL IP, LLC

By:	/s/ Brian D. Coleman
Brian D. Coleman
Chief Financial Officer, Treasurer and Assistant Secretary

POWER OF ATTORNEY

Each of the undersigned directors of the registrant does hereby make, constitute and appoint Brian D. Coleman and Lynn A. Feldman, and each of them, either of whom may act without the joinder of the other, the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution, for the undersigned and in the undersigned’s name, place and stead, to sign on his or her behalf, individually and in the capacities stated below, a Registration Statement or Registration Statements on Form S-4 or other applicable form, and all amendments, including post-effective amendments, thereto, with all exhibits thereto and other supporting documents, to be filed by the registrant with the U. S. Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of debt securities of the registrant that may be offered by the registrant granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacity and on the dates indicated:

Signature	Title	Date

/s/ Brian D. Coleman Brian D. Coleman	Chief Financial Officer, Treasurer and Assistant Secretary (principal executive officer, principal financial officer and principal accounting officer) and Manager	February 28, 2020

/s/ Lynn A. Feldman Lynn A. Feldman	Manager	February 28, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on February 28, 2020.

CLEAR CHANNEL METRA, LLC

By:	/s/ Brian D. Coleman
Brian D. Coleman
Chief Financial Officer, Treasurer and Assistant Secretary

POWER OF ATTORNEY

Each of the undersigned directors of the registrant does hereby make, constitute and appoint Brian D. Coleman and Lynn A. Feldman, and each of them, either of whom may act without the joinder of the other, the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution, for the undersigned and in the undersigned’s name, place and stead, to sign on his or her behalf, individually and in the capacities stated below, a Registration Statement or Registration Statements on Form S-4 or other applicable form, and all amendments, including post-effective amendments, thereto, with all exhibits thereto and other supporting documents, to be filed by the registrant with the U. S. Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of debt securities of the registrant that may be offered by the registrant granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacity and on the dates indicated:

Signature	Title	Date

/s/ Brian D. Coleman Brian D. Coleman	Chief Financial Officer, Treasurer and Assistant Secretary (principal executive officer, principal financial officer and principal accounting officer)	February 28, 2020

/s/ Lynn A. Feldman Lynn A. Feldman	Executive Vice President, General Counsel and Secretary of Clear Channel Outdoor, LLC (managing member of Clear Channel Metra, LLC)	February 28, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on February 28, 2020.

CLEAR CHANNEL OUTDOOR HOLDINGS COMPANY CANADA

By:	/s/ Brian D. Coleman
Brian D. Coleman
Chief Financial Officer, Treasurer and Assistant Secretary

POWER OF ATTORNEY

Each of the undersigned directors of the registrant does hereby make, constitute and appoint Brian D. Coleman and Lynn A. Feldman, and each of them, either of whom may act without the joinder of the other, the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution, for the undersigned and in the undersigned’s name, place and stead, to sign on his or her behalf, individually and in the capacities stated below, a Registration Statement or Registration Statements on Form S-4 or other applicable form, and all amendments, including post-effective amendments, thereto, with all exhibits thereto and other supporting documents, to be filed by the registrant with the U. S. Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of debt securities of the registrant that may be offered by the registrant granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacity and on the dates indicated:

Signature	Title	Date

/s/ Brian D. Coleman Brian D. Coleman	Chief Financial Officer, Treasurer and Assistant Secretary (principal executive officer, principal financial officer and principal accounting officer) and Director	February 28, 2020

/s/ Lynn A. Feldman Lynn A. Feldman	Director	February 28, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on February 28, 2020.

CLEAR CHANNEL OUTDOOR, LLC

By:	/s/ Brian D. Coleman
Brian D. Coleman
Chief Financial Officer, Treasurer and Assistant Secretary

POWER OF ATTORNEY

Each of the undersigned directors of the registrant does hereby make, constitute and appoint Brian D. Coleman and Lynn A. Feldman, and each of them, either of whom may act without the joinder of the other, the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution, for the undersigned and in the undersigned’s name, place and stead, to sign on his or her behalf, individually and in the capacities stated below, a Registration Statement or Registration Statements on Form S-4 or other applicable form, and all amendments, including post-effective amendments, thereto, with all exhibits thereto and other supporting documents, to be filed by the registrant with the U. S. Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of debt securities of the registrant that may be offered by the registrant granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacity and on the dates indicated:

Signature	Title	Date

/s/ Brian D. Coleman Brian D. Coleman	Chief Financial Officer, Treasurer and Assistant Secretary (principal executive officer, principal financial officer and principal accounting officer) and Manager	February 28, 2020

/s/ Lynn A. Feldman Lynn A. Feldman	Manager	February 28, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on February 28, 2020.

CLEAR CHANNEL SPECTACOLOR, LLC

By:	/s/ Brian D. Coleman
Brian D. Coleman
Chief Financial Officer, Treasurer and Assistant Secretary

POWER OF ATTORNEY

Each of the undersigned directors of the registrant does hereby make, constitute and appoint Brian D. Coleman and Lynn A. Feldman, and each of them, either of whom may act without the joinder of the other, the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution, for the undersigned and in the undersigned’s name, place and stead, to sign on his or her behalf, individually and in the capacities stated below, a Registration Statement or Registration Statements on Form S-4 or other applicable form, and all amendments, including post-effective amendments, thereto, with all exhibits thereto and other supporting documents, to be filed by the registrant with the U. S. Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of debt securities of the registrant that may be offered by the registrant granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacity and on the dates indicated:

Signature	Title	Date

/s/ Brian D. Coleman Brian D. Coleman	Chief Financial Officer, Treasurer and Assistant Secretary (principal executive officer, principal financial officer and principal accounting officer)	February 28, 2020

/s/ Lynn A. Feldman Lynn A. Feldman	Executive Vice President, General Counsel and Secretary of 1567 Media LLC (managing member of Clear Channel Spectacolor, LLC)	February 28, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on February 28, 2020.

EXCEPTIONAL OUTDOOR, INC.

By:	/s/ Brian D. Coleman
Brian D. Coleman
Chief Financial Officer, Treasurer and Assistant Secretary

POWER OF ATTORNEY

Each of the undersigned directors of the registrant does hereby make, constitute and appoint Brian D. Coleman and Lynn A. Feldman, and each of them, either of whom may act without the joinder of the other, the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution, for the undersigned and in the undersigned’s name, place and stead, to sign on his or her behalf, individually and in the capacities stated below, a Registration Statement or Registration Statements on Form S-4 or other applicable form, and all amendments, including post-effective amendments, thereto, with all exhibits thereto and other supporting documents, to be filed by the registrant with the U. S. Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of debt securities of the registrant that may be offered by the registrant granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacity and on the dates indicated:

Signature	Title	Date

/s/ Brian D. Coleman Brian D. Coleman	Chief Financial Officer, Treasurer and Assistant Secretary (principal executive officer, principal financial officer and principal accounting officer) and Director	February 28, 2020

/s/ Lynn A. Feldman Lynn A. Feldman	Director	February 28, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on February 28, 2020.

GET OUTDOORS FLORIDA, LLC

By:	/s/ Brian D. Coleman
Brian D. Coleman
Chief Financial Officer, Treasurer and Assistant Secretary

POWER OF ATTORNEY

Each of the undersigned directors of the registrant does hereby make, constitute and appoint Brian D. Coleman and Lynn A. Feldman, and each of them, either of whom may act without the joinder of the other, the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution, for the undersigned and in the undersigned’s name, place and stead, to sign on his or her behalf, individually and in the capacities stated below, a Registration Statement or Registration Statements on Form S-4 or other applicable form, and all amendments, including post-effective amendments, thereto, with all exhibits thereto and other supporting documents, to be filed by the registrant with the U. S. Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of debt securities of the registrant that may be offered by the registrant granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacity and on the dates indicated:

Signature	Title	Date

/s/ Brian D. Coleman Brian D. Coleman	Chief Financial Officer, Treasurer and Assistant Secretary (principal executive officer, principal financial officer and principal accounting officer) and Manager	February 28, 2020

/s/ Lynn A. Feldman Lynn A. Feldman	Manager	February 28, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on February 28, 2020.

IN-TER-SPACE SERVICES, INC.

By:	/s/ Brian D. Coleman
Brian D. Coleman
Chief Financial Officer, Treasurer and Assistant Secretary

POWER OF ATTORNEY

Each of the undersigned directors of the registrant does hereby make, constitute and appoint Brian D. Coleman and Lynn A. Feldman, and each of them, either of whom may act without the joinder of the other, the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution, for the undersigned and in the undersigned’s name, place and stead, to sign on his or her behalf, individually and in the capacities stated below, a Registration Statement or Registration Statements on Form S-4 or other applicable form, and all amendments, including post-effective amendments, thereto, with all exhibits thereto and other supporting documents, to be filed by the registrant with the U. S. Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of debt securities of the registrant that may be offered by the registrant granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacity and on the dates indicated:

Signature	Title	Date

/s/ Brian D. Coleman Brian D. Coleman	Chief Financial Officer, Treasurer and Assistant Secretary (principal executive officer, principal financial officer and principal accounting officer) and Director	February 28, 2020

/s/ Lynn A. Feldman Lynn A. Feldman	Director	February 28, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on February 28, 2020.

OUTDOOR MANAGEMENT SERVICES, INC.

By:	/s/ Brian D. Coleman
Brian D. Coleman
Chief Financial Officer, Treasurer and Assistant Secretary

POWER OF ATTORNEY

Each of the undersigned directors of the registrant does hereby make, constitute and appoint Brian D. Coleman and Lynn A. Feldman, and each of them, either of whom may act without the joinder of the other, the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution, for the undersigned and in the undersigned’s name, place and stead, to sign on his or her behalf, individually and in the capacities stated below, a Registration Statement or Registration Statements on Form S-4 or other applicable form, and all amendments, including post-effective amendments, thereto, with all exhibits thereto and other supporting documents, to be filed by the registrant with the U. S. Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of debt securities of the registrant that may be offered by the registrant granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacity and on the dates indicated:

Signature	Title	Date

/s/ Brian D. Coleman Brian D. Coleman	Chief Financial Officer, Treasurer and Assistant Secretary (principal executive officer, principal financial officer and principal accounting officer) and Director	February 28, 2020

/s/ Lynn A. Feldman Lynn A. Feldman	Director	February 28, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on February 28, 2020.

UNIVERSAL OUTDOOR, INC.

By:	/s/ Brian D. Coleman
Brian D. Coleman
Chief Financial Officer, Treasurer and Assistant Secretary

POWER OF ATTORNEY

Each of the undersigned directors of the registrant does hereby make, constitute and appoint Brian D. Coleman and Lynn A. Feldman, and each of them, either of whom may act without the joinder of the other, the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution, for the undersigned and in the undersigned’s name, place and stead, to sign on his or her behalf, individually and in the capacities stated below, a Registration Statement or Registration Statements on Form S-4 or other applicable form, and all amendments, including post-effective amendments, thereto, with all exhibits thereto and other supporting documents, to be filed by the registrant with the U. S. Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of debt securities of the registrant that may be offered by the registrant granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacity and on the dates indicated:

Signature	Title	Date

/s/ Brian D. Coleman Brian D. Coleman	Chief Financial Officer, Treasurer and Assistant Secretary (principal executive officer, principal financial officer and principal accounting officer) and Director	February 28, 2020

/s/ Lynn A. Feldman Lynn A. Feldman	Director	February 28, 2020